As filed with the Securities and Exchange Commission on June 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

PETRA REAL ESTATE OPPORTUNITY TRUST

(Exact Name of Registrant as Specified in its Governing Instruments)

1370 Avenue of the Americas, 23rd Floor
New York, NY 10019
(212) 812-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Petra Real Estate Opportunity Trust
1370 Avenue of the Americas, 23rd Floor
New York, NY 10019
(212) 812-6170
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Edward F. Petrosky J. Gerard Cummins Sidley Austin llp 787 Seventh Avenue New York, NY 10019 (212) 839-5300	Andrew S. Epstein Jason D. Myers Clifford Chance US LLP 31 West 52nd Street New York, NY 10019-6131 (212) 878-8000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer             Accelerated filer             Non-accelerated filer             Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Shares of Beneficial Interest, $0.01 par value per share	$200,000,000	$7,860

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 4, 2008

PROSPECTUS

Petra Real Estate Opportunity Trust

Common Shares

We are a newly organized, internally managed commercial real estate finance company formed to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Our management team is led by Andrew Stone, our chairman, chief executive officer and president, who has over 25 years of experience investing in our targeted assets under a variety of market conditions.

This is our initial public offering. We are offering            of our common shares of beneficial interest, $0.01 par value per share, or common shares.

We currently expect the initial public offering price of our common shares to be between $                 and $                 per share. Prior to this offering, there has been no public market for our common shares. We intend to apply to have our common shares listed on the New York Stock Exchange, or NYSE, under the symbol ‘‘                 .’’

On June 4, 2008, we commenced a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, or the Securities Act, with regard to the proposed offering of $250 million of our common shares. This offering is not conditioned upon the completion of such private offering.

We are organized as a Maryland real estate investment trust and intend to elect and qualify to be taxed as a real estate investment trust, or a REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. Ownership of our outstanding common shares by any person is limited to 9.8%, subject to certain exceptions.

Investing in our common shares involves significant risks. You should read the section entitled ‘‘Risk Factors’’ beginning on page 17 for a discussion of certain risks that you should consider before investing in our common shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. See ‘‘Underwriting.’’
(2)	We estimate that our offering expenses, exclusive of underwriting discounts and commissions, will be approximately $ million.

We have granted the underwriters an option to purchase up to an additional             of our common shares at the offering price less the amount of the underwriting discounts and commissions, within 30 days after the date of this prospectus to cover over-allotments, if any.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the common shares sold in this offering to be delivered in book-entry only form through the facilities of The Depository Trust Company, or DTC, on or about            , 2008.

Friedman Billings Ramsey

The date of this prospectus is            , 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘potential,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘seek,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘approximately,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘project,’’ ‘‘predict,’’ ‘‘continue’’ or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, cash flows, liquidity, results of operations and prospects include, but are not limited to:

•	the factors referenced in this prospectus, including those set forth under the section captioned ‘‘Risk Factors;’’

•	expectations regarding the timing of generating any revenues;

•	changes in our investment objective or investment or operational strategy;

•	changes in our industry, interest rates and spreads, the debt or equity markets, the general economy or the commercial finance and real estate markets specifically, whether the result of market events or otherwise;

•	the availability of attractive risk-adjusted investment opportunities in commercial mortgage loans and other real estate-related assets that satisfy our investment objective and investment strategy;

•	the degree and nature of our competition;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	potential conflicts of interest with Petra Capital Management LLC, or Petra Capital Management, and its affiliated entities and individuals, including members of our senior management team;

•	changes in personnel and lack of availability of qualified personnel;

•	our ability to match the interest rates and maturities of our assets with our financing;

•	the timing of cash flows, if any, from our investments;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	the performance, financial condition and liquidity of borrowers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgage and other loans underlying our commercial mortgage-backed securities, or CMBS, asset-backed securities, or ABS, and other investments;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

i

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus. The matters summarized under ‘‘Risk Factors’’ and elsewhere in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, we are under no duty to update any of our forward-looking statements after the date of this prospectus to conform these statements to actual results and performance.

ii

SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information you should consider before making an investment decision to purchase our common shares. You should read carefully the following summary together with more detailed information regarding us and this offering, including under the caption ‘‘Risk Factors,’’ appearing elsewhere in this prospectus. Unless the context otherwise requires or indicates, references in this prospectus to ‘‘we,’’ ‘‘our company,’’ ‘‘our’’ and ‘‘us’’ refer to Petra Real Estate Opportunity Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, references to ‘‘our operating partnership’’ refer to Petra Real Estate Opportunity OP, L.P., the subsidiary through which we will conduct our business, references to ‘‘Petra Capital Management’’ refer to Petra Capital Management LLC, references to ‘‘Petra’’ refer collectively to Petra Capital Management and its affiliated entities and individuals (excluding our company) and references to ‘‘common shares’’ refer to the common shares of beneficial interest, $0.01 par value per share, in Petra Real Estate Opportunity Trust. Prior to our Rule 144A and Regulation S offerings (as defined below), an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share, which we refer to in this prospectus as the ‘‘prior offering.’’ On June 4, 2008, we commenced a private offering pursuant to Rule 144A and Regulation S under the Securities Act with regard to the proposed offering of $250 million of our common shares, which we refer to in this prospectus as ‘‘our Rule 144A and Regulation S offerings’’ and, together with the prior offering, ‘‘our private offerings.’’ This offering is not conditioned upon the completion of our private offerings. Unless otherwise indicated, the information contained in this prospectus assumes (i) that the common shares to be sold in this offering are to be sold at $                 per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and (ii) that the underwriters’ option to purchase additional common shares is not exercised.

Our Company

We are a newly organized, internally managed commercial real estate finance company formed to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Our management team is led by Andrew Stone, our chairman, chief executive officer and president, who has over 25 years of experience investing in our targeted assets under a variety of market conditions. Mr. Stone and our next three most senior executive officers also own and control Petra Capital Management, which had assets under management of approximately $3.7 billion on which it earned management fees as of March 31, 2008.

We intend to accomplish our investment strategy by constructing a diverse portfolio of commercial mortgage loans and other real estate-related assets, which may include:

•	Large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing;

•	Secured loans to REITs and other real estate-related entities under distress;

•	Sub- and non-performing commercial mortgage loans; and

•	Self-originated commercial mortgage loans and other real estate-related assets.

Our senior management team has historically utilized a fundamental value-based ‘‘bottom-up’’ approach to analyzing commercial mortgage loan acquisition and origination opportunities. We refer to this as a ‘‘bottom-up’’ approach because, in addition to the traditional desktop underwriting, analysis and modeling methods utilized by many investment banks, hedge funds and asset managers, we will conduct detailed physical inspections of properties to confirm in-place rents, cash flows, tenant occupancy levels, market comparables and capital expenditure projections. We believe that this investment approach will provide us with a competitive advantage to analyze, acquire and originate attractive commercial mortgage loans and other real estate-related assets.

Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We expect to make investment and portfolio allocation decisions based on various factors, including expected cash yield, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentrations, liquidity, available capital and availability and cost of financing.

We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and collateralized debt obligations, or CDOs, and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements.

We plan to take a long term view towards managing our assets and liabilities and, accordingly, believe that our reported earnings and asset values at the end of any particular financial reporting period, which may vary significantly from quarter to quarter, will not significantly influence our strategy of maximizing cash distributions to our shareholders over time.

Our Management

Our senior management team has an average of over 25 years of experience in commercial mortgage acquisition, origination, structuring, underwriting, financing and portfolio management. Our senior management team includes Andrew Stone, our chairman, chief executive officer and president, Lawrence Shelley, our co-chief operating officer, executive vice president and treasurer, Kenneth Kornblau, our co-chief operating officer, executive vice president, secretary and chief compliance officer, and Joseph Iacono, our chief investment officer and executive vice president. Through our employment arrangements and the shared facilities and services agreement described below, upon the closing of our private offerings, we will have access to the experienced multi-disciplinary team of 20 professionals of Petra, including 10 involved directly in the underwriting process.

Over the past two decades, the members of our senior management team, led by Mr. Stone, have held leadership positions at prominent financial institutions, including Salomon Brothers, Prudential Securities, Daiwa Securities America and Credit Suisse, and have built and managed real estate finance businesses under various market conditions, including the savings and loan crisis of the late 1980s and early 1990s and the related sale of assets through the Resolution Trust Corporation, or the RTC, and the Russian financial crisis in the late 1990s. We believe that the experience of our senior management team will provide us with valuable insights, leadership and vision. Additionally, they have been at the forefront of innovating emerging products ranging from structuring and trading collateralized mortgage obligations, or CMOs, to offering CMBS at the outset of the market for those securities and offering various types of commercial real estate CDOs, including one comprised of high yield assets.

The following highlights certain experiences and the evolution of our senior management team:

Salomon Brothers.    From 1981 through 1987, Mr. Stone was one of the senior traders responsible for the day-to-day management of the mortgage-backed security, or MBS, trading group, which was headed by Lewis Ranieri. Mr. Stone and his team were responsible for structuring and trading new real estate finance products that Salomon Brothers was bringing to the market. These products included, among others, CMOs, strips, ABS, multifamily mortgages and manufactured housing financing. Mr. Shelley was in charge of the MBS sales team for the New York office and was actively involved in creating and marketing these products. Mr. Kornblau was an outside counsel responsible for working with Mr. Stone on these new structures.

Prudential Securities.    Mr. Stone joined Prudential Securities in 1987 and was responsible for investment banking, sales, trading and research for MBS and ABS until 1990. During his tenure, the firm became one of the leaders in new issue origination of these products and created a sophisticated framework for the rigorous analysis and valuation of the most complex assets. This analytical approach was designed to allow the firm to discern, and then retain, portions of transactions that were mispriced.

Daiwa Securities America.    Messrs. Stone and Shelley founded the securitized products and real estate group at Daiwa Securities America in 1990, were later joined by Mr. Iacono, who was actively involved in the underwriting, acquisition and structuring of assets, and grew the business until they departed in 1994. Mr. Kornblau was the outside counsel who helped create the group and structure its new products and transactions.

Credit Suisse.    In 1995, Mr. Stone formed the Principal Transactions Group, or the PTG, which was Credit Suisse’s global real estate business. The PTG also functioned as a proprietary investment vehicle within Credit Suisse to invest in mortgage- and asset-backed and other real estate-related debt and equity. Messrs. Shelley, Kornblau and Iacono joined Mr. Stone at Credit Suisse and were key executives in establishing and growing the business.

Certain members of our senior management team began working together again in 2003. Petra Capital Management was formed in 2004 to capitalize on the experience of the members of our senior management team. As noted above, our senior management team has historically utilized a fundamental value-based ‘‘bottom-up’’ approach focusing on the real estate underlying a potential investment, in addition to traditional desktop underwriting, analysis and modeling methods.

In February 2006, Petra Capital Management became a registered investment adviser as it established a hedge fund (which is currently comprised of both an onshore and an offshore fund), or the Petra Fund, to pursue the creation of a diversified portfolio of commercial real estate finance investments. The Petra Fund has originated or acquired over $2 billion of these investments since its inception. As of March 31, 2008, Petra had assets under management of approximately $3.7 billion on which it earned management fees, with the Petra Fund having commercial real estate finance investments of approximately $1.6 billion and approximately $418 million of equity. As of March 31, 2008, the Petra Fund had generated cumulative net returns since inception of approximately 23%. The Petra Fund has different investment objectives and policies than we do, as well as an existing portfolio, and there can be no assurance that its historical returns will be indicative of our future performance.

Upon the closing of our private offerings, each member of our senior management team will enter into an employment and noncompetition agreement with us. Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. In addition, each member of our senior management team will continue in his current capacity with Petra Capital Management. Petra Capital Management will provide certain facilities and services to us under a shared facilities and services agreement, or the shared facilities and services agreement, which will have an initial term of two years. In the first year of the initial term, we will reimburse Petra Capital Management for its costs under the shared facilities and services agreement (including an allocation of the expenses of Petra relating to employees providing services under such agreement), which may not exceed $1.7 million. The amount payable to Petra Capital Management in the second year of the initial term may be adjusted to the fair market value of providing such facilities and services, subject to the approval of our independent trustees.

Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters. In addition, prior to our private offerings, we granted an aggregate of 765,000 of our restricted common shares to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 which amounts are subject to adjustment as described herein.

Current Market Opportunities

We believe that the current conditions in the credit markets have created investment opportunities of a magnitude that arise infrequently in the financial markets. When there are market disruptions in asset classes that are financed through secured borrowings, market participants often sell more liquid assets initially so that they can satisfy margin requirements relating to their other less liquid holdings, which leads to investment opportunities in the assets being sold. In addition, investment opportunities arise as lenders become overly cautious in relation to lending to healthy asset classes. As a result, values become mispriced. This illiquidity is the primary driver of our current market opportunities.

Concerns that began with the deterioration of the credit quality of sub-prime residential loans and other factors have resulted in an illiquidity contagion that has impacted the values of commercial mortgage loans and other real estate-related assets despite, in our view, the lack of a deterioration in the fundamentals of such loans and assets. Similar to past market disruptions, such as the stock market crash of 1987, the savings and loan crisis of the late 1980s and early 1990s and the related sale of assets through the RTC, the implosion of the emerging markets and the ensuing credit crunch of the late 1990s and the terrorist attacks on September 11, 2001, we believe that current market conditions present an opportunity to invest a significant amount of capital in commercial mortgage loans and other real-estate related assets with the potential for attractive risk-adjusted returns over a relatively limited time period.

We have identified the following areas of focus where we believe attractive investment opportunities currently exist. However, we have not entered into any agreements or commitments in respect of any particular investment opportunity.

•	Large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing. We believe that many owners of financial assets are anxious to reduce their balance sheet exposure to illiquid, difficult-to-value commercial real estate assets through attractively priced portfolio sales with seller-provided financing for the life of the asset. Under current market conditions, many large originators and owners of commercial real estate debt have substantial portfolios of commercial mortgage loans and CMBS that are not credit impaired, but, rather, have experienced significant decreases in carrying values as a result of the widened spreads on similar assets in today’s environment. This has resulted in difficulties in financing or re-financing these assets under the current credit-constrained conditions and/or pressure to reduce holdings of these assets over a relatively short period of time due to regulatory capital requirements and/or business motivations.

•	Secured loans to REITs and other real estate-related entities under distress. Over the past decade, there has been a proliferation of REITs, real estate operating companies, specialty finance companies, hedge funds and similar market participants that hold commercial mortgage loans and other real estate-related assets. However, the current conditions in the credit markets have made it more difficult for these entities to raise additional capital and to obtain repurchase agreement facilities and other secured finance facilities. We believe that many such entities are still seeking debt and equity financing and are willing to raise equity or borrow funds at rates that will be attractive to us in order to sustain their constrained business models.

•	Sub- and non-performing commercial mortgage loans. In the ordinary course of business, we may acquire other assets that we believe are mispriced relative to their risks. These assets may include commercial mortgage loans for which default is likely or imminent or for which the borrower is currently making periodic payments in accordance with a forbearance plan (sub-performing assets) or that are in default (non-performing assets).

•	Self-originated commercial mortgage loans and other real estate-related assets. The upheaval in the credit markets has resulted in an environment of significantly constrained availability of credit. Many of the commercial banks, investment banks, insurance companies, specialty finance companies and other lenders that were active in real estate financing have curtailed their commercial lending activities, particularly as it relates to highly leveraged financing or transitional properties. Due to the limited availability of financing facilities, we believe that the opportunity to generate attractive risk-adjusted returns from self-originated commercial mortgage loans and other real estate-related assets is presently limited.

Investment Strategy

Our investment strategy is to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We generally intend to avoid transactions that are subject to significant competition. Instead, we intend to pursue opportunities that are not as competitive due to the conditions in the credit market, size, complexity or exit strategy. We will also rely on our senior management team’s extensive nationwide network of relationships with sponsors and financial institutions who in the past have relied on our senior management team’s ability to structure creative financing packages and to respond quickly to their needs. We believe that this strategy will enable us to achieve more favorable pricing, increase diversification and maximize structuring flexibility. We may also make direct investments into entities that have a material real estate component or exposure.

We plan to diligently grow and manage our portfolio with the objective of maximizing shareholder value through a combination of stable distributions and capital appreciation. Our success will depend on our ability to generate income principally from the spread between the yields on our assets and the cost of our borrowing and hedging activities, as well as from gains on sales of assets. See ‘‘—Our Financing Strategy’’ below.

Our ability to manage our real estate risk will be a critical component of our success. We will actively manage the credit quality, yield and duration of our portfolio by using the expertise of our senior management team in structuring and repositioning investments. When investing in higher leverage transactions, we will use guidelines and standards that members of our senior management team have developed and employed historically, including a review of the creditworthiness of the equity investors, additional forms of collateral and strategies to effect repayment. If defaults occur, we will take advantage of our senior management team’s asset management skills to mitigate the severity of losses and we will seek to optimize the recovery from assets in the event that we foreclose upon them. Our senior management team has broad experience in workouts and working with borrowers in distress. We believe that by monitoring assets closely and detecting problems early we will be able to proactively and effectively address borrower issues through restructurings, workouts or other means.

Targeted Asset Classes

We intend to pursue investments across our targeted asset classes in the full range of commercial property types. Although our focus on particular property types may evolve as different opportunities become available, our initial focus will include, among other things, office, hotel, retail and multifamily properties. Consistent with the past experience of the members of our senior management team, we intend initially to focus on assets in markets with characteristics such as high barriers to entry and growing economies. The size and term of our investments will vary depending on, among other factors, the opportunities available in the marketplace and the composition of our portfolio at the time of investment. Although we may acquire or originate loans or other assets of significantly greater or lesser size or that have different maturities, we anticipate that our investments will range generally from $20 million to $70 million with maturities ranging from three to seven years. Our targeted asset classes include, without limitation, the following:

•	First mortgage loans;

•	CMBS;

•	Secured loans;

•	Mezzanine and other subordinated debt;

•	B-Notes;

•	Preferred equity and direct equity in real estate; and

•	Other assets, such as land and real estate synthetic securities.

Our Financing Strategy

We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. From time to time, we may seek to

‘‘match fund’’ our assets. This means that we would seek to match the interest rate characteristics, repricing schedules and/or maturities of our financial obligations with those of our investments to minimize the risk that we have to refinance our financial obligations prior to the maturities of our assets and to reduce the impact of changing interest rates on our earnings. Our declaration of trust and bylaws do not limit the amount of indebtedness we can incur, and our board of trustees has discretion to deviate from or change our financing strategy at any time. Based upon current market conditions, we expect to apply, on average, leverage with a debt-to-equity ratio of approximately 1:1 to 4:1 on a portfolio basis, when our business is fully seasoned. However, individual investments may be subject to higher leverage depending on the nature of the particular investment. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

Competitive Strengths

We believe our competitive strengths include the following:

Utilization of fundamental value-based analysis and valuation.    We believe that we are well-positioned to invest in assets that have the potential to generate attractive risk-adjusted returns due to our senior management team’s extensive experience in acquiring, originating, structuring, underwriting, financing and managing commercial mortgage loans and other real estate-related assets in various market conditions over the course of decades of working together. We believe that our senior management team’s historical practice of basing commercial mortgage loan acquisition and origination decisions on core real estate fundamentals will afford us a discrete competitive advantage over many of our investment bank, private equity and hedge fund competitors that utilize a more limited approach. Our investment process is based on a selective and disciplined approach that integrates sourcing and screening of investment opportunities, underwriting and due diligence capacity and active portfolio management, as well as our senior management team’s experience in structuring investments with complex real estate, financial and legal issues.

Investment Returns not Diluted by Prior Portfolio.    We believe we have a competitive advantage relative to comparable commercial mortgage REITs and other portfolio lenders to pursue our investment strategy since we do not have a legacy portfolio of lower-return or problem assets to potentially dilute the attractive returns available in today’s liquidity challenged environment.

Limited Reliance on Short-Term Financing.    We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing.

Expertise in Lending Across the Entire Capital Structure.    Our senior management team has broad experience acquiring, originating, structuring, underwriting, financing and managing performing and non-performing first mortgages, mezzanine loans, preferred equity, direct equity, hybrid structures and other assets. We believe that this capability to act as a ‘‘one stop shop’’ for commercial real estate sponsors by providing financing solutions across the entire capital structure provides us with an important competitive strength and will enable us to access attractive opportunities from our senior management team’s relationships. Furthermore, through our access to our senior management team’s relationships, we expect to have the opportunity to source negotiated transactions with more attractive terms than those typically available to other parties in a competitive bidding situation.

Substantial Investment and Alignment of Interests.    Our structure is intended to closely align the interests of our senior management team with those of our common shareholders. An affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase common shares in the prior offering, the members of our senior management team were granted restricted common shares prior to our private offerings and, pursuant to our long-term incentive plan described herein, Petra Capital Management will be eligible to receive a quarterly additional distribution based on our performance, a minimum of 25% and a maximum of 50% of which, if payable, will be paid in the form of our common shares.

Prudent Risk Management.    We will utilize rigorous risk management practices in the acquisition, origination and financing of commercial mortgage loans and other real estate-related assets. We believe the best risk mitigator for our targeted investment opportunities is a thorough understanding and analysis of an investment’s credit, legal, servicing, sponsorship and market stress parameters prior to acquisition or origination. This, coupled with seeking appropriate diversification as our portfolio grows (by geography, asset, property type and/or borrower), active monitoring of the performance of individual investments and prudent use of leverage, forms the core of our risk management philosophy.

Summary Risk Factors

An investment in our common shares involves various material risks. You should carefully consider the matters discussed under ‘‘Risk Factors’’ prior to deciding whether to invest in our common shares. Some of these risks include:

•	We depend on certain key personnel, including the members of our senior management team, and the loss of any of their services would have a material adverse effect on us.

•	Termination of the employment and noncompetition agreements with the members of our senior management team could be costly.

•	There are conflicts of interest in our relationship with our senior management team, which could result in decisions that are not in the best interests of our common shareholders, such as conflicts in allocating management time between us and Petra.

•	The conflicts of interest policy we and Petra will adopt may not adequately address all of the conflicts of interest that may arise with respect to Petra’s and our investment activities and also may limit the allocation of investments to us.

•	We depend on Petra Capital Management to provide us with various facilities and services and, if the shared facilities and services agreement with Petra Capital Management is terminated, we may not be able to timely replace those facilities and services on favorable terms, or at all.

•	The manner of determining the additional distribution under our long-term incentive plan may cause our senior management team to invest in more risky investments to increase our short-term net income and thereby increase the additional distribution payable indirectly to it.

•	We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

•	As a result of current conditions in the U.S. credit markets, the risks to our business strategy are high and there are no assurances that we will be successful in implementing our business strategy.

•	Our senior management team has limited experience operating a REIT.

•	Since our retained earnings as a REIT will be nominal, we will rely heavily on access to financing sources, which sources may not be available on favorable terms, or at all, especially in light of current market conditions, thereby materially and adversely affecting our ability to execute our business strategy.

•	We may incur significant debt in the future, which will subject us to increased risk of loss and reduce cash available for distributions to our shareholders.

•	We may not be able to obtain non-recourse long-term financing for our investments, which may require us to seek less attractive financing for our investments or to liquidate assets.

•	Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our investments.

•	Competition may limit the availability of desirable investments and result in reduced risk-adjusted returns.

•	We may change our operational policies without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

•	Our senior management team’s failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

•	We may change our investment guidelines and strategy without shareholder consent, which could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

•	You will not be able to evaluate the economic merits of our investments before you make a decision to invest in our common shares. We may be unable to use the net proceeds of this offering to make attractive risk-adjusted investments that meet our investment strategy, or at all.

•	We may not realize gains or income from our investments.

•	We may make investments in non-U.S. assets and non-U.S. dollar denominated loans or securities, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

•	An increase in prepayment rates could adversely affect yields on our investments.

•	We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

•	Certain provisions of Maryland law could inhibit a change in our control.

•	Compliance with our Investment Company Act exemption imposes limits on our operations.

•	Our declaration of trust generally does not permit ownership in excess of 9.8% of our common shares or 9.8% of our shares of beneficial interest and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our board of trustees.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

•	The REIT distribution requirements could adversely affect our ability to execute our business strategy.

•	The share ownership limits applicable to us that are imposed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for REITs and our declaration of trust may restrict our business combination opportunities.

•	Complying with the REIT requirements may cause us to forego otherwise attractive business opportunities.

•	Complying with the REIT requirements may limit our ability to hedge effectively.

•	The TMP rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

•	There may not be an active market for our common shares, which may cause our common shares to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

•	Future issuances and sales of our common shares may depress the market price of our common shares. You should not rely upon lock-up agreements in connection with our private offerings or this offering to limit the amount of common shares sold into the market.

Conflicts of Interest

We, our executive officers and Petra will face conflicts of interest because of relationships with each other. The terms of our employment and noncompetition agreements with the members of our senior management team, including the compensation payable by us thereunder, were not negotiated at arm’s length, and the terms of such agreements may not be as favorable to us as if they were so negotiated. Similarly, the terms of the shared facilities and services agreement with Petra Capital Management were not negotiated at arm’s length and may not be as favorable to us as if they were so negotiated. Petra may serve as the collateral manager for CDOs that may be used to finance our investments, with the right to select the assets to be included in the CDOs. In addition, each member of our senior management team is a principal of Petra and will not devote his time to us exclusively and may have conflicts in allocating his time between us and Petra.

As indicated above, prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. The risk of the additional distribution is that the basis for the determination may cause our senior management team to place undue emphasis on our short-term net income at the expense of other criteria, such as preservation of capital, in order to receive a higher additional distribution. Investments with higher short-term yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Petra currently manages and invests in, and will continue to manage and invest in, other real estate-related investment entities. Certain investments appropriate for us may also be appropriate for such Petra-managed entities. We and Petra have developed a conflicts policy in an effort to provide equitable treatment of us and such Petra-managed entities with respect to investment allocation. Under the conflicts policy, Petra has agreed to provide us with a right of first offer on (i) large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing and (ii) secured loans to REITs and other real estate-related entities under distress.

With respect to investment opportunities made available to Petra or us in (i) self-originated commercial mortgage loans and other real estate-related assets, (ii) sub- and non-performing commercial mortgage loans and (iii) CMBS not subject to the right of first offer referenced above, investments will be allocated equitably between us and Petra-managed entities based upon a variety of considerations, including:

•	whether the investment falls within a Petra-managed entity’s investment objectives, policies and strategies;

•	whether we and/or the Petra-managed entity has sufficient cash and purchasing power;

•	whether the terms of any necessary financing are appropriate for us and/or the Petra-managed entity;

•	whether the investment satisfies our and/or the Petra-managed entity’s portfolio needs;

•	whether the investment’s liquidity meets our and/or the Petra-managed entity’s cash flow requirements;

•	whether the investment meets regulatory or legal requirements applicable to us and/or the Petra-managed entity;

•	what impact the investment has on our and/or the Petra-managed entity’s portfolio diversification;

•	what impact the investment has on the credit quality of our and/or the Petra-managed entity’s portfolio; and

•	the size of the investment.

The foregoing allocation procedures will also apply between us and any future investment funds, companies, vehicles or other entities that Petra manages or controls with which we have an overlapping investment strategy.

In addition, so long as the limited partnership interest entitling Petra Capital Management to the additional distribution described herein is outstanding, Petra Capital Management will agree not to raise, sponsor or advise any new investment fund, company or vehicle (including any REIT) whose primary investment focus is (i) large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing or (ii) secured loans to REITs and other real estate-related entities under distress.

Our Organizational Structure

We are organized as a Maryland real estate investment trust. We are the sole general partner of our operating partnership, and we intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership. Upon the closing of our private offerings, we will contribute to our operating partnership the net proceeds of our private offerings, together with the $7,650 paid in connection with our grants to the members of our senior management team of an aggregate of 765,000 restricted common shares under our equity incentive plan prior to our private offerings, which amounts are subject to adjustment as described herein, as our initial capital contribution in exchange for our general partnership interest and all of the limited partnership interests, other than the limited partnership interest entitled to the additional distribution, as described herein.

The following chart illustrates our anticipated structure and ownership upon the closing of this offering.

(1)	Includes shareholders who purchase common shares in our Rule 144A and Regulation S offerings. We have not entered into a purchase agreement with the initial purchaser for our Rule 144A and Regulation S offerings and we can offer no assurances as to the amount, per share price or timing of our Rule 144A and Regulation S offerings or whether such offerings will be consummated at all. This offering is not conditioned upon the completion of our private offerings.

(2)	Includes (i) an assumed aggregate of 765,000 restricted common shares granted to the members of our senior management team under our equity incentive plan prior to our private offerings, which number of restricted common shares granted is subject to adjustment as described below and (ii) an aggregate of 6,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the closing of our private offerings. Amount does not include common shares available for future grant under our equity incentive plan, subject to adjustment as described below, or 5,000,000 common shares available for the payment of a portion of the additional distribution under our long-term incentive plan. The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. The grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. See ‘‘Management—Equity Incentive Plan’’ and ‘‘Management—Long-Term Incentive Plan.’’

(3)	Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters.

Our Private Offerings of Common Shares

Prior to our Rule 144A and Regulation S offerings, an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share.

On June 4, 2008, we commenced a private offering of $250 million of our common shares pursuant to Rule 144A and Regulation S under the Securities Act. We have not entered into a purchase agreement with the initial purchaser for our Rule 144A and Regulation S offerings and we can offer no assurances as to the amount, per share price or timing of our Rule 144A and Regulation S offerings or whether such offerings will be consummated at all. This offering is not conditioned upon the completion of our private offerings.

REIT Qualification

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax to the extent we distribute our taxable income each year to our shareholders. If we fail to qualify as a REIT, our taxable income would be subject to taxation; even if we qualify as a REIT, taxable income that is not distributed to our shareholders would be subject to taxation. If we form domestic TRSs, they generally will be subject to U.S. federal, state and local income taxes on their earnings.

Investment Company Act Exemption

We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We expect to operate most of our business through our subsidiaries.

Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an ‘‘investment company’’ if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire ‘‘investment securities’’ having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. ‘‘Investment securities’’ excludes U.S. government securities within the meaning of Section 2(a)(16) of the

Investment Company Act and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% test will limit the types of businesses in which we may engage either directly or through our subsidiaries. We anticipate that some of our wholly-owned or majority-owned subsidiaries will rely on the exemptions provided by Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Other subsidiaries may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, in which case we would treat securities issued by these types of subsidiaries that we own as ‘‘investment securities’’ and be required to keep the value of these securities that we own below 40% of our total assets on an unconsolidated basis. We believe our operating partnership will not be an investment company because it will satisfy the 40% test.

If we or our subsidiaries fail to maintain our exemptions from the Investment Company Act, we could be required to register as an investment company, at which time we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act will, accordingly, limit our business activities. See ‘‘Our Company—Investment Company Act Exemption.’’

Distribution Policy

We generally need to distribute at least 90% of our taxable income each year (subject to certain adjustments) to our shareholders in order to qualify as a REIT under the Internal Revenue Code. We may, under certain circumstances, make a distribution of capital or of assets or a taxable distribution of our shares. The timing and amount of any distributions to our shareholders, if any, will be at the sole discretion of our board of trustees and will depend upon a variety of factors, as to which no assurance can be given. Our ability to make distributions to our shareholders depends, in part, upon the performance of our investment portfolio. For additional details, see ‘‘Distribution Policy.’’ Distributions to our shareholders will be generally taxable to our shareholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or qualified dividend income or may constitute a return of capital. See ‘‘U.S. Federal Income Tax Considerations—Taxation of Shareholders.’’

Registration Rights Granted in Our Private Offerings

The holders of our common shares sold in our private offerings will be entitled to the benefits of registration rights agreements, as described below under ‘‘Shares Eligible for Future Sale—Registration Rights.’’

Our Information

We were organized in the State of Maryland on October 19, 2007. Our principal executive offices are located at 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019. Our telephone number is (212) 812-6170. Our internet address will be                     . The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

The Offering

Common shares we are offering	shares

Common shares to be outstanding after this offering	shares(1)(2)

Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $ million (or approximately $ million if the underwriters fully exercise their over-allotment option), in each case assuming an initial public offering price of $ per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions of approximately $ (or approximately $ if the underwriters fully exercise their over-allotment option), and estimated offering expenses of approximately $ million payable by us.

We intend to use the net proceeds of this offering in accordance with our investment objective and strategy described in this prospectus. We intend to temporarily invest the net proceeds of this offering in readily marketable interest bearing securities consistent with our intention to qualify as a REIT until appropriate investments are identified and acquired. See ‘‘Use of Proceeds.’’

New York Stock Exchange Symbol	We intend to apply to have our common shares listed on the NYSE under the symbol ‘‘ .’’

Restrictions on Ownership and Transfer of Shares	Our declaration of trust, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, referred to in this prospectus collectively as the share ownership limits. Our declaration of trust also prohibits any person from directly or indirectly owning our shares of beneficial interest of any class if such ownership would result in us being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT.

Risk Factors	Investing in our common shares involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 17.

(1)	Assumes the underwriters’ option to purchase up to an additional of our common shares solely to cover over-allotments, if any, is not exercised.

(2)	Includes (i) an assumed aggregate of 765,000 restricted common shares granted to the members of our senior management team under our equity incentive plan prior to our private offerings, which number of restricted common shares granted is subject to adjustment as described below and (ii) an aggregate of 6,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the closing of our private offerings. Amount does not include common shares available for future grant under our equity incentive plan, subject to adjustment as described below, or 5,000,000 common shares available for the payment of a portion of the additional distribution under our long-term incentive plan. The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. The grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. See ‘‘Management—Equity Incentive Plan’’ and ‘‘Management—Long-Term Incentive Plan.’’

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making a decision to purchase our common shares in this offering. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, results of operations, funds from operations, share price, ability to service our indebtedness and ability to make cash distributions to our shareholders and could cause you to lose all or a significant part of your investment in our common shares. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under ‘‘Cautionary Statement Regarding Forward-Looking Statements.’’

Risks Relating to Our Management

We depend on certain key personnel, including the members of our senior management team, and the loss of any of their services would have a material adverse effect on us.

The success of our business depends on the efforts, judgment and personal reputations of our senior management team, which includes Andrew Stone, our chairman, chief executive officer and president, Lawrence Shelley, our co-chief operating officer, executive vice president and treasurer, Kenneth Kornblau, our co-chief operating officer, executive vice president, secretary and chief compliance officer, and Joseph Iacono, our chief investment officer and executive vice president. In particular, the extent and nature of the experience of the members of our senior management team and the nature of the relationships they have developed in commercial mortgage acquisition, origination, structuring, underwriting, financing and portfolio management are critical elements in operating and expanding our business. We believe that our success depends on the continued service of these individuals, particularly Mr. Stone. Although we are not aware of any planned departures, we cannot assure you of their continued employment with us. The loss of any of their services or the services of other members of our management team or any difficulty in attracting and retaining other talented and experienced personnel could impede the implementation of our business strategy, decrease our operational effectiveness and materially and adversely impact our financial condition and performance. Although upon the closing of our private offerings we will have an employment and noncompetition agreement with each member of our senior management team, there is a possibility that these employment and noncompetition agreements may not be enforceable in the event that any of these individuals leaves. The employment and noncompetition agreement for each member of our senior management team will provide that we can terminate such agreement immediately at any time with or without ‘‘cause,’’ and the executive officer may terminate his employment and noncompetition agreement with or without ‘‘good reason’’ (as each such term is defined in each employment and noncompetition agreement). We do not carry any ‘‘key man’’ insurance that would provide us with proceeds in the event of the death or ‘‘disability’’ of any member of our senior management team. See also ‘‘—We depend upon Petra Capital Management to provide us with various facilities and services and, if the shared facilities and services agreement with Petra Capital Management is terminated, we may not be able to timely replace those services on favorable terms, or at all.’’

The employment and noncompetition agreements with the members of our senior management team were not negotiated on an arm’s length basis and the terms, including the compensation payable to these executive officers, may not be as favorable to us than if they were negotiated with an unaffiliated third party.

Upon the closing of our private offerings, each member of our senior management team will enter into an employment and noncompetition agreement with us. The initial term of these agreements will be three years, with automatic one-year renewals until a non-renewal notice is given by us or the particular member of our senior management team. In addition, if we close this offering during the initial term of the employment and noncompetition agreements and before either party to the applicable agreement has timely notified the other party that it does not wish to renew the agreement, the employment and noncompetition agreements will be renewed for a three-year period commencing on the date we issue shares in this offering. The employment and noncompetition agreements were negotiated between related parties, and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party and the terms, including the compensation payable to these individuals, may not be as favorable to us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationships with the individuals party to these agreements.

The terms of the grants of our restricted common shares to the members of our senior management team under our equity incentive plan prior to our private offerings were also not negotiated at arm’s length and, accordingly, may not be as favorable to us as if they were negotiated with an unaffiliated party.

Termination of the employment and noncompetition agreements with the members of our senior management team could be costly.

The employment and noncompetition agreements with the members of our senior management team each provide that if we terminate the employment of such member without ‘‘cause’’ or by reason of ‘‘disability,’’ if such member dies while employed or if such member terminates his employment for ‘‘good reason’’ (as each such term is defined in each employment and noncompetition agreement), such member will be entitled to receive: (i) severance in an amount equal to the sum of: (x) three times the sum of (A) his current base salary and (B) his most recent annual bonus, or, in the event such termination of employment occurs during the initial year of the agreement, his preliminary potential bonus; and (y) his additional distribution severance payment, which shall be calculated as the product of (1) the average of the amount of the additional distribution paid to Petra Capital Management for the preceding two calendar years and (2) the executive’s Allocable Share (as defined below); provided, however, that in the event such termination of employment occurs prior to the completion of the first calendar quarter ending at least two years following our private offerings, then his additional distribution severance payment shall be calculated as the product of (1) the executive’s Allocable Share and (2) either (a) if the termination occurs during the initial year following our private offerings, the greater of (A) $5 million and (B) the annualized average quarterly additional distribution since inception, or (b) if the termination occurs during the second year following our private offerings, the average of (A) the actual additional distribution paid during the first year following our private offerings and (B) the annualized average quarterly additional distribution during the second year following our private offerings; (ii) health benefit continuation for 12 months; and (iii) accelerated vesting and exercisability of any outstanding equity awards.

For purposes of the employment and noncompetition agreements, ‘‘Allocable Share,’’ for any executive, is defined as the percentage of the additional distribution allocable to such executive in his capacity as a member of our Approved Management Team (as defined below). The initial Allocable Share of each member of our Approved Management Team shall be 40%, in the case of Mr. Stone, and 20%, in the case of each of Messrs. Shelley, Kornblau and Iacono; provided, that, in the event any member of our Approved Management Team is no longer employed by us, the Allocable Share of such departing member shall be divided among the remaining members of our Approved Management Team in proportion to each remaining member’s Allocable Share immediately preceding the departure of such departing member; and, provided, further, that, in the event the membership of the Approved Management Team is increased, the Allocable Share of each member of our Approved Management Team shall be the Allocable Share agreed to in writing by both our board of trustees and Petra Capital Management in establishing the new Approved Management Team. Further, our ‘‘Approved Management Team’’ is defined, initially, as our current senior management team and, upon written approval of both our board of trustees and Petra Capital Management for purposes of the long-term incentive plan, if applicable, subsequently shall be defined as the Approved Management Team specified in such approval. There can be no assurance that our Approved Management Team, for purposes of the long-term incentive plan, will ever change from our current senior management team.

These provisions may increase the effective cost to us of terminating the employment and noncompetition agreements, thereby adversely affecting our ability to end our relationship with the members of our senior management team. Further, these provisions could delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

There are conflicts of interest in our relationship with our senior management team, which could result in decisions that are not in the best interests of our common shareholders, such as conflicts in allocating management time between us and Petra.

The members of our senior management team also own and control Petra Capital Management, which had assets under management of approximately $3.7 billion on which it earned management fees as of March 31, 2008. Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. However, each member of our senior management team will continue in his current capacity with Petra Capital Management. As a result, none of the members of our senior management team will devote his full attention to our business affairs, and we will have no full-time employees upon the closing of our private offerings. There may be times when Petra’s business affairs require members of our senior management team to devote additional time and effort to such affairs, which could result in decisions that are not in the best interests of our common shareholders and limit their ability to devote time to our affairs, which may have a negative impact on our operations.

In addition, pursuant to the shared facilities and services agreement with Petra Capital Management, certain employees of Petra may be co-employed by us and Petra and certain other employees of Petra will provide certain services to us. There may be conflicts in prioritizing work that would not exist if such employees were exclusively employed by us. Furthermore, the agreement will have an initial term of two years and may be terminated by Petra Capital Management thereafter. See ‘‘—We depend upon Petra Capital Management to provide us with various facilities and services and, if the shared facilities and services agreement with Petra Capital Management is terminated, we may not be able to timely replace those facilities and services on favorable terms, or at all’’ below.

The conflicts of interest policy we and Petra will adopt may not adequately address all of the conflicts of interest that may arise with respect to Petra’s and our investment activities and also may limit the allocation of investments to us.

Petra will compete with us for investments from time to time. Although we and Petra will adopt a conflicts of interest policy prior to the closing of our private offerings to specifically address some of the conflicts relating to our investment opportunities, which are described under ‘‘Investment Policies and Policies with Respect to Certain Activities—Conflicts of Interest Policy,’’ there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. In addition, Petra and/or Petra-managed entities now or in the future may participate in some of our investments, in certain cases at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of Petra in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of Petra or such other Petra-managed entities in obtaining favorable terms. Since the members of our senior management team are also employed by Petra Capital Management, the same personnel may determine the price and terms for the investments for both us and Petra or such other Petra-managed entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

We depend upon Petra Capital Management to provide us with various facilities and services and, if the shared facilities and services agreement with Petra Capital Management is terminated, we may not be able to timely replace those facilities and services on favorable terms, or at all.

Under the shared facilities and services agreement that we will enter into with Petra Capital Management upon the closing of our private offerings, Petra Capital Management will agree to provide us with office space and common facilities at Petra Capital Management’s headquarters and various services, as described under ‘‘Certain Relationships and Related Party Transactions—Shared Facilities and Services Agreement,’’ for an initial term of two years. In the first year of the initial term, we will reimburse Petra Capital Management for its costs under the share facilities and services agreement (including an allocation of the expenses of Petra relating to its employees providing services under such agreement), which may not exceed $1.7 million. The amount payable to Petra Capital Management in the second year of the initial term may be adjusted to the fair market value of providing such facilities and services, subject to the approval of our independent trustees. Following the initial term, the agreement will be automatically renewed for one-year periods (subject to the review and adjustment of the amount payable thereunder on the basis of fair market value, as may be approved by our independent trustees) unless one of the parties thereto provides advance written notice of termination at least 120 days prior to the renewal date. If either party fails to adequately perform in any material respect any of its material obligations under the agreement, the party entitled to the benefit of that performance may give the defaulting party written notice of the default and the party’s intention to partially or entirely terminate the agreement if the default is not cured within 90 days following the defaulting party’s receipt of such notice. If the default is not cured within the 90-day period, the non-defaulting party may elect to terminate the agreement immediately unless the default relates to a dispute contested in good faith by the defaulting party, in which case the non-defaulting party may not terminate the agreement pending resolution of the dispute. In addition, following the initial term of the agreement, we may elect to discontinue receiving any of the particular facilities or services set forth above upon 90 days’ written notice by us to Petra Capital Management. Petra Capital Management may discontinue providing any of the particular facilities or services to us upon 90 days’ written notice to us stating that Petra Capital Management intends to discontinue permanently the provision of the particular facilities or services to any other entities.

We will rely on Petra Capital Management to provide these facilities and services and will have no in-house capability to handle these services independent of Petra Capital Management. The costs of these facilities and services will increase our operating costs and may adversely affect our net income. If the shared facilities and services agreement is terminated, we will have to obtain the related facilities and services on our own. We may not be able to replace these services in a timely manner or on favorable terms, including, without limitation, cost, or at all. The shared facilities and services agreement with Petra Capital Management was not negotiated at arm’s length, and the terms may not be as favorable to us as if they were so negotiated. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the shared facilities and services agreement because of our desire to maintain our ongoing relationship with Petra Capital Management.

Petra has no obligation to provide assistance to us other than as specified in the shared facilities and services agreement.

The manner of determining the additional distribution under our long-term incentive plan may cause our senior management team to invest in more risky investments to increase our short-term net income and thereby increase the additional distribution payable indirectly to it.

Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. In evaluating investments and other management strategies, the opportunity to be paid an additional distribution based on our net income may lead our senior management team to place undue emphasis on the maximization of short-term net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity and/or management of credit or market risk, in order to receive a higher additional distribution. Investments with higher yield potential are generally riskier and more speculative. In addition, our senior management team may have a conflict of interest in deciding upon whether to sell any investment at a gain, thereby recognizing further additional distribution, or to hold such investment based on its long-term value. This could result in increased risk to our investment portfolio.

Petra may be entitled to other compensation related to its involvement with us, which could result in conflicts of interest.

Petra may serve as the collateral manager for CDOs that may be used to finance our investments, with the right to select the assets to be included in the CDOs. In such capacity, Petra may receive and retain fees from holders of interests in the CDO. Petra’s ability to receive and retain such fees creates a potential conflict of interest for our senior management team to execute the optimal financing strategy.

Risks Relating to Our Business Strategy

We have no operating history and may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our shareholders.

We were organized in October 2007 and have no operating history. Our ability to make or sustain distributions to our shareholders will depend on many factors, including the availability of attractive risk-adjusted investment opportunities that satisfy our investment strategy and our success in identifying and consummating them on favorable terms, the level and volatility of interest rates, the availability of short-term and long-term financing on favorable terms and conditions in the financial markets, real estate market and economy, as to which no assurance can be given. In particular, market conditions may not permit us to exploit inefficiencies and dislocations in the form of investments with the potential for risk-adjusted returns that currently exceed those typically expected under normal market conditions. In addition, we will face substantial competition in acquiring attractive investments. We cannot assure you that we will be able to make investments with attractive risk-adjusted returns or will not seek investments with greater risk to obtain the same level of returns or that the value of our investments in the future will not decline substantially. We also may not be able to operate successfully as a separate business or implement our operating policies and strategy successfully. Furthermore, there can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make distributions to our shareholders.

As a result of current conditions in the U.S. credit markets, the risks to our business strategy are high and there are no assurances that we will be successful in implementing our business strategy.

It has been well publicized that the U.S. credit markets and the sub-prime residential mortgage market have experienced severe dislocations and liquidity disruptions for an extended period of time. Sub-prime residential mortgage loans have experienced increased rates of delinquency, foreclosure and loss. Many originators of these mortgages discontinued originating such loans and some have gone out of business. Several investment funds with large sub-prime residential mortgage and MBS investments have been liquidated. These and other related events have had a significant impact on the capital markets associated not only with sub-prime residential mortgage loans and MBS, ABS and CDOs but also with the U.S. credit and financial markets as a whole. The effects include a substantial reduction in liquidity in the credit markets that has significantly affected access to capital. There has been a substantial widening of yield spreads generally, including in non-agency prime MBS, as buyers demand greater compensation for credit risk. In addition, there has been a significant reduction in the availability of capital due to the decrease in the number of available lenders and decreased willingness of lenders to offer capital at cost-efficient rates. Furthermore, current market conditions can be exacerbated by leverage. In the future, we may not be able to access debt capital with favorable terms in a cost efficient manner, or at all, which would materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. As a result, the risks to our business strategy are high and there are no assurances that we will be successful in implementing our business strategy.

Our senior management team has limited experience operating a REIT.

Our investors are not acquiring an interest in Petra through this offering. Although the members of our senior management team have been active in real estate operations and lending for many years, they have limited experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the Investment Company Act applicable to REITs. Managing a portfolio of assets under REIT and Investment Company Act constraints may limit our business activities, including the types of investments we are able to make, and thus hinder our senior management team’s ability to achieve our investment objective. We cannot assure you that our senior management team will be successful on our behalf as in their previous endeavors, or at all, and accordingly we may not be able to generate sufficient operating cash flows to make or sustain distributions to our shareholders.

Since our retained earnings as a REIT will be nominal, we will rely heavily on access to financing sources, which sources may not be available on favorable terms, or at all, especially in light of current market conditions, thereby materially and adversely affecting our ability to execute our business strategy.

We will rely heavily on access to financing sources to execute our business strategy. We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT, which requirement we currently intend to satisfy. As a result, our retained earnings available to execute our business strategy will be nominal. We intend to execute our business strategy over the long-term through the incurrence of debt in the form of seller-provided financing, bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. As of the date of this prospectus, we have no contractual commitments for any financing arrangements, and we cannot assure you that we will secure any such arrangements in a timely manner in the future on favorable terms, or at all. Accordingly, our ability to execute our business strategy, and therefore our long-term growth, will depend on our business, prospects, financial condition, cash flows, liquidity and results of operations, as well as various market conditions beyond our control, including the lack of liquidity and widening yield spreads in the credit markets. Under current market conditions, CDO and other securitization financings are generally unavailable, which has also limited borrowings under warehouse and repurchase agreement facilities that are intended to be refinanced by such financings. Consequently, depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, which would be dilutive to our shareholders, or more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which would also materially and adversely affect our ability to execute our business strategy.

We may incur significant debt in the future, which will subject us to increased risk of loss and reduce cash available for distributions to our shareholders.

We may incur significant debt in the future through seller-provided financing, bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital and on our ability to obtain and access financing arrangements with lenders and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. Our governing documents contain no limitation on the amount of debt we may incur. Our board of trustees may establish and change our leverage policy at any time without shareholder approval. In addition, we may leverage individual assets at substantially higher levels. Incurring debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

We may not be able to obtain non-recourse long-term financing for our investments, which may require us to seek less attractive financing for our investments or to liquidate assets.

We will seek to finance our investments on a non-recourse long-term basis, such as through the issuance of CDOs or other securitization structures, to the extent market conditions permit. In such structures, our lenders typically will not have a general claim against us as an entity, as opposed to the assets themselves. We also may finance our investments on a long-term basis through issuances of equity and non-collateralized debt in the capital markets or otherwise, to the extent such financing is available. Prior to such financings, we may finance our investments with relatively short-term facilities, in the case of CDOs and other securitization structures, until a sufficient portfolio is accumulated. As a result, we are subject to the risk that we will not be able to acquire, during the period that our short-term facilities are available, sufficient eligible assets or securities to maximize the efficiency of a securitization. We also bear the risk that we will not be able to obtain new short-term facilities or may not be able to renew any short-term facilities after they expire should we need more time to seek and acquire sufficient eligible assets or securities for a securitization. In addition, conditions in the capital markets may not permit a CDO or other non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets or securities. While we will intend to retain the unrated equity component of CDOs or other securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such securitizations will increase our overall exposure to risks associated with direct ownership of such investments, including the risk of default. Our inability to refinance our short-term facilities will also increase our risk because borrowings thereunder are often recourse to us as an entity. If we are unable to obtain and renew the necessary short-term facilities or to consummate a securitization to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets.

Interest rate fluctuations could significantly decrease our results of operations and cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates.

We expect that most of our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of which will depend on a variety of factors, including, without limitation, (i) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (ii) the level and movement of interest rates and (iii) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results depend, in large part, on differences between the income earned on our investments, net of credit losses, and our financing costs. We anticipate that, in most cases, for any period during which our investments are not match-funded, the income earned on such investments will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

If credit spreads widen before we obtain long-term financing for our investments, we may incur losses and such losses could be material.

We intend to price our investments based on our assumptions about future levels of credit spreads for longer term fixed rate structured financing of those investments. We expect to obtain such financing for our investments in many cases using structured finance techniques at a spread over a certain benchmark, such as the yield on U.S. Treasury securities, swaps or LIBOR. If the spread that investors require in the structured finance transaction widens and the rates borne by our investments are not increased accordingly, we may incur losses and such losses could be material.

The use of CDO or CLO financings with over-collateralization requirements may have a negative impact on our cash flows and our ability to make distributions to our shareholders.

The terms of the CDOs and collateralized loan obligations, or CLOs, that we may utilize generally provide that the principal amount of assets included as collateral must exceed the principal balance of the related debt by a certain amount. This excess collateral requirement is commonly referred to as ‘‘over-collateralization.’’ As the expected owner of the preferred equity and the most junior classes of subordinated debt interests of our future CDOs and CLOs, we will have the first loss position in respect of defaults on the underlying investments. CDO and CLO terms may also provide that, if certain delinquencies or losses exceed the specified levels based on the analysis by the rating agencies (or the financial guaranty insurer, if applicable) of the characteristics of the assets pledged to collateralize the debt, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive cash flows from assets pledged to collateralize the debt. We cannot assure you that these tests will be satisfied. We also cannot assure you, in advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO or CLO financings, of the actual terms of the delinquency tests, over-collateralization terms, cash flow release mechanisms or other factors regarding the calculation of the amount, if any, of distributions available to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of distributions to us. Our failure to receive distributions from our CDO and CLO financings could materially and adversely affect our ability to make distributions to our shareholders. In addition, if our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our future CDO and CLO financings will likely increase.

We may be required to repurchase investments that we have sold or to indemnify holders of our CDO and CLO debt, which could materially and adversely affect our results of operations and liquidity.

If any of the investments we sell or securitize do not comply with representations and warranties that we make about certain characteristics of the investments, the borrowers and the underlying properties, we may be required to repurchase those investments (including from a trust vehicle used to facilitate a structured financing of the assets through a CDO or CLO) or replace them with substitute investments. In addition, in the case of investments that we have sold instead of retained, we may be required to indemnify purchasers for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased investments will typically require a significant allocation of our working capital, and our ability to borrow against such investments will be limited. Any significant repurchases or indemnification payments could materially and adversely affect our results of operations, financial condition and liquidity.

Our future warehouse facilities may limit our ability to make investments, and we may incur losses if the collateral is liquidated.

In order to borrow funds to make investments under our future warehouse facilities, we expect that our lenders will have the right to review the potential investment for which we are seeking financing. We may be unable to obtain the consent of a lender to make investments that we believe will be beneficial to us and we may be unable to obtain alternate financing for that investment. These consent rights may limit our ability to execute our business strategy. In addition, no assurance can be given that a CDO or other securitization structure will be consummated with respect to the investments being warehoused. If the securitization is not consummated, the lender could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale. Currently, we have no warehouse facilities in place, and no assurance can be given that we will be able to obtain one or more warehouse facilities on favorable terms, or at all.

The repurchase agreement facilities and bank credit facilities that we may use to finance our investments may require us to provide additional collateral or pay down debt.

We may use repurchase agreement facilities and bank credit facilities (including term loans and revolving facilities) to finance our investments. These financing arrangements involve the risk that the market value of the loans pledged or sold by us to the funding source may decline in value, in which case the lending institution may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, as to which no assurance can be given. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, a lending institution could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect us. In addition, in the event that the funding source files for bankruptcy or becomes insolvent, our loans may become subject to the bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could also materially and adversely affect us.

The providers of repurchase agreement facilities and bank credit facilities may also require us to maintain a certain amount of cash invested or set aside unlevered assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Currently, we have no repurchase agreement facilities or bank credit facilities in place, and there can be no assurance that we will be able to obtain one or more such facilities on favorable terms, or at all.

Lenders may require us to enter into restrictive covenants relating to our operations.

If or when we obtain debt financing, lenders (especially in the case of bank credit facilities (including term loans and revolving facilities)) may impose restrictions on us that would affect our ability to incur additional debt, our ability to make distributions to our shareholders and our flexibility to determine our operating policies and strategy. For example, our loan documents may contain negative covenants that limit, among other things, our ability to repurchase our common shares, distribute more than a certain amount of our net income or funds from operations to our shareholders, employ leverage beyond certain amounts and sell assets. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default.

If one or more members of our senior management team are no longer employed with us, financial institutions providing any financing arrangements we may have may not provide future financing to us, which could materially and adversely affect us.

Financial institutions that we seek to finance our investments may require that one or more members of our senior management team continue to serve in such capacity. If one or more members of our senior management team are no longer employed with us, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, we could be materially and adversely affected.

We may not be able to renew the total return swaps that we may enter into, which could adversely impact our financing strategy.

We may finance certain of our investments through the use of total return swaps, in which we agree to make payments to another party based on a set rate while that party agrees to make payments to us based on the total return of the investment, subject to maintaining our qualification as a REIT. If we do, we may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they fail to renew them, that we would be able to enter into new total return swaps with suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

•	increases in the provider’s cost of funding;

•	insufficient volume of business with a particular provider;

•	our desire to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

•	our inability to agree with a provider on terms.

Hedging against interest rate exposure may materially and adversely affect our results of operations and cash flows.

Subject to maintaining our qualification as a REIT and our exemption under the Investment Company Act, we may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing the money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, re-adjust and execute hedges in an efficient manner.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. No assurance can be given that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, we may enter into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses may materially and adversely affect our results of operations and cash flows.

Competition may limit the availability of desirable investments and result in reduced risk-adjusted returns.

We will compete in investing in commercial mortgage loans and other real estate-related assets with numerous public and private real estate investment entities, such as other REITs, hedge funds, private equity funds, finance and financial companies, commercial and investment banks, pension funds, institutional investors and individuals. New companies or other entities with similar investment objectives may be formed that have significant amounts of capital and that may compete with us for investment opportunities. Petra will also compete with us for investment opportunities from time to time. See ‘‘Investment Policies and Policies with Respect to Certain Activities—Conflicts of Interest Policy.’’ Our competitors may be larger than we are, may be better capitalized and have significantly greater and more efficient access to additional favorable capital and other resources, may have higher risk tolerances or different risk assessments that could allow them to consider a wider variety of investments, may have better business contacts and relationships, may have management personnel with more experience than we do generally or in specific areas and may have other advantages over us. Competition may result in fewer investments, higher prices, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could materially and adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objective or to achieve positive investment results or investment results that allow any or a specified level of distributions to our shareholders, and our failure to accomplish any of the foregoing would materially and adversely affect us.

We may change our operational policies without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

Our board of trustees determines our operational policies and may amend or revise our policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, growth, operations, indebtedness, capitalization and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our shareholders. Operational policy changes could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

Our senior management team’s failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on our senior management team and their ability to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of our senior management team’s ability to execute our financing strategy on favorable terms. Our ability to grow is also dependent upon our senior management team’s business contacts and its ability to successfully hire, train, supervise and manage our personnel. We may not be able to achieve any growth at all or to manage any future growth effectively, which would materially and adversely affect us.

Our board of trustees will approve very broad investment guidelines for our company and will not review or approve each investment decision made by our senior management team.

Our senior management team will be authorized to follow very broad investment guidelines and, therefore, will have great latitude in determining the types of assets that are proper investments for us, as well as the individual investment decisions. In the future, our senior management team may make investments with lower rates of return than those anticipated under current market conditions and/or may make investments with greater risks to achieve those anticipated returns. Our board of trustees will periodically review our investment guidelines and our investment portfolio but will not review or approve each proposed investment by our senior management team unless it falls outside our investment guidelines or constitutes a related party transaction. In addition, in conducting periodic reviews, our board of trustees will rely primarily on information provided to it by our senior management team. Furthermore, our senior management team may use complex strategies, and transactions entered into by our senior management team may be costly, difficult or impossible to unwind by the time they are reviewed by our board of trustees.

We may change our investment guidelines and strategy without shareholder consent, which could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

We may change our investment guidelines and strategy at any time without the consent of our shareholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus. A change in our investment guidelines and strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, which could adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

Our loan loss reserves may prove inadequate, which could have a material adverse effect on us.

We will regularly evaluate our loan loss reserves to protect against potential future credit losses. Our loan loss reserves will reflect management’s judgment of the profitability and severity of credit losses. We cannot be certain that our judgment will prove to be correct and that such reserves will be adequate over time to protect against potential future credit losses because of unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, industries in which our borrowers operate or markets in which our borrowers or their properties are located. If our loan loss reserves prove inadequate, we could suffer losses that materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our shareholders. Changes in accounting interpretations or assumptions could impact our financial statements and our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future would likely adversely affect our share price significantly.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which could have a material adverse effect on our results of operations and cash flows.

Our business is highly dependent on the communications and information systems of Petra Capital Management, which is providing these systems pursuant to the shared facilities and services agreement. Any failure or interruption of these systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our results of operations and cash flows.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the properties underlying our interests.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our common shares to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future terrorist attacks would have on us. Losses resulting from these types of events may not be fully insurable.

In addition, the events of September 11th created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our shareholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal control over financial reporting. While we intend to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we rapidly grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness or significant deficiency, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares.

We do not own the Petra brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Petra Capital Management.

Petra Capital Management will license the ‘‘Petra’’ brand, trademark and logo to us during the term of the shared facilities and services agreement. We will not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Petra Capital Management will retain the right to continue using the ‘‘Petra’’ brand and trademark. We will further be unable to preclude Petra Capital Management from licensing or transferring the ownership of the ‘‘Petra’’ brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Petra Capital Management or others. Furthermore, in the event the shared facilities and services agreement is terminated, we will be required to change our name and trademark. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. Finally, the license will be a domestic license in the U.S. only and will not give us any right to use the ‘‘Petra’’ brand, trademark and logo overseas even though we expect to use the brand, trademark and logo overseas. Our use of the ‘‘Petra’’ brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

Risks Related to Our Investments

You will not be able to evaluate the economic merits of our investments before you make a decision to invest in our common shares. We may be unable to use the net proceeds of this offering to make attractive risk-adjusted investments that meet our investment strategy, or at all.

The net proceeds of this offering have not yet been targeted for use. As a result, investors will not be able to evaluate the economic merits of our investments prior to purchasing common shares in this offering. In addition, our shareholders will not have input on our investment decisions. Both of these factors will increase the uncertainty and the risk of investing in our common shares.

Until we identify and consummate one or more transactions that are consistent with our investment objective, we intend to hold the net proceeds of this offering as cash or acquire readily marketable interest-bearing assets that are expected to provide a lower net return than we hope to achieve from our targeted assets. We cannot assure you that we will be able to identify assets that meet our investment objective, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make using the net proceeds of this offering will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our shareholders.

We may not realize gains or income from our investments.

We will seek to generate both current income and capital appreciation from our investments. We expect that most, if not all, of our investments will be either not rated or rated non-investment grade by the rating agencies. Therefore, our senior management team’s assessment of the value, and therefore pricing, of our investments will be very difficult and their accuracy is inherently uncertain. Furthermore, our investments may not appreciate in value and, in fact, may decline in value. In addition, the obligors on our investments may default on, or be delayed in making, interest and/or principal payments, especially given that our primary investment strategy focuses, in part, on distressed opportunities, and that we may also acquire sub− and non-performing commercial mortgage assets. Accordingly, we are subject to an increased risk of loss and may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset our losses and expenses.

Our mortgage loan investments and the mortgage loans underlying our CMBS investments will be subject to risks of delinquency and foreclosure, which could result in losses to us.

Commercial mortgage loans are collateralized by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to pay the principal of and interest on a loan collateralized by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to pay the principal of and interest on the loan in a timely manner, or at all, may be impaired, which could result in significant losses. In addition, decreases in property values reduce the value of the collateral for a loan and the potential proceeds available to a borrower to repay the loan, which also could result in significant losses. Net operating income of an income-producing property and property values may be adversely affected by a variety of factors, including:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values or rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	acts of God, including earthquakes, floods and other natural disasters;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001, social disturbances and civil disturbances;

•	changes in national, regional and local economic and market conditions, including the credit and securitization markets;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs associated with compliance (including retroactive compliance) with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions; and

•	the occurrence of uninsured or under-insured property losses.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the principal of and accrued interest on the mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on any anticipated return on the foreclosed mortgage loan.

CMBS evidence interests in, or are collateralized by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, in addition to the priorities of the particular class owned, CMBS are also subject to all of the risks of the underlying mortgage loans. ABS are bonds or notes backed by loans and/or other financial assets. The ability of borrowers to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

Our investments may include leveraged loans and high-yield securities, each of which has greater risks of loss than collateralized senior loans.

Our investments may include leveraged loans and high-yield securities, each of which involves a higher degree of risk than senior collateralized loans. First, the leveraged loans and high-yield securities may not be collateralized by mortgages or liens on assets. Even if collateralized, these leveraged loans and high-yield securities may have higher loan-to-value ratios than a senior collateralized loan. Furthermore, our right to payment and the security interest may be subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.

Certain of these leveraged loans and high-yield securities may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower’s ability to repay its loan may be dependent upon a liquidity event that will enable the repayment of the loan.

In addition to the above, numerous other factors may affect an entity’s ability to repay its loan, including the failure to meet its business strategy, a downturn in its industry or negative economic conditions. Deterioration in an entity’s results of operations, financial condition, liquidity and prospects may be accompanied by deterioration in the collateral for the high-yield securities and leveraged loans. Losses on our leveraged loans and high-yield securities would adversely affect our results of operations and cash flows, which could materially and adversely affect the market value of our common shares and our ability to make distributions to our shareholders.

Our investments in subordinated loans and subordinated CMBS could subject us to increased risk of losses.

We intend to invest in subordinated loans and subordinated CMBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy such loan, we may lose all or a significant part of our investment, which would result in losses to us. In the event a borrower becomes subject to bankruptcy proceedings, we will not have any recourse to the assets of the borrower that are not pledged to secure our loan, if any, and the unpledged assets of the borrower may not be sufficient to satisfy our loan. If a borrower defaults on our loan or on its senior debt, or in the event of a borrower bankruptcy, our loan will be satisfied only after all senior debt is paid in full. Where senior debt exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loan, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit provided by the borrower, if any, and then by the ‘‘first loss’’ subordinated security holder and then by the ‘‘second loss’’ subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not recover all or even a significant part of our investment, which could result in repayment losses. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, the securities in which we invest may suffer significant losses.

The prices of lower credit quality investments are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse actual or perceived economic downturns or individual issuer developments. An economic downturn or a projection of an economic downturn, for example, could cause a decline in the price of lower credit quality investments because the ability of obligors to make principal and interest payments or to refinance may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss.

Construction loans, land loans and predevelopment loans involve an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. Furthermore, we may make loans on other non-cash generating assets such as land loans and pre-development loans, and such loans may fail to qualify for construction financing and may need to be liquidated based on the ‘‘as-is’’ value as opposed to a valuation based on the ability to construct certain real property improvements. The occurrence of such events could materially and adversely affect our results of operations and cash flows. Other loan types may also include unfunded future obligations that could present similar risks.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may result in significant losses.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, which could result in significant losses.

Bridge loans involve a greater risk of loss than traditional mortgage loans.

We may provide bridge loans collateralized by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate. The typical borrower under a bridge loan has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, our value and the value of our common shares may be adversely affected.

Our investments in mezzanine loans involve greater risks of loss than senior loans collateralized by the same properties.

We intend to invest in mezzanine loans. Such investments take the form of subordinated loans collateralized by second mortgages on the underlying property or loans collateralized by a pledge of the ownership interests in the entity owning the property or a pledge of the ownership interests in the entity owning an interest in the entity owning the property. These types of investments involve a higher degree of risk than a senior mortgage loan because the investment may become non-collateralized as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we will not have any recourse to the unpledged assets of such entity, and the unpledged assets of such entity may not be sufficient to satisfy our loan. If a borrower defaults on our loan or on its senior debt, or in the event of a borrower bankruptcy, our loan will be satisfied only after all senior debt is paid in full. As a result, we may not recover all or even a significant part of our investment, which could result in significant losses. In addition, such loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing our risk of loss.

Our B-Note investments in first mortgage loans may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, thereby subjecting us to an increased risk of loss.

We intend to invest in B-Notes in first mortgage loans. A B-Note is a mortgage loan typically (i) collateralized by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note collateralized by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment is first made to the holders of the A-Note. B-Notes reflect similar credit risks to comparably rated CMBS. However, since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Furthermore, B-Notes typically are collateralized by a single property, and so reflect the increased risks associated with significant concentration. B-Notes also are less liquid than CMBS and therefore may be more difficult to sell, on favorable terms or otherwise, when desired or at all, especially with respect to underperforming or non-performing investments. The greater risks associated with the subordinated position of our B-Note investments could subject us to increased risk of significant losses.

Our preferred equity investments involve a greater risk of loss than conventional debt financing.

We may make preferred equity investments. These investments involve a higher degree of risk than conventional debt financing due to a variety of factors, including their non-collateralized nature and subordinated ranking to other loans and liabilities of the entity in which such preferred equity is held. Accordingly, if the issuer defaults on our investment, we would only be able to proceed against such entity in accordance with the terms of the preferred security, and not against any property owned by such entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after all lenders to, and other creditors of, such entity are paid in full. As a result, we may lose all or a significant part of our investment, which could result in significant losses.

We may invest in equity ownership of real estate the value of which may fluctuate.

We may make investments that constitute direct or indirect equity ownership of real property. In addition, our loans held for investment are generally directly or indirectly collateralized by a lien on real property that, upon the occurrence of a default on the loan, could result in us acquiring ownership of the property. Investments in real property or real property-related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental income that can be generated net of expenses required to be incurred with respect to the property. The rental income from these properties may be adversely affected by a number of factors, including general economic climate and local real estate conditions, an oversupply of (or a reduction in demand for) space in properties in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants. Net income from properties also is affected by such factors as the cost of compliance with government regulations, including zoning and tax laws, and the potential for liability under applicable laws. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that may be realized from properties we own, acquire or sell.

Our investments in loans to and debt securities of real estate companies will be subject to the specific risks relating to the particular borrower or issuer of the securities and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may, subject to maintaining our qualification as a REIT, invest in loans to and debt securities of real estate companies, including REITs. Our investments in loans to and debt securities of real estate companies will involve special risks relating to the particular borrower or issuer of the securities, including the financial condition, liquidity, results of operations, business and prospects of the borrower or issuer. Real estate companies often invest, and REITs generally are required to invest substantially, in real estate or real estate-related assets and are subject to the risks inherent with the real estate-related investments referred to in this prospectus.

These loans and debt securities are often non-collateralized and may also be subordinated to other obligations of the borrower or issuer. We are likely to invest primarily in loans to and debt securities of real estate companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

Investments in loans to and debt securities of real estate companies will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to mortgage loans and CMBS and similar risks, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

Investments in REIT debt securities are also subject to risks of:

•	transfer restrictions imposed on securities issued in SEC exempt private placements by the relevant securities laws and limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	in the case of subordinated investments, the seniority of claims of banks and other senior lenders to the issuer;

•	the operation of mandatory sinking fund or redemption provisions during periods of declining interest rates that could cause us to reinvest redemption proceeds in comparable assets at lower yields or in riskier assets to maintain the current yield;

•	the possibility that the liquidity and performance of the issuer may be insufficient to meet its debt service and dividend obligations; and

•	the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates, economic downturn and other adverse developments.

These risks may adversely affect the value of our loans to and debt securities of real estate companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

We intend to invest in the equity securities of CDOs and such investments involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay all debt service obligations on its indebtedness and its expenses.

We intend to retain the equity securities of CDOs structured by our senior management team. A CDO is a special purpose vehicle that purchases collateral (such as real estate-related assets, bank loans or ABS) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of its debt service obligations on its indebtedness and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDO equity could decrease substantially or be eliminated. In addition, the equity of a CDO is generally illiquid, which is especially the case under current market conditions, and because it represents a leveraged investment in a CDO’s assets, the value of the CDO equity will generally have greater fluctuations than will the values of the underlying collateral.

Loans to owners of net leased properties may generate losses.

We may make loans to owners of net leased real estate assets. The value of our investments and the income from our investments in loans to owners of net leased properties, if any, will depend upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the net lease. If a tenant fails or becomes unable to so maintain a property, the borrower would have difficulty making its required loan payments to us. In addition, under many net leases the owner of the property retains certain obligations with respect to the property, including among other things, the responsibility for maintenance and repair of the property, to provide adequate parking, maintenance of common areas and compliance with other affirmative covenants in the lease. If the borrower were to fail to meet these obligations, the applicable tenant could abate rent or terminate the applicable lease, which may result in a loss of our capital invested in, and anticipated profits from, the property to the borrower and the borrower would have difficulty making its required loan payments to us. In addition, the borrower may find it difficult to lease property to new tenants that may have been suited to the particular needs of a former tenant.

Participating interests may not be available and, even if obtained, may not be realized.

In connection with the origination or acquisition of certain structured finance assets, subject to maintaining our qualification as a REIT, we may obtain participating interests, or equity ‘‘kickers,’’ in the owner of the property that entitle us to payments based upon a development’s cash flow or profits or any increase in the value of the property that would be realized upon a refinancing or sale thereof. Competition for participating interests is dependent to a large degree upon market conditions. Participating interests are more difficult to obtain when multifamily and commercial real estate financing is available at relatively low interest rates. Participating interests are not insured or guaranteed by any governmental entity and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in making investments that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

Our dependence on the management of other entities could materially and adversely affect us.

We do not expect to control the management, investment decisions or operations of the entities in which we may invest. Management of those entities may decide to change the nature or strategy of their business, or management may otherwise change in a manner that is not satisfactory to us. We have no ability to affect these management decisions and may have only limited ability to dispose of our related investments, which could materially and adversely affect us.

We may make investments in non-U.S. assets and non-U.S. dollar denominated loans or securities, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

We may make investments in non-U.S. assets and loans or securities that are denominated and/or payable in foreign currencies. A change in foreign currency exchange rates is beyond our control and may have an adverse impact on any returns on our non-dollar investments. Although we may hedge our foreign currency risk, subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. Investments in foreign countries also subject us to the following risks: (i) the possibility of nationalization or expropriation of assets or confiscatory taxation; (ii) social, economic and political instability, including war; (iii) dependence on exports and the corresponding importance of international trade and commodities prices; (iv) illiquid securities markets; (v) potentially higher rates of inflation (including hyper-inflation); (vi) controls on foreign investment and limitations on repatriation of invested capital and our ability to exchange local currencies for U.S. dollars; (vii) a higher degree of governmental involvement in and control over the economies; (viii) government decisions to discontinue support for economic reform programs and imposition of centrally planned economics; (ix) differences in auditing and financial reporting standards which may result in the unavailability of material information about economies and companies; (x) less extensive regulatory oversight of securities markets; (xi) longer settlement periods for securities transactions; (xii) less stringent laws regarding the fiduciary duties of officers and trustees and protection of investors; and (xiii) maintenance of our securities and cash with sub-custodians and securities depositories in emerging market countries.

To the extent that we invest in non-U.S. sovereign debt obligations, we will be subject to the foregoing risks, as well as the uncertainties involved in enforcing and collecting debt obligations against sovereign nations, which may be affected by world events, changes in U.S. foreign policy and other factors outside our control. Any of these matters could materially and adversely affect us, including our receipt of interest income on these investments.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Except in rare instances and with respect to certain CMBS investments, loans or securities in which we invest will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies (for example, for investments rated by Moody’s Investors Service, ratings lower than Baa3, and for Standard & Poor’s, BBB− or below). The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans or securities in which we invest will have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the market value of our common shares. We currently anticipate that substantially all of our assets will be unrated or rated non-investment grade. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Insurance on mortgage loans and real estate securities collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a debt or equity investment in an entity, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, potentially in certain circumstances, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

An increase in prepayment rates could adversely affect yields on our investments.

The yields of our investments may be adversely affected by increased prepayment rates on our investments. Prepayment rates on our investments, where contractually permitted, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control. Consequently, prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from increases in such rates. In periods of declining interest rates, prepayments on investments generally increase and the proceeds of prepayments received during these periods may be reinvested by us in comparable assets only at reduced yields. In addition, the market value of investments subject to prepayment may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on investments, where contractually permitted, generally decrease, in which case we would not have the prepayment proceeds available to invest in comparable assets at higher yields. Furthermore, we may acquire assets at a discount or premium and our anticipated yield would be impacted if such assets prepay more quickly than anticipated. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of certain investments. In a limited number of investments, we may be entitled to fees upon their prepayment although no assurance can be given that such fees will adequately compensate us as the functional equivalent of a ‘‘make whole’’ payment. Furthermore, we may not be able to structure future investments to impose a make whole obligation upon a borrower in the case of an early prepayment.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

Our investment guidelines set forth limited guidelines with respect to the concentration of our investments by geography and asset and do not limit the concentration of our investments by property type or borrower. See ‘‘Investment Policies and Policies with Respect to Certain Activities—Investments—Investment Guidelines.’’ As a result, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate or the demand or ability of tenants to pay rent in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of nonperformance and foreclosure risks among our investments.

A prolonged economic slowdown, recession or declining real estate values could materially and adversely affect us.

We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession, especially if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new investments since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Furthermore, a weakening economy and declining real estate values significantly increase the likelihood that borrowers will default on their debt service obligations to us and that we will incur losses on our investments with them in the event of a default on a particular investment because the value of any collateral we foreclose upon may be insufficient to cover the full amount of such investment or may require a significant amount of time to realize. Our exposure will increase to the extent of the subordination, if applicable, of our investment. In addition, under such conditions, our access to capital will generally be more limited, if available at all, and more expensive. Any period of increased payment delinquencies, foreclosures or losses could adversely affect the net interest income generated from our portfolio and our ability to make and finance future investments, which would materially and adversely affect us.

Some of our investments may be recorded at fair value, as determined in good faith by our senior management team, subject to oversight of our board of trustees and, as a result, there will be uncertainty as to the value of these investments.

We expect that the values of some of our investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in good faith by our senior management team, subject to the oversight of our board of trustees. Because such valuations are inherently uncertain, may fluctuate over short periods of time, and may be based on estimates, our senior management team’s determinations of fair value may differ from the values that would have been used if a ready market for these securities existed. Our senior management team’s determinations of fair value have a material impact on our earnings, in the case of impaired loans and other assets, trading securities and available for sale securities that are subject to other-than-temporary impairments, or our accumulated other comprehensive income in our shareholders’ equity, in the case of available for sale securities that are subject only to temporary impairments. Accordingly, the value of our common shares could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future.

In many cases, our senior management team’s determination of the fair value of our investments will be based on valuations provided by third-party dealers and pricing services. Valuations of certain securities in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of a security, valuations of the same security can vary substantially from one dealer or pricing service to another. Higher valuations of our investments will have the effect of increasing the amount of the additional distribution to which Petra Capital Management is entitled to receive pursuant to our long-term incentive plan. Upon receipt, Petra Capital Management will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. Therefore, conflicts of interest exist to the extent that our senior management team is involved in the determination of the fair value of our investments. Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Many of our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

We expect generally that any securities we purchase will be in connection with privately negotiated transactions that will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Generally, we will not be able to sell these securities publicly without the expense and time required to register the securities under the Securities Act, if the obligors agree to do so, or will be able to sell the securities only under Rule 144 or other rules under the Securities Act which permit only limited sales under specified conditions. In addition to any CDO equity, which is particularly illiquid, our B-Notes, mezzanine loans, bridge loans and mortgage loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. Accordingly, we expect that many of our investments will be illiquid. As a result, our ability to sell these investments in response to changes in economic and other conditions may be relatively limited. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value maintained for it in our records. Furthermore, we may face other restrictions on our ability to liquidate an investment in an entity to the extent that we have or could be attributed with material non-public information regarding such entity.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we acquire properties directly, there may be environmental problems associated with the property of which we were unaware. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make debt payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders.

If we acquire any properties, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. In addition, although our leases, if any, will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot assure you that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our shareholders.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit a change in our control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to a Maryland real estate investment trust may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the ‘‘business combination’’ provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an ‘‘interested shareholder’’ (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder and, thereafter, imposes special appraisal rights and special shareholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of trustees of a real estate investment trust prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and our executive officers and their respective affiliates and associates and any person acting in concert with the foregoing. See ‘‘Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Business Combinations.’’

The ‘‘control share’’ provisions of the MGCL provide that ‘‘control shares’’ of a Maryland real estate investment trust (defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees) acquired in a ‘‘control share acquisition’’ (defined as the direct or indirect acquisition of ownership or control of ‘‘control shares’’) have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our trustees who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See ‘‘Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Control Share Acquisitions.’’

The ‘‘unsolicited takeover’’ provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, (which we currently do not have) and at least three independent trustees. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price. Our declaration of trust contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of trustees as soon as we become eligible to do so or, if later, when our common shareholders no longer have a right, pursuant to our bylaws, to elect trustees at a special meeting called for the purposes of considering and voting on the removal of each of our trustees then in office and electing the successors of any trustees so removed. See ‘‘Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Subtitle 8.’’

Our authorized but unissued common and preferred shares may prevent a change in our control.

Our declaration of trust authorizes us to issue additional authorized but unissued common shares and preferred shares. In addition, our board of trustees may, without shareholder approval, increase the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue and classify or reclassify any unissued common shares or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, among other things, our board may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. Notwithstanding the foregoing, we have agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of this prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., or FBR, on behalf of the underwriters. In connection with our Rule 144A and Regulation S offerings, we agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement, common shares that may be sold under the registration statement for this offering and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of the offering memorandum for our Rule 144A and Regulation S offerings without the prior written consent of FBR, acting as initial purchaser.

Compliance with our Investment Company Act exemption imposes limits on our operations.

We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. Because we will primarily conduct our business through subsidiaries, pursuant to Section 3(a)(1)(C) of the Investment Company Act the securities issued by our subsidiaries that are excepted from the definition of an ‘‘investment company’’ under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses or activities in which we or our subsidiaries may engage. If we or our subsidiaries fail to maintain our exceptions or exemptions from the Investment Company Act, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on our business and the market price for our common shares.

In addition, certain of our wholly-owned subsidiaries intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of each of their portfolios must be comprised of qualifying real estate assets and at least another 25% of each of their portfolios must be comprised of additional qualifying real estate assets and/or real estate-related assets. To qualify for this exemption, these subsidiaries may from time to time invest in whole mortgage loans and participations in whole mortgage loans and B-Notes in which they have the unilateral right to foreclose on the collateral and other qualifying assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration by investing in sufficient qualifying real estate assets and/or real estate-related assets. Furthermore, there may be future revisions of the Investment Company Act or further guidance from the staff of the SEC that may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Any such loss or change to our portfolio or business strategy may prevent us from operating our business successfully.

Failure to maintain our exemption from registration under the Investment Company Act would require us to significantly restructure our business strategy, the success of which cannot be assured. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate the shared facilities and services agreement with Petra Capital Management and any other agreements with affiliates, which could have a material adverse effect on our ability to execute our business strategy. If the shared facilities and services agreement is terminated, we will have to obtain the related facilities and services on our own. We may not be able to replace these facilities and services in a timely manner or on favorable terms, or at all.

Rapid changes in the values of our commercial mortgage loans and other real estate-related assets may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of our commercial mortgage loans and other real estate-related assets declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase certain real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of our investments. We may have to make investment decisions that we otherwise would not make absent our REIT and Investment Company Act considerations.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interest.

Our declaration of trust limits the liability of our present and former trustees and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former trustees and officers will not have any liability to us and our shareholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us to indemnify our present and former trustees and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. As a result, we and our shareholders may have more limited rights against our present and former trustees and officers than might otherwise exist absent the current provisions in our declaration of trust and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our declaration of trust and bylaws provide that, subject to the rights of any series of preferred shares and except as indicated below, a trustee may be removed only for ‘‘cause’’ (as defined in our declaration of trust), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. Except as indicated below, vacancies generally may be filled only by a majority of the remaining trustees in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control that is in the best interests of our shareholders. Notwithstanding the foregoing, unless (i) our common shares are listed on a national securities exchange and (ii) either (A) we have registered the resale of the common shares offered in our Rule 144A and Regulation S offerings under a shelf registration statement that has been declared effective by the SEC or (B) the common shares offered in our Rule 144A and Regulation S offerings are freely tradable under Rule 144(b)(1) of the Securities Act and we are subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, within, in the case of each of (i) and (ii), 15 months after the date of the offering memorandum for our Rule 144A and Regulation S offerings, our bylaws require our secretary to call a special meeting of our shareholders for the purposes of considering and voting on the removal of each of our trustees then in office and electing the successors of any trustees so removed. Our declaration of trust and bylaws provide that a trustee may be removed at such special meeting, with or without ‘‘cause,’’ by the affirmative vote of a majority of the votes entitled to be cast at such special meeting, and a plurality of all the votes cast at such special meeting will be sufficient to elect a trustee to fill any vacancy on our board of trustees created by the removal of a trustee at such special meeting. See ‘‘Shares Eligible For Future Sale—Registration Rights.’’

Our declaration of trust generally does not permit ownership in excess of 9.8% of our common shares or 9.8% of our shares of beneficial interest and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our board of trustees.

Our declaration of trust generally prohibits beneficial or constructive ownership by any person of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. Our board of trustees, in its sole discretion, may grant an exemption to these prohibitions, subject to certain conditions, representations and undertakings. Our declaration of trust exempts Andrew Stone, Lawrence Shelley, Kenneth Kornblau, Joseph Iacono and Petra Fund REIT Corp. (an affiliate of Petra Capital Management) from the restrictions on ownership and transfer but only for our first taxable year ending December 31, 2008. Our board of trustees may from time to time increase certain of these limits for one or more persons and may increase or decrease such limits for all other persons. However, any decrease in the share ownership limits generally applicable to all shareholders will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person’s percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person’s percentage ownership of our shares will be in violation of the applicable limits. Our board of trustees may not increase these limits (whether for one person or all shareholders) if such increase would allow five or fewer persons to beneficially own more than 49.9% in value of our outstanding shares or otherwise cause us to fail to qualify as a REIT.

Our declaration of trust’s constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares and thus violate the share ownership limits. Any attempt to own or transfer our common shares or preferred shares (if and when issued) in excess of the share ownership limits without the consent of our board of trustees will result in the shares being deemed to be transferred to a trustee for a charitable trust or may otherwise be void ab initio.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders.

We are organized and intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we have received the opinion of Sidley Austin LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering of common shares. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Sidley Austin LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion is expressed as of the date issued. Counsel has no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Sidley Austin LLP and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Sidley Austin LLP. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes and the tax treatment of participation interests that we hold in mortgage loans and mezzanine loans may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to our shareholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn would have an adverse impact on the value of our common shares. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates applicable to certain corporate dividends.

The maximum tax rate for dividends paid by corporations to domestic shareholders that are individuals, trusts and estates is generally 15% through taxable years beginning on or before December 31, 2010. Dividends paid by REITs, however, are generally not eligible for the reduced rates. Although this does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

The REIT distribution requirements could adversely affect our ability to execute our business strategy.

We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our shareholders to comply with the requirements of the Internal Revenue Code and to avoid paying corporate tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the distribution requirements of the Internal Revenue Code. Certain of our assets may generate substantial mismatches between taxable income and available cash. As a result, the requirement to distribute a substantial portion of our net taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares, in order to comply with REIT requirements. Moreover, if we were required to make a taxable distribution of our shares to comply with the REIT distribution requirements for any taxable year and the value of our shares were not sufficient at such time to make a distribution to our shareholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

If we were to make a taxable distribution of our shares, shareholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

If we were to make a taxable distribution of our shares, shareholders would be required to include the amount of such distribution into income and would not receive any cash to satisfy any tax imposed on such distribution. Accordingly, shareholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. Moreover, in the case of a taxable distribution of our shares with respect to which any withholding tax is imposed on a shareholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

The share ownership limits applicable to us that are imposed by the Internal Revenue Code for REITs and our declaration of trust may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our declaration of trust, with certain exceptions, authorizes our board of trustees to take the actions that are necessary and desirable to preserve our qualification as a REIT. Under our declaration of trust, no person may own more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or more than 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest. However, our board of trustees may, in its sole discretion, grant an exemption to the share ownership limits, subject to certain conditions, representations and undertakings. Our declaration of trust exempts Andrew Stone, Lawrence Shelley, Kenneth Kornblau, Joseph Iacono and Petra Fund REIT Corp. (an affiliate of Petra Capital Management) from the restrictions on ownership and transfer of our shares but only for our first taxable year ending December 31, 2008. In addition, our board of trustees may change the share ownership limits as described under ‘‘Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer.’’ Our declaration of trust also prohibits any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Internal Revenue Code, our shares that would result in us being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or that would otherwise cause us to fail to qualify as a REIT or (b) transferring shares if such transfer would result in our shares being owned by fewer than 100 persons on or after January 29, 2009. The share ownership limits applicable to us that are imposed by the tax law are based upon direct or indirect ownership by ‘‘individuals,’’ which term includes certain entities. Ownership limitations are common in the organizational documents of REITs and are intended to provide added assurance of compliance with the tax law requirements and to minimize administrative burdens. However, our share ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See ‘‘U.S. Federal Income Tax Considerations— Taxation of Our Company—Taxation of REITs in General.’’ Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through TRSs. Such subsidiaries will be subject to corporate level income tax at regular rates.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and MBS. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. See ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Asset Tests.’’ After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Liquidation of assets may jeopardize our REIT qualification.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with the REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations and hold derivative or synthetic securities. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate or foreign currency risks may constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and will also be treated as nonqualifying income for purposes of the REIT 95% income test unless specified requirements are met, including that such hedge be with respect to indebtedness incurred or to be incurred to carry real estate assets, in which case such income will not constitute gross income for purposes of the 95% income test. See ‘‘U.S. Federal Income Tax Considerations— Taxation of Our Company—Income Tests.’’ As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise be subject to. In addition, under the rules currently applicable to REITs, our ability to hold synthetic or derivative real estate-related assets may be significantly limited.

The TMP rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

Certain of our CDO or CLO securitizations in the future, if any, will likely be considered to result in the creation of TMPs for U.S. federal income tax purposes. A TMP is always classified as a corporation for U.S. federal income tax purposes. However, as long as a REIT owns 100% of a TMP, such classification generally does not result in the imposition of corporate income tax, because the TMP is a ‘‘qualified REIT subsidiary.’’ The requirement that a TMP be wholly-owned by a REIT to be a qualified REIT subsidiary means that we would be precluded from holding equity interests in such a TMP through our operating partnership if the TMP were a U.S. entity, because such a TMP would be subject to taxation as a domestic corporation unless our operating partnership itself formed another, subsidiary REIT to own the TMP.

In the case of such wholly REIT-owned TMPs, certain categories of our shareholders, such as foreign shareholders otherwise eligible for treaty benefits, shareholders with net operating losses, and tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income received from us that is attributable to the TMP or ‘‘excess inclusions.’’ In addition, to the extent that our shares are owned in record name by tax-exempt ‘‘disqualified organizations,’’ such as certain government-related entities that are not subject to tax on unrelated business income, we may incur a corporate level tax on our allocable portion of excess inclusions from such a wholly REIT-owned TMP. In that case and to the extent feasible, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax, or we may bear such tax as a general corporate expense. To the extent that our shares owned by disqualified organizations are held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusions allocable to the shares held by the broker/dealer or other nominee on behalf of disqualified organizations. While we intend to attempt to minimize the portion of our distributions that is subject to these rules, the law is unclear concerning computation of excess inclusions, and its amount could be significant. See ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusions’’ and ‘‘U.S. Federal Income Tax Considerations—Taxation of Shareholders— Taxation of Tax-Exempt Shareholders.’’

In the case of any TMP that would be taxable as a domestic corporation if it were not wholly REIT-owned, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. This marketing limitation may prevent us from selling more junior or non-investment grade debt securities in such securitizations and maximizing our proceeds realized in those offerings.

An alternative securitization structure that we might use, to the extent consistent with maintaining our qualification as a REIT, would involve an arrangement classified as a TMP that is organized as a foreign corporation. If and so long as such an entity were wholly-owned by a REIT, we would intend that it be treated as a qualified REIT subsidiary subject to the same treatment as is described above with respect to domestic wholly REIT-owned TMPs. However, if such a foreign-organized TMP were owned by our operating partnership, partially owned by outside investors, or if we sold junior or non-investment grade debt securities that were reclassified as TMP equity, we would be required to make a TRS election with respect to such foreign-organized TMP. In that case, the TMP would be structured and managed in a manner intended to minimize the possibility that it would be engaged in a U.S. trade or business and be taxable in the U.S. However, despite that structure, management, and intention, there is no assurance that such a foreign-organized TMP would not be taxable in the U.S. In that event, the effect of the imposition of U.S. corporate income tax on the TMP, as well as potentially of U.S. ‘‘branch profits taxes’’ on withdrawals of its ‘‘earnings’’ from the U.S., would be materially adverse.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose to engage in certain sales of loans through a TRS and not at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

The failure of a loan subject to a repurchase agreement facility or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may enter into one or more repurchase agreement facilities under which we nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of such agreement. It is possible, however, that the IRS could assert that we do not own the loan assets during the term of a repurchase agreement facility, in which case we could (unless certain relief provisions applied) fail to qualify as a REIT.

In addition, we may acquire mezzanine loans, which are loans collateralized by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue

Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire and treat as qualifying real estate assets mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could (unless certain relief provisions applied) fail to qualify as a REIT.

Investments in real estate-related synthetic and derivative assets will not qualify as ‘‘good assets’’ or generate ‘‘good income’’ for purposes of the REIT asset and income qualification requirements.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and income REIT qualification requirements, as described in ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Asset Tests’’ and ‘‘—Income Tests.’’ Because of these REIT qualification requirements, our ability to invest in synthetic or derivative assets will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a TRS of ours, any income or gain from such synthetic or derivative assets would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of securities held by us in TRSs.

Risks Related to this Offering

There may not be an active market for our common shares, which may cause our common shares to trade at a discount and make it difficult for purchasers in this offering to sell their shares.

Prior to this offering, there has been no public market for our common shares. The initial public offering price for our common shares will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common shares will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

We intend to apply to have our common shares listed on the NYSE, under the symbol ‘‘            .’’ Listing on the NYSE would not ensure that an actual market will develop for our common shares. Accordingly, no assurance can be given as to:

•	the likelihood that an active market for our common shares will develop or, if one develops, be maintained;

•	the liquidity of any market for our common shares;

•	the ability of our shareholders to sell our common shares when desired, or at all; or

•	whether any price that a shareholder may obtain for such shareholder’s common shares will exceed the price paid for those common shares.

Even if an active market develops for our common shares, the market price for our common shares may be highly volatile and subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or projected results of operations;

•	actual or projected financial condition, cash flows and liquidity;

•	actual or anticipated changes in business strategy or prospects;

•	actual or perceived conflicts of interest with Petra Capital Management and its affiliated entities and individuals, including members of our senior management team;

•	equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate finance industry;

•	our failure to meet, or the lowering of, our earnings’ estimates or those of any securities analysts;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares, if we have begun to make distributions to our shareholders, and would result in increased interest expenses on our debt;

•	changes in market valuations of similar companies;

•	adverse market reaction to the level of leverage we employ;

•	failure to maintain our REIT qualification or exemption from the Investment Company Act;

•	additions or departures of key personnel, including members of our senior management team;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

No assurance can be given that the market price of our common shares will not fluctuate or decline significantly in the future or that holders of our common shares will be able to sell their shares when desired on favorable terms, or at all.

Future issuances of debt securities, which would rank senior to our common shares upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing shareholders and may be senior to our common shares for the purposes of making distributions, including liquidating distributions, may adversely affect the market price of our common shares.

In the future, we may issue debt or equity securities or make other borrowings. Upon liquidation, holders of our debt securities and other loans and preferred shares will receive a distribution of our available assets before holders of our common shares. Additional common share issuances, directly or through convertible or exchangeable securities, warrants or options, will generally dilute the holdings of our existing shareholders and may reduce the market price of our common shares. Our preferred shares, if issued, would likely have a preference on distribution payments, including liquidating distributions, which could limit our ability to make distributions, including liquidating distributions, to holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk that our future issuances of debt or equity securities or other borrowings will reduce the market price of our common shares and dilute their ownership in us.

Notwithstanding the foregoing, we have agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of this prospectus without the prior written consent of FBR, on behalf of the underwriters. In connection with our Rule 144A and Regulation S offerings, we agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement, common shares that may be sold under the registration statement for this offering and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of the offering memorandum for our Rule 144A and Regulation S offerings without the prior written consent of FBR, acting as initial purchaser.

Future issuances and sales of our common shares may depress the market price of our common shares. You should not rely upon lock-up agreements in connection with our private offerings or this offering to limit the amount of common shares sold into the market.

Subject to applicable law, our board of trustees has the authority, without further shareholder approval, to issue additional authorized common shares and preferred shares on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future issuances of our common shares or the prospect of such issuances on the market price of our common shares. Issuances of a substantial amount of our common shares, or the perception that such issuances might occur, could depress the market price of our common shares.

Upon the closing of this offering, we will have              common shares outstanding, including an aggregate of              restricted common shares granted to the members of our senior management team under our equity incentive plan and an aggregate of 6,000 restricted common shares granted to our independent trustees under our equity incentive plan, or              common shares if the underwriters’ option to purchase additional common shares is exercised in full.

We have agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of this prospectus without the prior written consent of FBR, on behalf of the underwriters. In addition, our executive officers, trustees, trustee nominees, Petra Capital Management and Petra Fund REIT Corp., an affiliate of Petra Capital Management, have agreed with FBR, on behalf of the underwriters, subject to various exceptions, not to sell, pledge or otherwise dispose of or transfer their common shares for a period of 180 days after the date of this prospectus without the prior written consent of FBR, on behalf of the underwriters. In addition, the underwriters of this offering will request that all of our other shareholders agree pursuant to the registration rights agreement entered into in connection with our Rule 144A and Regulation S offerings not to sell or otherwise dispose of any of our common shares or any securities convertible into our common shares that they have acquired prior to the date of this prospectus until 60 days after the date of this prospectus, except in specified circumstances, without the prior written consent of FBR, on behalf of the underwriters.

In connection with our Rule 144A and Regulation S offerings, we agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement, common shares that may be sold under the registration statement for this offering and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of the offering memorandum for our Rule 144A and Regulation S offerings without the prior written consent of FBR, acting as initial purchaser. In addition, our executive officers, trustees, trustee nominees, Petra Capital Management and Petra Fund REIT Corp., an affiliate of Petra Capital Management, agreed with FBR, subject to various exceptions, not to sell, pledge or otherwise dispose of or transfer their common shares for a period of 12 months after the date of the offering memorandum for our Rule 144A and Regulation S offerings without the prior written consent of FBR, acting as initial purchaser.

FBR, at any time and without notice, may release all or any portion of the common shares subject to the foregoing agreements. If the restrictions under the lock-up arrangements are waived, our common shares will be available for sale and such sales, or the perception of such sales, could depress the market price for our common shares.

Purchasers of common shares in the prior offering will be entitled to the benefits of registration rights that are substantially similar to those afforded to purchasers in our Rule 144A and Regulation S offerings. See ‘‘Shares Eligible for Future Sale—Registration Rights.’’ Subsequent to the effectiveness of the earlier of the registration statement with regard to this offering and the shelf registration statement required to be filed pursuant to the above referenced registration rights agreement, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares granted to the members of our senior management team and to our independent trustees. In addition, we will agree to register the resale of (i) any common shares that are issued under our equity incentive plan to Petra or any entity that provides services to us and (ii) the common shares that will be issued to Petra Capital Management as payment of a portion of the additional distribution under our long-term incentive plan. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings. See ‘‘Shares Eligible for Future Sale—Registration Rights Under Plans.’’ Upon registration, these common shares will be eligible for sale without restriction.

After the closing of this offering, we may issue additional common shares and securities convertible into, or exchangeable or exercisable for, common shares under our equity incentive plan and our long-term incentive plan.

We also may issue from time to time additional common shares in connection with property, portfolio or business acquisitions and may grant additional demand or piggyback registration rights in connection with such issuances.

You will experience immediate and substantial dilution from the purchase of the common shares sold in this offering.

The initial public offering price of our common shares is substantially higher than what our net tangible book value per share will be immediately after this offering. Purchasers of our common shares in this offering will incur immediate dilution of approximately $        in net tangible book value per common share, based on the mid-point of the price range set forth on the cover page of this prospectus for the shares to be sold in this offering.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by the risk factors described in this prospectus. Our board of trustees has the sole discretion to determine the timing and amount of any distributions to our shareholders, and such determination will depend upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, contractual prohibitions or other limitations and applicable law and such other matters as our board of trustees may deem relevant from time to time.

Among the factors that could impair our ability to make distributions to our shareholders are:

•	our inability to make attractive risk-adjusted returns on our future investments;

•	defaults in our investment portfolio or decreases in its value; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $             million (or approximately $         million if the underwriters fully exercise their over-allotment option), in each case assuming an initial public offering price of $         per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions of approximately $         (or approximately $         if the underwriters fully exercise their over-allotment option), and estimated offering expenses of approximately $         million payable by us. A $1.00 increase (decrease) in the assumed initial public offering price of $         per share would increase (decrease) net proceeds to use from this offering by approximately $         million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering in accordance with our investment objective and strategy described in this prospectus. We intend to temporarily invest the net proceeds of this offering in readily marketable interest bearing securities consistent with our intention to qualify as a REIT until appropriate investments are identified and acquired.

DISTRIBUTION POLICY

To qualify as a REIT so that corporate income tax generally does not apply to our earnings to the extent distributed to shareholders, we must, in addition to meeting other requirements, annually distribute to our shareholders an amount at least equal to (i) 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain), plus (ii) 90% of the excess of our net income from foreclosure property (as defined in the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code, less (iii) any excess non-cash income (as determined under the Internal Revenue Code). We are subject to income tax on income that is not distributed to our shareholders, and to an excise tax to the extent that certain percentages of our income are not distributed to our shareholders by specified dates. See ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements.’’ Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

The timing and amount of any distributions to our shareholders will be at the sole discretion of our board of trustees and will depend upon a number of factors, including, but not limited to:

•	our actual and projected results of operations;

•	our actual and projected financial condition, cash flows and liquidity;

•	our business and prospects;

•	our operating expenses;

•	our capital expenditure requirements;

•	our debt service requirements;

•	restrictive covenants in our financing or other contractual arrangements;

•	restrictions under Maryland law;

•	the timing of the investment of our capital;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

•	such other factors as our board of trustees deems relevant.

Subject to the distribution requirements referred to in the immediately preceding paragraph, we intend, to the extent practicable, to invest substantially all of the proceeds from repayments, sales and refinancings of our assets in accordance with our investment objective and strategy. We may, however, in the sole discretion of our board of trustees, make a distribution of capital or of assets or a taxable distribution of our shares. We intend to make distributions in cash to the extent that cash is available for such purpose.

We anticipate that distributions generally will be taxable as ordinary income to our non-exempt shareholders, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. To the extent that we decide to make distributions in excess of taxable income, such excess distributions generally will be considered a return of capital. In addition, if we own a CDO or CLO issuer that is treated as a TMP, a portion of our distributions may constitute ‘‘excess inclusions.’’ We will furnish annually to each of our shareholders a statement setting forth the distributions paid during the preceding year and their U.S. federal income tax status. For a discussion of the U.S. federal income tax treatment of distributions by us, see ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company —Taxation of REITs in General,’’ ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements’’ and ‘‘U.S. Federal Income Tax Considerations —Taxation of Shareholders.’’

CAPITALIZATION

The following table sets forth:

•	our capitalization on an actual basis as of May 30, 2008;

•	our capitalization on an as adjusted basis to give effect to (i) the sale of 25,000,000 common shares in our Rule 144A and Regulation S offerings, (ii) the subscription for, and assumed sale of, 500,000 common shares in the prior offering at $10.00 per share, which number of common shares is subject to reduction as described in footnote 2 to the table below, and (iii) the issuance of (a) an aggregate of 765,000 restricted common shares on May 31, 2008 under our equity incentive plan, which number of restricted common shares is subject to adjustment as described in footnote 3 to the table below and (b) an aggregate of 6,000 restricted common shares to be granted to our independent trustees upon the closing of our Rule 144A and Regulation S offerings, as if they had occurred on May 30, 2008; and

•	our capitalization on an as further adjusted basis to give effect to the sale of common shares in this offering at an assumed initial public offering price of $ per common share, which is the mid-point of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us and the application of the net proceeds of this offering as described in ‘‘Use of Proceeds,’’

You should read this table in conjunction with ‘‘Use of Proceeds’’ included elsewhere in this prospectus.

	As of May 30, 2008
	Actual(1)	As Adjusted(2)(3)		As Further Adjusted (3)(4)
Shareholders’ equity:
Preferred shares, $0.01 par value per share, no shares authorized, no shares issued and outstanding, actual; 100,000,000 shares authorized, no shares issued and outstanding, as adjusted and as further adjusted	—		—		—
Common shares, $0.01 par value per share, 5,000,000 shares authorized, 100 shares issued and outstanding, actual; 500,000,000 shares authorized, shares issued and outstanding, as adjusted; shares issued and outstanding, as further adjusted	1
Additional paid in capital(5)	$—	$		$
Total shareholders’ equity(5)	$1	$		$
Total capitalization(5)	$1	$		$

(1)	Reflects 100 common shares sold at a price of $0.01 per share as our initial capitalization.
(2)	Amount includes an assumed 500,000 common shares to be purchased by an affiliate of Petra Capital Management and certain members of our senior management team in the prior offering (it being understood that the actual number of common shares purchased will be the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option) at $10.00 per share. Amounts also assume that all purchasers in our Rule 144A and Regulation S offerings are subject to the entire initial purchaser’s discount.
(3)	Amount does not include of our common shares available for future grants under our equity incentive plan, subject to adjustment as described below, or 5,000,000 common shares available for the payment of a portion of the additional distribution under our long-term incentive plan. The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. The grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. See ‘‘Management—Equity Incentive Plan’’ and ‘‘Management—Long-Term Incentive Plan.’’
(4)	Assumes the underwriters’ option to purchase up to an additional of our common shares solely to cover over-allotments, if any, is not exercised.
(5)	A $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $ million.

DILUTION

The difference between the assumed initial public offering price per common share and the pro forma net tangible book value per common share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding common shares. The information below assumes no exercise of the underwriters’ option to purchase additional shares.

As of       , 2008, our net tangible book value was approximately $            , or approximately $             per common share. After giving effect to (i) the sale of      common shares in this offering at an assumed initial public offering price of $         per common share, which is the mid-point of the price range set forth on the cover page of this prospectus, the receipt by us of the net proceeds of this offering, the deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of             , 2008 would have been $        , or approximately $         per common share, representing an increase in net tangible book value of approximately $         per common share to our existing shareholders and a decrease in net tangible book value of approximately $         per common share, or approximately       %, to purchasers in this offering.

The following table illustrates the dilution to purchasers in this offering on a per share basis:

Assumed initial public offering price		$
Net tangible book value immediately before this offering	$
Increase in net tangible book value attributable to purchasers in this offering
Pro forma net tangible book value immediately after this offering		$
Dilution in pro forma net tangible book value to purchasers in this offering		$

A $1.00 increase (decrease) in the assumed initial public offering price of $     per share, which is the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) our net tangible book value by $     million, our pro forma net tangible book value after this offering by $     per share, and the dilution in pro forma net tangible book value to purchasers in this offering by $     per share, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma net tangible book value per share immediately after this offering:

Numerator:
Net tangible book value before this offering	$
Net proceeds of this offering(1)
Total pro forma net tangible book value immediately after this offering	$
Denominator:
Common shares outstanding prior to this offering(2)
Common shares being sold in this offering		(1)
Total common shares

(1)	Assumes no exercise of the underwriters’ option to purchase additional common shares.
(2)	Includes (i) an assumed aggregate of 765,000 of our restricted common shares granted to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 prior to our private offerings, which amounts are subject to adjustment as described herein, (ii) an aggregate of 6,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the closing of our private offerings, (iii) an assumed 500,000 common shares to be purchased in the prior offering at a price of $10.00 per share and (iv) 100 common shares sold at a price of $0.01 per share as our initial capitalization. The common shares issuable under our equity incentive plan and the grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings are subject to increase or decrease as described herein.

The following table sets forth information with respect to our existing shareholders and purchasers in this offering:

	Shares Purchased/Granted		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	(1)	%	$	%	$
Purchasers in this offering	(2)	%		%	$
Total			$		$

(1)	Includes (i) an assumed aggregate of 765,000 of our restricted common shares granted to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 prior to our private offerings, which amounts are subject to adjustment as described herein, (ii) an aggregate of 6,000 restricted common shares to be granted to our independent trustees under our equity incentive plan upon the closing of our private offerings, (iii) an assumed 500,000 common shares to be purchased in the prior offering at a price of $10.00 per share and (iv) 100 common shares sold at a price of $0.01 per share as our initial capitalization. The common shares issuable under our equity incentive plan and the grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings are subject to increase or decrease as described herein.
(2)	Assumes no exercise of the underwriters’ option to purchase up to an additional common shares to cover over-allotments.

A $1.00 increase (decrease) in the assumed initial public offering price of $             per share, which is the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) total consideration paid by purchasers in this offering, total consideration paid by all shareholders and average price per share paid by all shareholders by $             million, $             million and $             per share, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters fully exercise their option to purchase additional shares, the number of common shares held by existing shareholders will be reduced to                % of the aggregate number of common shares outstanding after this offering, and the number of common shares held by purchasers in this offering will be increased to             , or             % of the aggregate number of common shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled ‘‘Risk Factors,’’ ‘‘Cautionary Statement Regarding Forward-Looking Statements’’ and ‘‘Our Company’’ and other sections included elsewhere in this prospectus.

Overview

We are a newly organized, internally managed commercial real estate finance company formed to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Our management team is led by Andrew Stone, our chairman, chief executive officer and president, who has over 25 years of experience investing in our targeted assets under a variety of market conditions. Mr. Stone and our next three most senior executive officers also own and control Petra Capital Management, which had assets under management of approximately $3.7 billion on which it earned management fees as of March 31, 2008.

Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We are organized as a Maryland real estate investment trust. We are the sole general partner of our operating partnership, and we intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership. Upon the closing of our private offerings, we will contribute to our operating partnership the net proceeds of our private offerings, together with the $7,650 paid in connection with our grants to the members of our senior management team of an aggregate of 765,000 restricted common shares under our equity incentive plan prior to our private offerings, which amounts are subject to adjustment as described herein, as our initial capital contribution in exchange for our general partnership interest and all of the limited partnership interests, other than the limited partnership interest entitled to the additional distribution, as described herein.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax to the extent we distribute our taxable income each year to our shareholders. If we fail to qualify as a REIT, our taxable income would be subject to taxation; even if we qualify as a REIT, taxable income that is not distributed to our shareholders would be subject to taxation. If we form domestic TRSs, they generally will be subject to U.S. federal, state and local income taxes on their earnings.

Outlook

Our investment strategy is affected by general U.S. commercial real estate fundamentals and the overall U.S. economic environment. Further, our strategy is influenced by the specific characteristics of the underlying real estate assets that serve as collateral for our investments.

We believe that the commercial real estate business is influenced by a number of general economic and specific real estate factors. Those factors include, among other things, the level and direction of interest rates, capital flows, job creation, income levels and new supply of real estate properties.

In February 2007, a deterioration in the residential subprime mortgage industry began due in large part to poor underwriting practices, large increases in delinquencies and, in certain markets,

declining housing values. The ripple effect of the decline in the subprime market affected a significant portion of the debt markets, as margin calls from debt providers proliferated and long term financing options, such as CDOs, dissipated. In order to meet margin calls, many owners of subprime portfolios were forced to liquidate portions of their portfolios at inopportune times and at depressed prices. In a matter of days, many financing sources were no longer available for borrowers as a result of the liquidity crisis in the market. This liquidity crisis spread from the residential mortgage market into the commercial mortgage market, creating pressure on holders of commercial real estate debt investments. Regardless of what would normally be considered a healthy commercial market marked by low vacancy rates and generally increasing rental rates for commercial properties, borrowing rates spiked upward.

It is our belief that the widening spread in the commercial real estate mortgage loan market is driven by illiquid credit markets and not by deteriorating credit fundamentals. While yields on CMBS continue to widen, which would typically signal an increased credit risk, fundamentals in many markets remain strong.

We believe there is a current market opportunity to invest a significant amount of capital in commercial mortgage loans and other real estate-related assets with the potential for attractive risk-adjusted returns over a relatively limited time period. Debt financers are afforded more bargaining power, as current volatility has created severe restrictions on the availability of financing. We believe the values of commercial mortgage loans and CMBS have become mispriced relative to their inherent risk. We further believe we will be able to capitalize on this market opportunity by constructing a diverse portfolio of assets, which may include large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing, secured loans to REITs and other real estate-related entities under distress, sub− and non-performing commercial mortgage loans and self-originated commercial mortgage loans and other real estate-related assets. Our beliefs are supported by the widened spread environment, limited liquidity in the credit markets and stable credit fundamentals. We expect that our experienced network of industry professionals, disciplined underwriting methodology, rigorous risk management practices, ability to execute rapidly and our senior management team’s extensive experience in similar distressed market situations will enable us to capitalize on the substantial opportunities that we believe currently exist in the commercial real estate market.

Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

Critical Accounting Policies

Our most critical accounting policies relate to the accounting and reporting of loans held for investment, CMBS and other mortgage-related securities, real estate operating properties, revenue recognition, provisions for possible credit losses, transfers of financial assets, derivatives and hedging activities, deferred financing costs, variable interest entities, share-based compensation and income taxes. Each of these items may involve estimates that will require management to make judgments that are subjective in nature. We will rely on our senior management team’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Fair Value Option

In February 2007, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 159, or SFAS 159, ‘‘The Fair Value Option for Financial Assets and Financial Liabilities.’’ SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be recorded immediately through our income statement. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 applies to reporting periods beginning after November 15, 2007.

Valuation of Financial Instruments

In September 2006, the FASB issued SFAS No. 157, or SFAS 157, ‘‘Fair Value Measurements,’’ which among other things requires additional disclosures about financial instruments carried at fair value. SFAS 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring financial instruments at fair value. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, fair values are not necessarily indicative of the amounts we could realize on disposition of financial instruments. Financial instruments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of pricing observability and a lesser degree of judgment utilized in measuring fair value. Conversely, financial instruments rarely traded or not quoted will generally have less, or no, pricing observability and a higher degree of judgment utilized in measuring fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or an exit price. The level of pricing observability generally correlates to the degree of judgment utilized in measuring the fair value of financial instruments. The less judgment utilized in measuring fair value financial instruments such as with readily available active quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability. Conversely, financial instruments rarely traded or not quoted have less observability and are measured at fair value using valuation models that require more judgment. Impacted by a number of factors, pricing observability is generally affected by such items as the type of financial instrument, whether the financial instrument is new to the market and not yet established, the characteristics specific to the transaction and overall market conditions.

The three broad levels defined by the SFAS 157 hierarchy are as follows:

•	Level I – This level is comprised of financial instruments that have quoted prices which are available in active markets for identical assets or liabilities. The type of financial instruments generally included in this category are highly liquid instruments with quoted prices.

•	Level II – This level is comprised of financial instruments that have pricing inputs other than quoted prices in active markets, which are either directly or indirectly observable. The nature of these financial instruments include instruments for which quoted prices are available but traded less frequently and instruments that are fair valued using other financial instruments, the parameters of which can be directly observed. Our CMBS security investments and derivatives are generally expected to fall within Level II.

•	Level III – This level is comprised of financial instruments that have little to no pricing observability as of the reported date. These financial instruments do not have active markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment and assumptions.

Loans

To the extent we elect to account for loans under SFAS 159, they will typically be accounted for as held for investment or held for sale. Loans held for investment are intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan origination costs and fees, unless such loan is deemed to be impaired. Loans held for sale will be carried at the lower of cost or fair value using available market information obtained through consultation with dealers or other originators of such investments. We will periodically evaluate each of our loans held for investment for possible impairment. Loans held for investment will be considered impaired, for financial reporting purposes, when it is deemed probable that we will be unable to collect all amounts due according to the contractual terms of the original agreement, or, for loans acquired at a discount for credit quality, when it is deemed probable that we will be unable to collect as anticipated. Significant judgment will be required both in determining impairment and in estimating the resulting loss allowance. Changes in market conditions, as well as changes in the assumptions or methodology used to determine the probability of collecting the relevant amounts in respect of the applicable loan and the fair value of any collateral, could result in a significant change in the recorded amount in our investment.

CMBS and Other Mortgage-Related Securities

To the extent we invest in securities that have a readily determinable fair value and we have not elected to account for such securities under SFAS 159, they will be accounted for in accordance with SFAS No. 115, or SFAS 115, ‘‘Accounting for Certain Investments in Debt and Equity Securities,’’ which requires that at the time of purchase we designate a security as held to maturity, available for sale or trading, depending on ability and intent. Securities classified as available for sale and trading securities will be reported at fair value, while securities held to maturity will be reported at amortized cost.

Net unrealized gains and losses on trading securities will be recognized through earnings, while net unrealized gains and losses on available for sale securities will be excluded from earnings and recognized as a component of accumulated other comprehensive income in our shareholders’ equity until realized. However, when the fair value of a security classified as available for sale or held to maturity is less than its amortized cost, we will consider whether there is an other-than-temporary impairment in the value of such security. We will evaluate securities for other-than-temporary impairment charges under SFAS 115 in accordance with FASB issued Staff Position 115-1, or FSP 115-1, ‘‘The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments,’’ and Emerging Issues Task Force Issue No. 99-20, or EITF 99-20, ‘‘Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets,’’ as applicable. We consider beneficial interests in securitized financial assets that are not of high credit quality or can be contractually prepaid or otherwise settled in such a way that we would not recover substantially all of its recorded investment, to fall within the scope of EITF 99-20. Conversely, high credit quality beneficial interests which also cannot be contractually prepaid such that we would not recover substantially all of our recorded investment will be evaluated for other-than-temporary impairments under SFAS 115, amended by FSP 115-1 and further clarified by Staff Accounting Bulletin 59, ‘‘Noncurrent Marketable Equity Securities.’’ If, in our judgment, an other-than-temporary impairment exists, the cost basis of such security will be written down to its then-current fair value, and the related loss will be realized and charged against earnings. We will evaluate our available for sale securities for impairment as of each quarter end or more frequently if management becomes aware of any material information that would lead management to believe that any such security may be impaired. We will consider many factors in determining whether the impairment is other-than-temporary, including, but not limited to, the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the loss, the intent and ability to hold the security for a period of time sufficient for a recovery in its estimated fair value, recent events specific to the issuer or industry, external credit ratings and recent downgrades in such ratings. We also will specifically consider any adverse change in the amount or timing of expected cash flows in the measurement of other-than-temporary impairment on securities that are within the scope of EITF 99-20.

Real Estate Operating Properties

Real estate operating properties will be recorded at cost less accumulated depreciation. Real estate properties will be evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon determination of an impairment, the property will be written down to fair value, with an impairment loss charged against earnings. A real estate property to be disposed of will be reported at the lower of its carrying amount or fair value less costs to sell.

Revenue Recognition

Interest income generally will be recognized on the accrual basis as it is earned from loans, investments and securities. In many instances, the borrower may pay an additional amount of interest at the time the loan is closed, an origination or structuring fee, and deferred interest upon maturity. In some cases, interest income may also include the amortization or accretion of premiums and discounts arising at the acquisition or origination. This additional income, net of any direct loan origination costs incurred, will be deferred and accreted into interest income on an effective yield or ‘‘interest’’ method adjusted for actual prepayment activity over the life of the related loan, investment or security as a yield adjustment.

Income recognition will be suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed. For loans that provide for accrual of interest at specified rates which differ from current pay rates, interest income will be recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible, based on the underlying collateral and operations of the borrower. If management cannot make such determination regarding collectibility, interest income above the current pay rate will be recognized only upon actual receipt.

Rental revenue on real estate operating properties will be recognized on a straight-line basis over the term of the lease.

Accounting for Transfers of Financial Assets

SFAS No. 140, or SFAS 140, ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities’’ establishes standards for determining whether transfers of financial assets shall be accounted for as a sale or as a secured borrowing with pledge of collateral, by both the transferor and the transferee. A transfer of financial assets in which the transferor surrenders control over those financial assets is to be accounted for as a sale to the extent that consideration, other than beneficial interests in the transferred assets, is received in exchange; provided, that the transferor has surrendered control over the financial assets as demonstrated by meeting all of the following conditions: (a) the transferred assets have been legally isolated from the transferor; (b) the transferee has the right to pledge or exchange the assets, with no condition that both constrains the transferee’s right to pledge or exchange and provides more than a trivial benefit to the transferor; and (c) the transferor does not maintain effective control over the transferred assets through either (i) an agreement that entitles and obligates the transferor to repurchase or redeem them before maturity or (ii) the ability to unilaterally cause the transferee to return specific assets, other than through a ‘‘cleanup call,’’ as defined in SFAS 140.

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with SFAS No. 133, or SFAS 133, ‘‘Accounting for Derivative Instruments and Hedging Activities,’’ as amended and interpreted. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in shareholders’ equity until the hedged item is recognized in earnings or net income, depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. Any derivative instrument used for risk management that does not meet the hedging criteria will be marked-to-market with the changes in value included in net income.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements and the amortization is reflected in interest expense. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period in which it is determined that the financing will not close.

Variable Interest Entities

The FASB issued Interpretation No. 46R, ‘‘Consolidation of Variable Interest Entities,’’ or FIN 46, which requires a variable interest entity, or VIE, to be consolidated by its primary beneficiary, or PB. The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or receives a majority of the expected residual returns. To the extent we determine that we own a variable interest in a VIE and that we are the PB, such entity will need to be consolidated.

We will evaluate our loans and other investments to determine whether they are variable interests in a VIE. For each of these investments, we will evaluate (i) the sufficiency of the fair value of the entity’s equity investments at risk to absorb losses, (ii) that as a group the holders of the equity investments at risk have (a) the direct or indirect ability through voting rights to make decisions about the entity’s significant activities, (b) the obligation to absorb the expected losses of the entity and their obligations are not protected directly or indirectly, and/or (c) the right to receive the expected residual return of the entity and their rights are not capped, and (iii) the voting rights of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of the entity, or both, and that substantially all of the entity’s activities do not involve or are not conducted on behalf of an investor that has disproportionately few voting rights. If they are determined to be VIEs, we will determine whether we are the PB, such that the entity would need to be consolidated under FIN 46.

Share-Based Compensation

We will account for share-based compensation in accordance with the provisions of SFAS No. 123R, ‘‘Accounting for Stock-Based Compensation,’’ which establishes accounting and disclosure requirements using fair value based methods of accounting for share-based compensation plans. Compensation expense related to grants of shares and share options to our employees will be recognized over the vesting period of such grants based on the estimated fair value on the grant date. Share compensation awards granted to Petra and employees of Petra who provide services to us pursuant to the shared facilities and services agreement will be accounted for in accordance with EITF 96-18, ‘‘Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,’’ which requires us to measure the fair value of the equity instrument using the share prices and other measurement assumptions as of the earlier of either the date at which a performance commitment by the counterparty is reached or the date at which the counterparty’s performance is complete.

Income Taxes

We will be organized and operate in a manner that we believe will allow us to be taxed as a REIT for U.S. federal income tax purposes and, as a result, we do not expect to pay substantial corporate-level income taxes (other than taxes payable by our TRS). Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and were not to qualify for certain statutory relief provisions, we would be subject to U.S. federal income tax, which could have a material adverse impact on our results of operations, financial condition, cash flows and liquidity, including amounts available for distribution to our shareholders.

Recently Issued Accounting Pronouncements

In February 2008, the FASB issued FSP No. 140-3, or FSP 140-3, ‘‘Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.’’ FSP 140-3 provides guidance on the accounting for a purchase of a financial asset from a counterparty and contemporaneous financing of the acquisition through repurchase agreement facilities with the same counterparty. Under this guidance, the purchase and related financing are linked, unless all of the following conditions are met at the inception of the transaction: (i) the purchase and corresponding financing are not contractually contingent; (ii) the repurchase financing provides recourse; (iii) the financial asset and repurchase financing are readily obtainable in the marketplace and are executed at market rates; and (iv) the maturity of the financial asset and the repurchase are not conterminous. A linked transaction would require a determination under FAS 140 to conclude if the transaction meets the requirements for sale accounting. If the linked transaction does not meet sale accounting requirements, the net investment in the linked transaction is to be recorded as a derivative with the corresponding change in fair value of the derivative being recorded through earnings. The value of the derivative would reflect changes in the value of the underlying debt investments and changes in the value of the underlying credit provided by the counterparty. FSP 140-3 is effective for financial statements issued for fiscal years beginning after November 15, 2008. We are evaluating the effect, if any, that the adoption of this standard may have on our financial statements.

Results of Operations

As of the date of this prospectus, we have not commenced operations.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including commitments to make distributions to our shareholders, finance our investments and expenses and satisfy other general business needs. We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. As of the date of this prospectus, we have no contractual commitments for any financing arrangements, and we cannot assure you that we will secure any such arrangements in a timely manner in the future on favorable terms, or at all.

Prior to our Rule 144A and Regulation S offerings, an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share.

On June 4, 2008, we commenced a private offering of $250 million of our common shares pursuant to Rule 144A and Regulation S under the Securities Act. We have not entered into a purchase agreement with the initial purchaser for our Rule 144A and Regulation S offerings and we can offer no assurances as to the amount, per share price or timing of our Rule 144A and Regulation S offerings or whether such offerings will be consummated at all. This offering is not conditioned upon the completion of our private offerings.

In order to maintain our qualification as a REIT, we must distribute annually to our shareholders at least 90% of our taxable income and certain other amounts. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for our business.

Contractual Obligations

As of the date of this prospectus, other than our equity incentive plan and our long-term incentive plan, our contractual obligations are limited to the employment and noncompetition agreements referred to herein and the shared facilities and services agreement. See ‘‘Management— Equity Incentive Plan,’’ ‘‘Management—Long-Term Incentive Plan,’’ ‘‘Management—Employment and Noncompetition Agreements’’ and ‘‘Certain Relationships and Related Party Transactions—Shared Facilities and Services Agreement,’’ respectively, for descriptions of these plans and agreements.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Related Party Transactions

Purchases and Grants of Common Shares

Prior to our private offerings, we granted an aggregate of 765,000 restricted common shares to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 which amounts are subject to adjustment as described in this prospectus. See ‘‘Management—Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of these restricted common shares.

In addition, we will grant an aggregate of 6,000 restricted common shares to our independent trustees under our equity incentive plan upon the closing of our private offerings. See ‘‘Management—Trustee Compensation.’’

Prior to our Rule 144A and Regulation S offerings, an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share. Of this amount, members of our senior management team agreed to purchase 300,000 common shares in the aggregate and Petra Fund REIT Corp., an affiliate of Petra Capital Management, agreed to purchase 200,000 common shares. Mr. Kornblau purchased 100 common shares at a price of $0.01 per share as our initial capitalization.

Employment and Noncompetition Agreements

Upon the closing of our private offerings, each member of our senior management team will enter into an employment and noncompetition agreement with us. Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. In addition, each member of our senior management team will continue in his current capacity with Petra Capital Management. See ‘‘Management—Employment and Noncompetition Agreements’’ for a description of the material terms of the employment and noncompetition agreements.

Shared Facilities and Services Agreement

Upon the closing of our private offerings, we will enter into a shared facilities and services agreement with Petra Capital Management pursuant to which Petra Capital Management will agree to provide us, directly or through its subsidiaries, with certain facilities and services. The agreement will have an initial term of two years. In the first year of the initial term, we will reimburse Petra Capital Management for its costs under the shared facilities and services agreement (including an allocation of the expenses of Petra relating to employees providing services under such agreement), which may not exceed $1.7 million. The amount payable to Petra Capital Management in the second year of the initial term may be adjusted to the fair market value of providing such facilities and services, subject to the approval of our independent trustees. See ‘‘Certain Relationships and Related Party Transactions—Shared Facilities and Services Agreement’’ for a description of the material terms of the shared facilities and services agreement.

Long-Term Incentive Plan

Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters. See ‘‘Management—Long-Term Incentive Plan’’ for a description of the material terms of our long-term incentive plan.

Registration Rights

Purchasers of common shares in the prior offering will be entitled to the benefits of registration rights that are substantially similar to those afforded to purchasers in our Rule 144A and Regulation S offerings.

Subsequent to the effectiveness of the earlier of the registration statement with regard to this offering and the shelf registration statement required to be filed pursuant to the registration rights agreement, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares granted to the members of our senior management team and to our independent trustees.

In addition, we will agree to register the resale of (i) any common shares that are issued under our equity incentive plan to Petra or any entity that provides services to us and (ii) the common shares that will be issued to Petra Capital Management as payment of a portion of the additional distribution under our long-term incentive plan. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings.

Indemnification Agreements

Upon the closing of our private offerings, we will enter into customary indemnification agreements with each of our trustees and executive officers that will obligate us to indemnify them to the maximum extent permitted by Maryland law. See ‘‘Certain Relationships and Related Party Transactions—Indemnification Agreements.’’

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and real estate values. The primary market risks that we will be exposed to are real estate risk, interest rate risk, market value risk and prepayment risk.

Real Estate Risk

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event net operating income decreases, a borrower may have difficulty making its debt service payments to us, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our investments, which could also cause us to suffer losses. Even when the net operating income is sufficient to cover the related property’s debt service payments, conditions may change in the future that eliminate or otherwise decrease such coverage.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Our operating results will depend, in large part, on differences between the income from our investments and our financing costs. We currently expect that any financings will be based on a floating rate of interest calculated on a fixed spread over the relevant index, as determined by the particular financing arrangement. Accordingly, we believe that the net impact of changing interest rates on our floating interest rate investment portfolio should be limited.

Subject to maintaining our qualification as a REIT and our exemption under the Investment Company Act, we may hedge our financing costs through the use of interest rate swaps, interest rate caps, short sales of securities, options, derivatives indices or other hedging instruments in order to protect the interest rate spread on our investment portfolio. Our hedging activity will vary in scope based on the level of interest rates, the type of investments held, and other changing market conditions. See ‘‘Investment Policies and Policies with Respect to Certain Activities—Hedging Policies.’’

In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Furthermore, such defaults could have an adverse effect on the spread between our interest-earning assets and interest-bearing liabilities.

Market Value Risk

Our available for sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuate primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Prepayment Risk

As we receive prepayments of principal on our investments, any premiums paid for such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, as we receive prepayments of principal on our investments, any discounts realized on the purchase of such investments will be accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors will influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with generally accepted accounting principles, or GAAP, and any distributions we may make to our shareholders will be determined by our board of trustees based primarily on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

MARKET OPPORTUNITY

Commercial Real Estate Overview

As of the fourth quarter of 2007, the U.S. commercial real estate market was supported by nearly $2.5 trillion of debt capital. As shown in Figure 1 below, of the approximately $14.5 trillion of total U.S. mortgages outstanding, approximately $3.3 trillion was in the form of commercial and multifamily real estate mortgage loans. Since 2003, the commercial real estate mortgage loan market has been one of the fastest growing segments in the U.S. debt market, which is comprised of both public and private debt, and includes commercial banks, CMBS issuers, insurance companies, savings institutions and government agencies.

Figure 1

Source: Federal Reserve

In connection with the growth realized within the commercial real estate mortgage loan market, since 2000, CMBS issuers have experienced both record growth and one of the largest gains in market share of total mortgages outstanding. As illustrated in Figure 2 below, aggregate CMBS issuance grew from approximately $342 billion in 2000 to approximately $1.6 trillion through the fourth quarter of 2007, which represents a compounded annual growth rate of approximately 25%.

Due to the current credit crisis, U.S. CMBS issuance has slowed significantly in 2008, down to an aggregate of approximately $5.9 billion through the first quarter of 2008, compared to an aggregate of approximately $61.15 billion during the first quarter of 2007.

Figure 2

Source: Commercial Mortgage Alert, May 23, 2008; (1) 2008 data as of May 23, 2008, annualized.

Distress in the Commercial Real Estate Market

While CMBS issuance reached record levels in 2007, a large constituency of buyers of CMBS kept spreads at historical lows (see Figure 3) through the early part of 2007. In February 2007, a deterioration in the residential subprime mortgage industry began due in large part to poor underwriting practices, large increases in delinquencies and, in certain markets, declining housing values. The ripple effect of the decline in the subprime market affected a significant portion of the debt markets, as margin calls from debt providers proliferated and long term financing options, such as CDOs, dissipated. In order to meet margin calls, many owners of subprime portfolios were forced to liquidate portions of their portfolios at inopportune times and at depressed prices. Over a short period of time, many financing sources were no longer available for borrowers as a result of the liquidity crisis in the market. This liquidity crisis spread from the residential mortgage market into the commercial mortgage market, creating pressure on holders of commercial real estate debt investments. Regardless of what would normally be considered a healthy commercial market marked by low vacancy rates and generally increasing rental rates for commercial properties, borrowing rates spiked upward.

The recent turmoil in the credit markets has increased the influence exerted by B-Note and mezzanine buyers and resulted in rating agencies adjusting their models to more conservative credit tranches. These events in the credit markets resulting from the decline in the subprime market have caused many of these institutions to withdraw from the market or substantially reduce their loan activity and outstanding investments. Liquidity constraints in the credit markets have caused the disappearance of the ‘‘CDO Bids’’ for those mezzanine positions, further exacerbating this supply/demand imbalance.

The impact on the global banking system has been substantial, as banks and funds have been forced to unwind positions in order to realize cash. Internal credit departments have required the liquidation of many positions, for example, in higher leveraged mezzanine loans. The result has been an upward demand for liquidity, as investors have become more concerned with the value of their assets. CMBS issuers have had a difficult time selling bonds, as investors demand wider interest rate spreads to counter the perceived increase in risk. Spreads for 10-year AAA CMBS are approximately 150 basis points wider today than they were only nine months earlier, as illustrated in Figure 3 below, even after a recent minor recovery. Despite reports of a recent recovery in fixed-rate CMBS products, illiquid conditions persist in the floating rate CMBS. Given such dynamics, we expect that CMBS issuance will continue to be slow for the remainder of 2008, as lenders are uncertain as to whether and to what extent they will be able to securitize commercial mortgage loans.

Figure 3

Source: Bloomberg – Morgan Stanley CMBS Index

Figure 4 below illustrates that during the fourth quarter of 2007 CMBS spreads (over swaps) dramatically widened as liquidity in the CMBS market worsened. Despite a recent minor recovery, spreads still remain elevated in comparison to historic levels. The same observation is made when comparing CMBS spreads over the 10-Year Treasury (see Figure 5).

Figure 4

Source: Bloomberg – Morgan Stanley CMBS Index

Figure 5

Source: Bloomberg – Morgan Stanley CMBS Index

Commercial banks and CMBS issuers are currently the largest holders of commercial and multifamily mortgage loans (see Figure 6). These holders are under increasing pressure to minimize their exposure to these asset classes and are often forced to sell the loans at discounts in order to maintain liquidity. Since the beginning of the market decline, both commercial banks and CMBS issuers have postponed or canceled numerous transactions, providing the opportunity for others to acquire their assets at discounts and offer well-priced leverage and equity.

Figure 6

Source: Commercial Mortgage Securities Association; Flow of Fund Accounts of the U.S. Federal Reserve

Commercial Real Estate Fundamentals Remain Intact

It is our belief that the widening spread in the commercial real estate mortgage loan market is driven by illiquid credit markets and not by deteriorating credit fundamentals. While yields on CMBS continue to widen, CMBS delinquency rates remain low, as depicted in Figure 7 below. Figure 7 demonstrates the dislocation of credit quality between residential subprime and CMBS. As of March 31, 2008, 30-day CMBS delinquency rates were approximately 0.46% and 60-day CMBS delinquency rates were approximately 0.33%, substantially lower than subprime delinquency rates.

Figure 7

Figure 8 below shows that CMBS delinquency rates remain low and stable across all major property types.

Figure 8

Further evidence of strong credit fundamentals in commercial real estate mortgage loans is revealed in Figure 9 below, which illustrates the total number of CMBS upgrades by Fitch Ratings. When compared to Figure 10 below, the year-end results for 2007 show that the number of upgrades continues to significantly exceed the number of downgrades, as Fitch Ratings has upgraded 776 classes of U.S. CMBS during 2007. During the same period, 70 classes were downgraded, resulting in an upgrade/downgrade ratio of 11:1.

Figure 9

Source: Fitch Ratings Report 4Q 2007

Figure 10

Source: Fitch Ratings Report 4Q 2007

Market Opportunity

We believe there is a current market opportunity to invest a significant amount of capital in commercial mortgage loans and other real estate-related assets with the potential for attractive risk-adjusted returns over a relatively limited time period. Debt financers are afforded more bargaining power, as current volatility has created severe restrictions on the availability of financing. We believe the values of commercial mortgage loans and CMBS have become mispriced relative to their inherent risk. We further believe we will be able to capitalize on this market opportunity by constructing a diverse portfolio of assets, which may include large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing, secured loans to REITs and other real estate-related entities under distress, sub- and non-performing commercial mortgage loans and self-originated commercial mortgage loans and other real estate-related assets. Our beliefs are supported by the widened spread environment, limited liquidity in the credit markets and stable credit fundamentals. We expect that our experienced network of industry professionals, disciplined underwriting methodology, rigorous risk management practices, ability to execute rapidly and our senior management team’s extensive experience in similar distressed market situations will enable us to capitalize on the substantial opportunities that we believe currently exist in the commercial real estate market.

OUR COMPANY

Our Company

We are a newly organized, internally managed commercial real estate finance company formed to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Our management team is led by Andrew Stone, our chairman, chief executive officer and president, who has over 25 years of experience investing in our targeted assets under a variety of market conditions. Mr. Stone and our next three most senior executive officers also own and control Petra Capital Management, which had assets under management of approximately $3.7 billion on which it earned management fees as of March 31, 2008.

We intend to accomplish our investment strategy by constructing a diverse portfolio of commercial mortgage loans and other real estate-related assets, which may include:

•	Large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing;

•	Secured loans to REITs and other real estate-related entities under distress;

•	Sub- and non-performing commercial mortgage loans; and

•	Self-originated commercial mortgage loans and other real estate-related assets.

Our senior management team has historically utilized a fundamental value-based ‘‘bottom-up’’ approach to analyzing commercial mortgage loan acquisition and origination opportunities. We refer to this as a ‘‘bottom-up’’ approach because, in addition to the traditional desktop underwriting, analysis and modeling methods utilized by many investment banks, hedge funds and asset managers, we will conduct detailed physical inspections of properties to confirm in-place rents, cash flows, tenant occupancy levels, market comparables and capital expenditure projections. We believe that this investment approach will provide us with a competitive advantage to analyze, acquire and originate attractive commercial mortgage loans and other real estate-related assets.

Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We expect to make investment and portfolio allocation decisions based on various factors, including expected cash yield, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentrations, liquidity, available capital and availability and cost of financing.

We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements.

We plan to take a long term view towards managing our assets and liabilities and, accordingly, believe that our reported earnings and asset values at the end of any particular financial reporting period, which may vary significantly from quarter to quarter, will not significantly influence our strategy of maximizing cash distributions to our shareholders over time.

Prior to our Rule 144A and Regulation S offerings, an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share.

On June 4, 2008, we commenced a private offering of $250 million of our common shares pursuant to Rule 144A and Regulation S under the Securities Act. We have not entered into a purchase agreement with the initial purchaser for our Rule 144A and Regulation S offerings and we can offer no assurances as to the amount, per share amount or timing of our Rule 144A and Regulation S offerings or whether such offerings will be consummated at all. This offering is not conditioned upon the completion of our private offerings.

Our Management

Our senior management team has an average of over 25 years of experience in commercial mortgage acquisition, origination, structuring, underwriting, financing and portfolio management. Our senior management team includes Andrew Stone, our chairman, chief executive officer and president, Lawrence Shelley, our co-chief operating officer, executive vice president and treasurer, Kenneth Kornblau, our co-chief operating officer, executive vice president, secretary and chief compliance officer, and Joseph Iacono, our chief investment officer and executive vice president. Through our employment arrangements and the shared facilities and services agreement described below, upon the closing of our private offerings, we will have access to Petra’s experienced multi-disciplinary team of 20 professionals, including 10 involved directly in the underwriting process.

Over the past two decades, the members of our senior management team, led by Mr. Stone, have held leadership positions at prominent financial institutions, including Salomon Brothers, Prudential Securities, Daiwa Securities America and Credit Suisse, and have built and managed real estate finance businesses under various market conditions, including the savings and loan crisis of the late 1980s and early 1990s and the related sale of assets through the Resolution Trust Corporation, or the RTC, and the Russian financial crisis in the late 1990s. We believe that the experience of our senior management team will provide us with valuable insights, leadership and vision. Additionally, they have been at the forefront of innovating emerging products ranging from structuring and trading CMOs to offering CMBS at the outset of the market for those securities and offering various types of commercial real estate CDOs, including one comprised of high yield assets.

The following highlights certain experiences and the evolution of our senior management team:

Salomon Brothers.    From 1981 through 1987, Mr. Stone was one of the senior traders responsible for the day-to-day management of the MBS trading group, which was headed by Lewis Ranieri. Mr. Stone and his team were responsible for structuring and trading new real estate finance products that Salomon Brothers was bringing to the market. These products included, among others, CMOs, strips, ABS, multifamily mortgages and manufactured housing financing. Mr. Shelley was in charge of the MBS sales team for the New York office and was actively involved in creating and marketing these products. Mr. Kornblau was an outside counsel responsible for working with Mr. Stone on these new structures.

Prudential Securities.    Mr. Stone joined Prudential Securities in 1987 and was responsible for investment banking, sales, trading and research for MBS and ABS until 1990. During his tenure, the firm became one of the leaders in new issue origination of these products and created a sophisticated framework for the rigorous analysis and valuation of the most complex assets. This analytical approach was designed to allow the firm to discern, and then retain, portions of transactions that were mispriced.

Daiwa Securities America.    Messrs. Stone and Shelley founded the securitized products and real estate group at Daiwa Securities America in 1990, were later joined by Mr. Iacono, who was actively involved in the underwriting, acquisition and structuring of assets, and grew the business until they departed in 1994. Mr. Kornblau was the outside counsel who helped create the group and structure its new products and transactions.

The Daiwa team was active in originating and acquiring assets, which were subsequently pooled to create innovative emerging products, such as multi-borrower CMBS deals, which were brought to the market in 1993. The team continued structuring and offering innovative products such as securitized pools of derivative MBS and sale-leaseback transactions collateralized by operating leases. The team was an active buyer of undervalued assets being sold by the RTC from failed savings and loans institutions. The team was also active in trading MBS, ABS and derivatives in the secondary market, seeking to capitalize on the mispricings which often occurred as a result of the perceived illiquidity and analytic complexity of esoteric MBS and ABS.

Credit Suisse.    In 1995, Mr. Stone formed the PTG, which was Credit Suisse’s global real estate business. The PTG also functioned as a proprietary investment vehicle within Credit Suisse to invest in mortgage- and asset-backed and other real estate-related debt and equity. Messrs. Shelley, Kornblau and Iacono joined Mr. Stone at Credit Suisse and were key executives in establishing and growing the business.

The team dealt with some of the largest and most creative property owners and operators and earned a reputation as a creative and efficient lender in the marketplace. They created one of the first offerings of CDOs backed by a pool of high-yield real estate assets. The deal, Madison Square LLC (which was structured in 1998 and closed in early 1999), was among the first pools created for institutional investors of subordinated debt, mezzanine loans and CMBS first-loss pieces.

Certain members of our senior management team began working together again in 2003. Petra Capital Management was formed in 2004 to capitalize on the experience of the members of our senior management team. As noted above, our senior management team has historically utilized a fundamental value-based ‘‘bottom-up’’ approach focusing on the real estate underlying a potential investment, in addition to traditional desktop underwriting, analysis and modeling methods.

In February 2006, Petra Capital Management became a registered investment adviser as it established the Petra Fund to pursue the creation of a diversified portfolio of commercial real estate finance investments. The Petra Fund has originated or acquired over $2 billion of these investments since its inception. As of March 31, 2008, Petra had assets under management of approximately $3.7 billion on which it earned management fees, with the Petra Fund having commercial real estate finance investments of approximately $1.6 billion and approximately $418 million of equity. As of March 31, 2008, the Petra Fund had generated cumulative net returns since inception of approximately 23%. The Petra Fund has different investment objectives and policies than we do, as well as an existing portfolio, and there can be no assurance that its historical returns will be indicative of our future performance.

Upon the closing of our private offerings, each member of our senior management team will enter into an employment and noncompetition agreement with us. Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. In addition, each member of our senior management team will continue in his current capacity with Petra Capital Management. Petra Capital Management will provide certain facilities and services to us under the shared facilities and services agreement, which will have an initial term of two years. In the first year of the initial term, we will reimburse Petra Capital Management for its costs under the shared facilities and services agreement (including an allocation of the expenses of Petra relating to employees providing services under such agreement), which may not exceed $1.7 million. The amount payable to Petra Capital Management in the second year of the initial term may be adjusted to the fair market value of providing such facilities and services, subject to the approval of our independent trustees.

Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of

25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters. In addition, prior to our private offerings, we granted an aggregate of 765,000 of our restricted common shares to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 which amounts are subject to adjustment as described herein.

Current Market Opportunities

We believe that the current conditions in the credit markets have created investment opportunities of a magnitude that arise infrequently in the financial markets. When there are market disruptions in asset classes that are financed through secured borrowings, market participants often sell more liquid assets initially so that they can satisfy margin requirements relating to their other less liquid holdings, which leads to investment opportunities in the assets being sold. In addition, investment opportunities arise as lenders become overly cautious in relation to lending to healthy asset classes. As a result, values become mispriced. This illiquidity is the primary driver of our current market opportunities.

Concerns that began with the deterioration of the credit quality of sub-prime residential loans and other factors have resulted in an illiquidity contagion that has impacted the values of commercial mortgage loans and other real estate-related assets despite, in our view, the lack of a deterioration in the fundamentals of such loans and assets. Similar to past market disruptions, such as the stock market crash of 1987, the savings and loan crisis of the late 1980s and early 1990s and the related sale of assets through the RTC, the implosion of the emerging markets and the ensuing credit crunch of the late 1990s and the terrorist attacks on September 11, 2001, we believe that current market conditions present an opportunity to invest a significant amount of capital in commercial mortgage loans and other real-estate related assets with the potential for attractive risk-adjusted returns over a relatively limited time period.

We have identified the following areas of focus where we believe attractive investment opportunities currently exist. However, we have not entered into any agreements or commitments in respect of any particular investment opportunity.

•	Large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing. We believe that many owners of financial assets are anxious to reduce their balance sheet exposure to illiquid, difficult-to-value commercial real estate assets through attractively priced portfolio sales with seller-provided financing for the life of the asset. Under current market conditions, many large originators and owners of commercial real estate debt have substantial portfolios of commercial mortgage loans and CMBS that are not credit impaired, but, rather, have experienced significant decreases in carrying values as a result of the widened spreads on similar assets in today’s environment. This has resulted in difficulties in financing or re-financing these assets under the current credit-constrained conditions and/or pressure to reduce holdings of these assets over a relatively short period of time due to regulatory capital requirements and/or business motivations. We believe there is an opportunity for us to acquire ‘‘bulk’’ portfolios of commercial mortgage loans and CMBS at yield levels that, when leveraged with financing provided by the seller, present the opportunity for attractive returns, and we believe that such opportunity may continue to expand throughout 2008. We anticipate that in many cases the financing provided by the sellers will be without the risk of margin calls that would exist in traditional financing provided by third party lenders.

•	Secured loans to REITs and other real estate-related entities under distress. Over the past decade, there has been a proliferation of REITs, real estate operating companies, specialty finance companies, hedge funds and similar market participants that hold commercial mortgage loans and other real estate-related assets. However, the current conditions in the credit markets have made it more difficult for these entities to raise additional capital and to obtain repurchase agreement facilities and other secured finance facilities. We believe that many such entities are still seeking debt and equity financing and are willing to raise equity or borrow funds at rates that will be attractive to us in order to sustain their constrained business models.

•	Sub- and non-performing commercial mortgage loans. In the ordinary course of business, we may acquire other assets that we believe are mispriced relative to their risks. These assets may include commercial mortgage loans for which default is likely or imminent or for which the borrower is currently making periodic payments in accordance with a forbearance plan (sub-performing assets) or that are in default (non-performing assets).

•	Self-originated commercial mortgage loans and other real estate-related assets. The upheaval in the credit markets has resulted in an environment of significantly constrained availability of credit. Many of the commercial banks, investment banks, insurance companies, specialty finance companies and other lenders that were active in real estate financing have curtailed their commercial lending activities, particularly as it relates to highly leveraged financing or transitional properties. Due to the limited availability of financing facilities, we believe that the opportunity to generate attractive risk-adjusted returns from self-originated commercial mortgage loans and other real estate-related assets is presently limited. However, we may originate such loans if attractive investment opportunities arise and/or financing on favorable terms becomes available that are likely to generate attractive risk-adjusted returns.

Investment Strategy

Our investment strategy is to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We generally intend to avoid transactions that are subject to significant competition. Instead, we intend to pursue opportunities that are not as competitive due to the conditions in the credit market, size, complexity or exit strategy. We will also rely on our senior management team’s extensive nationwide network of relationships with sponsors and financial institutions who in the past have relied on our senior management team’s ability to structure creative financing packages and to respond quickly to their needs. We believe that this strategy will enable us to achieve more favorable pricing, increase diversification and maximize structuring flexibility. We may also make direct investments into entities that have a material real estate component or exposure.

In any origination transaction we undertake, we will seek to control as much of the capital structure as possible in order to identify and retain that portion that provides the most attractive risk-adjusted returns. We will generally seek to accomplish this through the direct origination of whole loans, which permits a wide variety of syndication and securitization executions. Our ability to provide a single source of financing to borrowers will streamline the lending process and provide greater certainty to them and we believe provides us a competitive advantage.

We plan to diligently grow and manage our portfolio with the objective of maximizing shareholder value through a combination of stable distributions and capital appreciation. Our success will depend on our ability to generate income principally from the spread between the yields on our assets and the cost of our borrowing and hedging activities, as well as from gains on sales of assets. See ‘‘—Our Financing Strategy’’ below.

Our ability to manage our real estate risk will be a critical component of our success. We will actively manage the credit quality, yield and duration of our portfolio by using the expertise of our senior management team in structuring and repositioning investments. When investing in higher leverage transactions, we will use guidelines and standards that members of our senior management team have developed and employed historically, including a review of the creditworthiness of the equity investors, additional forms of collateral and strategies to effect repayment. If defaults occur, we will take advantage of our senior management team’s asset management skills to mitigate the severity of losses and we will seek to optimize the recovery from assets in the event that we foreclose upon them. Our senior management team has broad experience in workouts and working with borrowers in distress. We believe that by monitoring assets closely and detecting problems early we will be able to proactively and effectively address borrower issues through restructurings, workouts or other means.

Targeted Asset Classes

We intend to pursue investments across our targeted asset classes in the full range of commercial property types. Although our focus on particular property types may evolve as different opportunities become available, our initial focus will include, among other things, office, hotel, retail and multifamily properties and conversions of other asset types into condominiums. Consistent with the past experience of the members of our senior management team, we intend initially to focus on assets in markets with characteristics such as high barriers to entry and growing economies. Our assets may also include, without limitation, construction loans and other investments in development or redevelopment projects. The size and term of our investments will vary depending on, among other factors, the opportunities available in the marketplace and the composition of our portfolio at the time of investment. Although we may acquire or originate loans or other assets of significantly greater or lesser size or that have different maturities, we anticipate that our investments will range generally from $20 million to $70 million with maturities ranging from three to seven years. Our targeted asset classes include, without limitation, the following:

First mortgage loans.    First mortgage loans are loans secured by a first priority lien on real estate, and may bear interest at fixed or floating rates. First mortgage loans are typically originated as part of a property acquisition or refinancing of a property or a portfolio of properties. We believe that the current conditions in the credit markets and continuing regulatory and other pressure on commercial banks, investment banks, insurance companies and foreign institutions will continue to create opportunities to acquire portfolios of performing and non-performing first mortgage loans at discounted values. Our first mortgage loans may include bridge loans and construction loans.

CMBS.    CMBS generally are multi-class debt or pass-through certificates secured or backed by single loans or pools of commercial mortgage loans. We intend to acquire CMBS that will yield high current interest income where we consider the return of principal to be likely. We intend to acquire CMBS from private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities. CMBS may be senior or subordinated or be investment-grade or non-investment grade rated or be unrated.

The credit quality of any CMBS issue depends primarily on the credit quality of the underlying mortgage loans. Among the factors determining credit quality are the (i) purpose (e.g., refinancing or new purchase), (ii) principal amount relative to the value of the collateral, (iii) terms (e.g., amortization schedule, balloon amounts, reserves, prepayment terms), (iv) geographical location of the collateral and (v) creditworthiness of the tenants occupying the underlying properties.

The securitization process typically involves one or more of the rating agencies, including Moody’s Investors Service, Fitch Ratings and Standard & Poor’s, who review the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered ‘‘investment grade.’’ Bond classes that are subordinate to the BBB class are considered ‘‘non-investment grade.’’ The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes which are sold at higher yields.

Each securitization typically requires the owner of the most subordinate CMBS class to appoint a special servicer. The primary function of the special servicer is to manage any loans that default or become delinquent at their maturity. Accordingly, the special servicer function is critical with respect to maximizing the return of principal and interest from the underlying loans.

Secured loans.    Secured loans to REITs and other real estate-related entities under distress may have terms from less than one to more than three years and may take the form of term loans or facilities that permit the borrower to draw and repay amounts from time to time, subject to posting sufficient collateral for particular borrowings. These loans may bear interest at variable rates at spreads over LIBOR, but may also be fixed rate loans, and may involve the payment by the borrower of origination and other fees, such as ongoing facility fees for undrawn amounts. We may originate these loans through a TRS. We may provide these loans through repurchase agreement facilities, and/or warehouse facilities under which we take ownership of the collateral, subject to the repayment of the loan, or we may take a security interest in the collateral. We anticipate that the terms of these loans will include covenants such as, among other things, loan-to-value limitations and debt service coverage ratios.

Mezzanine and other subordinated debt.    Mezzanine and other subordinated debt investments take the form of subordinated loans collateralized by second mortgages on the underlying property or loans collateralized by a pledge of the ownership interests in the entity owning the property or a pledge of the ownership interests in the entity owning an interest in the entity owning the property. A mezzanine loan does not fully share, if at all, in the same collateral package as the borrower’s senior loans, may not be collateralized and is subordinated to the borrower’s senior loans in order of payment. We may provide mezzanine or other subordinated debt to ensure our ability to provide the first mortgage financing, which we would intend to sell or securitize, subject to REIT qualification requirements and the REIT ‘‘prohibited transaction’’ rules, so that the overall transaction, including such debt, would meet our investment objective.

B-Notes.    B-Notes are loans collateralized by a first mortgage and subordinated to a senior interest in the same mortgage loan, referred to as an A-Note. The subordination of a B-Note is generally evidenced by a co-lender or participation agreement between the holders of the related A-Note and the B-Note. In some instances, the B-Note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but typically are subordinated in recovery upon a default. B-Notes share certain credit characteristic with second mortgages, in that both are subject to the greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-Note. If we originate first mortgage loans, we may divide them, securitizing or selling the A-Note (subject to REIT qualification requirements and the REIT ‘‘prohibited transaction’’ rules) and keeping the B-Note for investment. In instances where we divide a first mortgage loan, we will fund the origination of the loan either through or jointly with a TRS of ours. If we originate the first mortgage loan jointly with our TRS, we will retain the B-Note for investment and our TRS will sell the A-Note. If we originate the first mortgage loans through our TRS, our TRS will sell the B-Note to us for investment at fair market value determined based on arm’s length dealing, and our TRS will sell the A-Note to third parties. We may also pay our TRS a fee for the origination services provided by it for the B-Notes we acquire for our loan portfolio. Our TRS will be subject to corporate income tax on any taxable gain recognized by it on the sale of B-Notes or A-Notes to us or to third parties and on its other taxable income.

Preferred equity and direct equity in real estate.    We may invest in the preferred equity of entities that directly or indirectly own commercial real estate, as well as directly invest in real estate assets. Although preferred equity is typically not collateralized by the real estate held by the issuer of the preferred equity and is subordinated to the debt of the issuer, it does occupy a senior position in the issuer’s capital structure, relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with covenants that limit the issuer’s activities and grant the holders the right to control the property after default. Occasionally, the first mortgage on a property prohibits additional liens and a preferred equity structure provides an attractive financing alternative. A holder of preferred equity may be entitled to take certain actions, or cause a liquidation, upon a default. Preferred equity typically is highly leveraged, with loan-to-value ratios generally between 85% and 95%.

We may pursue direct equity investments in real estate assets. We will generally venture with experienced third-party operating partners who will maintain day-to-day operating responsibilities for the real estate project. We may make such equity investments as a means of enhancing returns and as a strategy to enhance our relationship with the borrower to provide the underlying leverage for the financing of these projects as part of our first mortgage loan origination activities.

Other assets.    In addition to our targeted assets, we may make investments in other asset classes such as land and real estate synthetic securities, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our intention to operate our business so as to be exempt from registration under the Investment Company Act. Synthetic securities typically reference a specific asset, pool of assets or indices whereby the price performance of the particular synthetic security is derived from the performance of the assets or indices referenced by the synthetic agreement.

Our Financing Strategy

We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. From time to time, we may seek to ‘‘match fund’’ our assets. This means that we would seek to match the interest rate characteristics, repricing schedules and/or maturities of our financial obligations with those of our investments to minimize the risk that we have to refinance our financial obligations prior to the maturities of our assets and to reduce the impact of changing interest rates on our earnings. Our declaration of trust and bylaws do not limit the amount of indebtedness we can incur, and our board of trustees has discretion to deviate from or change our financing strategy at any time. Based upon current market conditions, we expect to apply, on average, leverage with a debt-to-equity ratio of approximately 1:1 to 4:1 on a portfolio basis, when our business is fully seasoned. However, individual investments may be subject to higher leverage depending on the nature of the particular investment. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. We may finance our investments through a variety of sources, including, without limitation, the following:

•	Seller-provided term financing for portfolio acquisitions. As noted above, under current market conditions we intend to pursue large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller provided financing. Although certain of these opportunities may involve sellers that are motivated by a need for liquidity, other sellers are under pressure to reduce their holdings of these assets over a relatively short period of time due to regulatory capital requirements and/or business motivations. We believe that commercial banks, investment banks, insurance companies and other institutional participants that are seeking to dispose of such portfolios due to considerations other than liquidity needs may be a source of noncallable term financing for our purchases of their portfolios. We intend to pursue financing provided by these sellers that may be without the risk of margin calls that would exist in traditional repurchase agreement financing provided by third party lenders and that may be match funded to the term of the portfolios’ underlying commercial mortgage loans.

•	Bank credit facilities (including term loans and revolving facilities). We may use bank credit facilities (including term loans and revolving facilities) to finance our investments. These financings may be collateralized or non-collateralized and may involve one or more lenders. Bank credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates.

•	Repurchase agreement facilities. We may use repurchase agreement facilities as financing to fund our investments. Under these agreements, we will sell our loans and securities to a counterparty and agree to repurchase the same loans and securities from the counterparty at a price equal to the original sales price plus accrued interest for the term. These facilities are typically accounted for as debt secured by the underlying collateral. During the term of a repurchase agreement facility, we expect to be entitled to receive scheduled interest and principal on the related loans and securities.

•	Warehouse facilities. We may use short-term financing in the form of warehouse facilities, which are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in loans and securities that in turn pledge the resulting loans and securities to the warehouse lender.

•	CDOs and other securitization structures. We may utilize non-recourse long-term securitization structures, particularly CDOs, as well as other match-funded arrangements, to finance our investments, to the extent such financing is available. Unlike typical securitization structures, we expect to structure our CDOs such that the underlying assets may be prepaid or be sold for a period of time, subject to certain limitations, without a corresponding repayment of the CDO notes, provided that the proceeds are reinvested in qualifying assets. As a result, CDOs of this type may enable us to actively manage the pool of assets. We believe that CDOs are an attractive financing vehicle for our investments because they will enable us to lock in our financing cost on a long-term basis and minimize the risk that we will have to refinance our indebtedness before our investments mature or reprice, while giving us the flexibility to manage credit risk.

•	Equity and debt issuances. We may issue additional common shares and preferred shares directly or indirectly (through convertible or exchangeable securities, warrants or options) and collateralized and non-collateralized debt in the capital markets or otherwise.

•	Hedging instruments. Subject to maintaining our qualification as a REIT and our exemption under the Investment Company Act, we may hedge our financing costs through the use of interest rate swaps, interest rate caps, short sales of securities, options, derivatives indices or other hedging instruments in order to protect the interest rate spread on our investment portfolio. Although we generally do not intend to hedge the currency risk inherent in our international investments, subject to maintaining our qualification as a REIT, we may hedge such risk where we deem appropriate.

Competitive Strengths

We believe our competitive strengths include the following:

Utilization of fundamental value-based analysis and valuation.    We believe that we are well-positioned to invest in assets that have the potential to generate attractive risk-adjusted returns due to our senior management team’s extensive experience in acquiring, originating, structuring, underwriting, financing and managing commercial mortgage loans and other real estate-related assets in various market conditions over the course of decades of working together. We believe that our senior management team’s historical practice of basing commercial mortgage loan acquisition and origination decisions on core real estate fundamentals will afford us a discrete competitive advantage over many of our investment bank, private equity and hedge fund competitors that utilize a more limited approach. Our senior management team has historically utilized the investment process described herein to analyze and value commercial mortgage loan acquisition and origination opportunities. Our investment process is based on a selective and disciplined approach that integrates sourcing and screening of investment opportunities, underwriting and due diligence capacity and active portfolio management, as well as our senior management team’s experience in structuring investments with complex real estate, financial and legal issues. We believe that this investment approach will provide us with a competitive advantage to analyze, acquire and originate attractive commercial mortgage loans and other real estate-related assets.

Investment Returns not Diluted by Prior Portfolio.    We believe we have a competitive advantage relative to comparable commercial mortgage REITs and other portfolio lenders to pursue our investment strategy since we do not have a legacy portfolio of lower-return or problem assets to potentially dilute the attractive returns available in today’s liquidity challenged environment.

Limited Reliance on Short-Term Financing.    We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing.

Expertise in Lending Across the Entire Capital Structure.    Our senior management team has broad experience acquiring, originating, structuring, underwriting, financing and managing performing and non-performing first mortgages, mezzanine loans, preferred equity, direct equity, hybrid structures and other assets. Using this experience, we believe we will be able to offer a broad range of real estate financing alternatives. We believe that this capability to act as a ‘‘one stop shop’’ for commercial real estate sponsors by providing financing solutions across the entire capital structure provides us with an important competitive strength and will enable us to access attractive opportunities from our senior management team’s relationships. Furthermore, through our access to our senior management team’s relationships, we expect to have the opportunity to source negotiated transactions with more attractive terms than those typically available to other parties in a competitive bidding situation.

Substantial Investment and Alignment of Interests.    Our structure is intended to closely align the interests of our senior management team with those of our common shareholders. An affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase common shares in the prior offering, the members of our senior management team were granted restricted common shares prior to our private offerings and, pursuant to our long-term incentive plan described herein, Petra Capital Management will be eligible to receive a quarterly additional distribution based on our performance, a minimum of 25% and a maximum of 50% of which, if payable, will be paid in the form of our common shares. We believe this structure will align the interests of our common shareholders with those of our senior management team and will create additional incentive to maximize shareholder value.

Prudent Risk Management.    We will utilize rigorous risk management practices in the acquisition, origination and financing of commercial mortgage loans and other real estate-related assets. We believe the best risk mitigator for our targeted investment opportunities is a thorough understanding and analysis of an investment’s credit, legal, servicing, sponsorship and market stress parameters prior to acquisition or origination. This, coupled with seeking appropriate diversification as our portfolio grows (by geography, asset, property type and/or borrower), active monitoring of the performance of individual investments and prudent use of leverage, forms the core of our risk management philosophy. Our risk management activities will seek to ensure a consistent and objective view of an investment’s risk exposure in an effort to minimize losses. This focus on capital protection and risk management is the centerpiece of the selection, acquisition, origination, structuring, pricing, underwriting, financing and portfolio management of our investments.

Investment Process and Risk Management

In making investment and portfolio management decisions on our behalf, our senior management team will utilize a carefully formulated strategy that begins with the sourcing of potential investments. We will typically focus on investments from sources where members of our senior management team have a strategic advantage or a direct relationship with the counterparty. Our investment process is based on a selective and disciplined approach that integrates sourcing and screening of investment opportunities, underwriting and due diligence capacity and active portfolio management, as well as our senior management team’s substantial experience in structuring investments with complex real estate, financial and legal issues. Through our employment arrangements and the shared facilities and services agreement, upon the closing of our private offerings, we will have access to Petra’s experienced multi-disciplinary team of 20 professionals, including 10 involved directly in the underwriting process.

We believe our investment process is a key component to prudent risk management. We believe the best risk mitigator for our targeted investment opportunities is a thorough understanding and analysis of an investment’s credit, legal, servicing, sponsorship and market stress parameters prior to acquisition or origination. This, coupled with seeking appropriate diversification as our portfolio grows (by geography, asset, property type and/or borrower), active monitoring of the performance of individual investments and prudent use of leverage, forms the core of our risk management philosophy. Our risk management activities will seek to ensure a consistent and objective view of an investment’s risk exposure in an effort to minimize losses. This focus on capital protection and risk management is the centerpiece of the selection, acquisition, origination, structuring, pricing, underwriting, financing and portfolio management of our investments.

Each stage of our investment process is illustrated and summarized below.

Sourcing.    Our senior management team will be responsible for sourcing all of our investments, either directly from borrowers or sponsors or indirectly from the secondary market. We expect that our senior management team’s extensive network of relationships will provide us with a competitive advantage in sourcing transactions and will allow us to maintain a strong deal pipeline. We believe that our senior management team’s relationships with capital market participants, including financial institutions, real estate owners and managers, investment banks, private equity funds and hedge funds, insurance companies, brokers, legal and accounting advisors, lending entities, regulatory entities, accounting oversight bodies and credit rating agencies, will provide us with valuable insight into investment opportunities and afford us unique access to multiple, diverse sources of investment and financing opportunities for commercial mortgage loans and other real estate-related assets. Using this experience, we believe we will be able to offer a broad range of real estate financing alternatives. We believe that this capability to act as a ‘‘one stop shop’’ for commercial real estate sponsors by providing financing solutions across the entire capital structure provides us with an important competitive strength and will enable us to access attractive opportunities from our senior management team’s relationships. Furthermore, through our access to our senior management team’s relationships, we expect to have the opportunity to source negotiated transactions with more attractive terms than those typically available to other parties in a competitive bidding situation.

Transaction Screening.    We will prescreen potential investment opportunities to efficiently identify attractive potential transactions and ensure that the transactions we ultimately pursue are consistent with our investment objective and guidelines. Prospective opportunities will be reviewed on a preliminary basis and discussed with members of our investment committee at an early stage. This screening process will include a review of general market conditions for the contemplated location and asset type, the particular attributes of the asset, the transaction pricing and structure and the sponsor’s history and financial strength. We believe that this approach will allow us to be responsive to the prospective borrowers, clients and partners while enabling us to stay focused on which potential investments will best help us accomplish our goals.

Risk Management, Underwriting and Due Diligence.    Prior to committing our capital, we will conduct comprehensive asset and sponsor underwriting and due diligence to identify and minimize the risks associated with a particular investment. Our due diligence will focus on the fundamentals of the real estate underlying each investment as well as the borrower, market, industry and other factors, with a primary focus on the preservation of capital. We will emphasize real estate fundamentals across all business lines and we believe that understanding these fundamentals along with a disciplined underwriting methodology will maximize risk-adjusted returns. Our underwriting process commences with a due diligence review on the particular investment, which typically begins with a site inspection of the asset by a member of our senior management team. Generally, our due diligence review on each particular investment includes, but is not limited to, the review or preparation of the following information:

•	the historic, in place and projected property revenues and expenses and, in the case of secondary purchases of investments, whether the investment is a sub-performing or non-performing asset;

•	the property, its location and its attributes;

•	review of the competitive set of properties and how the property competes in the competitive set;

•	the valuation of the property as per our financial projections and in many cases confirmed by an independent appraisal;

•	the valuation of the property by looking at comparable sales in the subject market;

•	market assessment, including review of tenant lease files, surveys of property sales and leasing comparables and an analysis of area economic and demographic trends, and a review of an acceptable mortgagee’s title policy;

•	supply and demand characteristics of the subject market, including analysis of replacement costs and an analysis of barriers to entry for competing properties;

•	the potential for near-term revenue growth and opportunity for expense reduction and increased operating efficiencies;

•	market rents, leasing projections, vacant space and near-term vacancies, provided by a leasing broker with local knowledge;

•	structural and environmental review of the property, including review of engineering and environmental reports and a site inspection to determine future maintenance and capital expenditure requirements;

•	the requirements for any reserves, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvements and leasing commission costs, interest, additional services, real estate taxes and property, casualty and liability insurance;

•	the underwritten net cash flow for a property, which is a set of calculations and adjustments prepared during the underwriting process to assist in evaluating a property’s cash flows, and generally is defined as the estimated stabilized annual revenue derived from the use and operation of the property (consisting primarily of rental income and reimbursement of expenses where applicable) less an allowance for vacancies, concessions and credit losses and estimated stabilized annual expenses;

•	the credit quality of the borrower through background checks and review of the borrower’s financial strength and real estate operating experience; and

•	the impact of such investment on our ability to maintain our REIT qualification and our exemptions from the Investment Company Act.

Key information considered in the credit analysis of a particular investment includes, but is not limited to, debt service coverage, loan-to-value ratios and property operating performance. Consideration is also given to other forms of collateral and alternative exit strategies to effect repayment. We will update the types of information considered as part of the underwriting process based upon actual experience and changing market conditions. This rigorous due diligence process is augmented by the use of third-party service providers with expertise in areas such as environmental, engineering, valuation, accounting, market analysis and legal.

Investment Committee Review.    The investment process will be managed by our investment committee that will include Messrs. Stone, Shelley, Kornblau and Iacono. Our investment committee will operate under investment guidelines adopted by our board of trustees. See ‘‘Investment Policies and Policies with Respect to Certain Activities—Investments—Investment Guidelines’’ for a description of our investment guidelines. The primary focus of our investment committee will be to review and approve our investment policies and our investments, and related compliance with our investment policies and guidelines, as well as to review the impact of investments on our ability to maintain our qualification as a REIT and our exemptions from the Investment Company Act. Our investment committee will have authority delegated by our board of trustees to authorize transactions consistent with our investment guidelines. Any transactions falling outside our guidelines or constituting a related party transaction must be approved by our board of trustees, including a majority of our independent trustees.

Execution.    Upon obtaining approval from our investment committee and completion of all legal, financial and credit due diligence, we may acquire or originate the investment. Once an investment is approved, we will begin the documentation and funding process. This process also involves the execution of a letter of intent, finalizing due diligence and the coordination of the closing process. In connection with this process, we will determine the appropriate financing arrangement for each investment. Our financing strategy is discussed above under ‘‘—Our Financing Strategy.’’

Portfolio Management.    We will monitor and assess the investment performance of our assets to mitigate risks associated with credit quality, liquidity and interest rate fluctuations. The monitoring process includes a continuous review of market conditions and credit risk, a review of collateral statistics and performance, a quarterly review of each investment and the maintenance and frequent monitoring of a watch list, periodic investment committee meetings to discuss credit performance, periodic site inspections and the engagement of third-party auditors. In the short term we may utilize third-party servicers to collect and monitor cash flows from our investments and for special servicing of our investments to the extent within our control. As part of our active portfolio management, assets may be liquidated or restructured to maximize our risk-adjusted returns. We will seek to optimize investment cash flow over an investment’s holding period and maximize an investment’s value upon disposition.

Servicing

We believe that effective management of commercial mortgage loans and other real estate-related assets is essential to maximizing their performance and value. In the short term, we intend to utilize an established third party servicer for many of our investments, including Situs Asset Management, or Situs. Historically, the Petra Fund has primarily utilized Situs as the servicer for its real estate finance investments. One servicing professional from Situs is currently dedicated to Petra matters and works full time within Petra’s offices. Situs was established in 1985 and currently employs approximately 330 people and manages in excess of 500 positions with an outstanding principal balance of approximately $6 billion. The servicing of sub-performing or non-performing loans is often referred to as ‘‘special servicing.’’ We believe that the special servicing of any sub-performing and non-performing loans will enhance our returns substantially by allowing us to better manage underlying credit risks by identifying borrower problems early and responding quickly to address those problems either by suitable loan modification or other loss mitigation activities.

Competition

We are subject to significant competition in seeking commercial mortgage loans and other real estate-related assets. At any given time, there may be a limited number of opportunities that fit within our investment strategy, and we will compete for them with many public and private real estate investment entities, such as other REITs, hedge funds, private equity funds, finance and financial companies, commercial and investment banks, pension funds, institutional investors and individuals. New companies or other entities with similar investment objectives may be formed that have significant amounts of capital and that may compete with us for investment opportunities. Petra will also compete with us for investment opportunities from time to time. See ‘‘Investment Policies and Policies with Respect to Certain Activities—Conflicts of Interest Policy.’’ Our competitors may be larger than we are, may be better capitalized and have significantly greater and more efficient access to additional favorable capital and other resources, may have higher risk tolerances or different risk assessments that could allow them to consider a wider variety of investments, may have better business contacts and relationships, may have management personnel with more experience than we do generally or in specific areas and may have other advantages over us. Competition may result in fewer investments, higher prices, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could materially and adversely affect our results of operations and cash flows. See ‘‘Risk Factors—Risks Relating to Our Business Strategy—Competition may limit the availability of desirable investments and result in reduced risk-adjusted returns.’’

Investment Company Act Exemption

We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We expect to operate most of our business through our subsidiaries.

Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an ‘‘investment company’’ if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire ‘‘investment securities’’ having a value exceeding the 40% test. ‘‘Investment securities’’ excludes U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% test will limit the types of businesses in which we may engage either directly or through our subsidiaries. We anticipate that some of our wholly-owned or majority-owned subsidiaries will rely on the exemptions provided by Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Other subsidiaries may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, in which case we would treat securities issued by these types of subsidiaries that we own as ‘‘investment securities’’ and be required to keep the value of these securities that we own below 40% of our total assets on an unconsolidated basis. We believe our operating partnership will not be an investment company because it will satisfy the 40% test.

The determination of whether an entity is a majority-owned subsidiary of ours would be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another entity which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We would treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any entity as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more entities as majority-owned subsidiaries, we would need to adjust our investment strategy and invest our assets in order to continue to pass the 40% test. Any such adjustment in our investment strategy could have a material adverse effect on us.

Any entity relying on Section 3(c)(5)(C) for its Investment Company Act exemption, or a Section 3(c)(5)(C) Subsidiary, will be required to invest at least 55% of its assets in ‘‘mortgages and other liens on and interests in real estate,’’ or Qualifying Real Estate Assets, and at least 80% of its assets in Qualifying Real Estate Assets plus real estate-related assets, or Real Estate-Related Assets. The assets that we acquire through a Section 3(c)(5)(C) Subsidiary, therefore, will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we or any such subsidiary may not issue redeemable securities.

Based on no-action letters issued by the staff of the SEC, we will classify investments in fee interests in real estate and in various types of whole loans as Qualifying Real Estate Assets, as long as the loans are ‘‘fully secured’’ by an interest in real estate at the time we invest in the loan. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we will consider the loan a Qualifying Real Estate Asset. We will consider a participation in a whole mortgage loan to be a Qualifying Real Estate Asset only if we control the right to foreclose the mortgage securing the loan in the event of a default.

We consider agency whole pool certificates to be Qualifying Real Estate Assets. An agency whole pool certificate is a certificate issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a Qualifying Real Estate Asset for purposes of the 55% test, but constitutes a Real Estate-Related Asset for purposes of the 80% test.

With respect to investments in B-Notes, we will take the position that B-Notes are Qualifying Real Estate Assets for purposes of the 55% test, or Qualifying B-Notes, where we have the following controlling holder rights: (i) veto rights; (ii) consultation/foreclosure rights; (iii) cure rights; (iv) replacement of servicer rights; and (v) right to purchase the A-Note.

We generally do not expect investments in CMBS, other than investments in agency whole pool certificates, to constitute Qualifying Real Estate Assets for purposes of the 55% test, unless we determine that those investments are the ‘‘functional equivalent’’ of owning mortgage loans, which will depend, among other things, on whether we have the unilateral foreclosure rights with respect to the underlying real estate collateral. Instead, these investments will generally be classified as Real Estate-Related Assets for purposes of the 80% test.

With respect to investments in mezzanine loans, we will classify ‘‘Tier 1’’ mezzanine loans as Qualifying Real Estate Assets for purposes of the 55% test, where, except for the lack of a mortgage loan against the property, the mezzanine loan is the ‘‘functional equivalent’’ of, and provides the holder with the same economic experience as, a second mortgage (including providing the right to foreclose on the collateral and, thereby, through 100% ownership of the property-owning entity, ownership of the underlying real estate). In particular, we will classify a Tier 1 mezzanine loan as a Qualifying Real Estate Asset for purposes of the 55% test where: (i) the Tier 1 mezzanine loan is a subordinated loan made specifically and exclusively for the financing of real estate; (ii) we exercise ongoing control rights over the management of the underlying property; (iii) we have the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan; and (iv) we have the right to foreclose on the collateral and through our ownership of the property-owning entity become the owner of the underlying property. Other mezzanine loans will be classified as Real Estate-Related Assets for purposes of the 80% test.

The treatment of other investments as Qualifying Real Estate Assets and Real Estate-Related Assets will be based on the characteristics of the underlying collateral and the particular type of loan including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral.

To the extent that the staff of the SEC provides more specific guidance regarding the treatment of assets as Qualifying Real Estate Assets or Real Estate-Related Assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the staff of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we or our subsidiaries fail to maintain our exemptions from the Investment Company Act, we could be required to register as an investment company, at which time we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act will, accordingly, limit our business activities.

Employees

We currently have no employees. Following the closing of our private offerings, we will have five employees who also serve as officers of Petra. We intend to initially outsource certain accounting and bookkeeping services in connection with our operations.

Legal Proceedings

We are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us.

Our Information

We were organized in the State of Maryland on October 19, 2007. Our principal executive offices are located at 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019. Our telephone number is (212) 812-6170. Our internet address will be                     . The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies.

Investments

Investment Objective

We are a newly organized, internally managed commercial real estate finance company formed to take advantage of inefficiencies and dislocations in the credit markets by opportunistically acquiring and originating commercial mortgage loans and other real estate-related assets that generate risk-adjusted returns that currently exceed those typically expected under normal market conditions. Over time, we intend to continue to exploit inefficiencies and dislocations in the credit markets as our primary investment strategy. However, if or when the credit markets return to normal conditions, our focus may expand from acquiring and originating opportunistic assets to acquiring and originating market rate assets and financing those assets through bank borrowings and other indebtedness in order to generate risk-adjusted returns that we believe are attractive in light of the then prevailing market conditions.

We intend to conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership.

Investment Guidelines

We will pursue diverse investments that have the potential to generate attractive risk-adjusted returns, consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes and our intention not to be required to register under the Investment Company Act. We will adopt general guidelines for our investments and borrowings to the effect that:

•	no investment shall be made which would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment shall be made which would cause us to be regulated as an investment company under the Investment Company Act;

•	no more than 33% of our equity, determined as of the date of such investment, may be invested in non-U.S. assets or non-U.S. dollar denominated loans or securities; and

•	no more than 25% of our equity, determined as of the date of such investment, may be invested in any single asset.

For purposes of the foregoing, references to limits on investment in an asset, with respect to any portfolio, will be applied to the individual assets comprising the portfolio and not the portfolio itself. Any investment guidelines adopted by our board of trustees may be waived or changed by our board of trustees without the approval of our shareholders.

Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations and the asset and gross income tests necessary for REIT qualification, we may invest in equity or debt securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We may invest in various types of securities of or interests in entities primarily engaged in real estate activities, including, without limitation, first mortgage loans, CMBS, secured loans, mezzanine and other subordinated debt, B-Notes, preferred equity and direct equity in real estate, land and real estate synthetic securities.

Investments in Real Estate Mortgages

We plan to invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under these mortgages and that the collateral securing them may not be sufficient to enable us to recoup our full investment.

Financing Policies

We plan to finance our investments with a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions. However, in light of current market conditions, we anticipate initially utilizing limited leverage on our portfolio as part of our financing strategy, with certain exceptions such as seller-provided financing. Our financing sources will include the net proceeds of this offering and, if and to the extent available at the relevant time, seller-provided financing, borrowings in the form of bank credit facilities (including term loans and revolving facilities), repurchase agreement facilities, warehouse facilities and CDOs and other securitization structures, public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. From time to time, we may seek to ‘‘match fund’’ our assets. This means that we would seek to match the interest rate characteristics, repricing schedules and/or maturities of our financial obligations with those of our investments to minimize the risk that we have to refinance our financial obligations prior to the maturities of our assets and to reduce the impact of changing interest rates on our earnings. Our declaration of trust and bylaws do not limit the amount of indebtedness we can incur, and our board of trustees has discretion to deviate from or change our financing strategy at any time. Based upon current market conditions, we expect to apply, on average, leverage with a debt-to-equity ratio of approximately 1:1 to 4:1 on a portfolio basis, when our business is fully seasoned. However, individual investments may be subject to higher leverage depending on the nature of the particular investment. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

Hedging Policies

Subject to maintaining our qualification as a REIT and our exemption under the Investment Company Act, we may hedge our financing costs through the use of interest rate swaps, interest rate caps, short sales of securities, options, derivatives indices or other hedging instruments in order to protect the interest rate spread on our investment portfolio. Our hedging activity will vary in scope based on the level of interest rates, the type of investments held, and other changing market conditions. In general, income from hedging transactions does not constitute qualifying income for purposes of the REIT 75% and 95% gross income requirements, although it may do so if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. Although we generally do not intend to hedge the currency risk inherent in our international investments, subject to maintaining our qualification as a REIT, we may hedge such risk where we deem appropriate. To the extent, however, that we enter into a hedging contract to reduce interest rate exposure on foreign currency risk on indebtedness incurred to acquire or carry real estate-related assets, and properly identify in our books and records such hedging contract, any income that we derive from the contract would be excluded income for purposes of calculating the REIT 95% gross income test if specified requirements are met, but would not be excluded and would not be qualifying income for purposes of calculating the REIT 75% gross income test. See ‘‘U.S. Federal Income Tax Considerations—Taxation of Our Company—Income Tests.’’

Conflicts of Interest Policy

We, our executive officers and Petra will face conflicts of interest because of relationships with each other. The terms of our employment and noncompetition agreements with the members of our senior management team, including the compensation payable by us thereunder, were not negotiated at arm’s length, and the terms of such agreements may not be as favorable to us as if they were so negotiated. Similarly, the terms under the shared facilities and services agreement with Petra Capital Management were not negotiated at arm’s length and may not be as favorable to us as if they were so negotiated. Petra may serve as the collateral manager for CDOs that may be used to finance our investments, with the right to select the assets to be included in the CDOs. In addition, each member of our senior management team is a principal of Petra and will not devote his time to us exclusively and may have conflicts in allocating his time between us and Petra.

As indicated above, prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. The risk of the additional distribution is that the basis for the determination may cause our senior management team to place undue emphasis on our short-term net income at the expense of other criteria, such as preservation of capital, in order to receive a higher additional distribution. Investments with higher short-term yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Petra currently manages and invests in, and will continue to manage and invest in, other real estate-related investment entities. Certain investments appropriate for us may also be appropriate for such Petra-managed entities. We and Petra have developed a conflicts policy in an effort to provide equitable treatment of us and such Petra-managed entities with respect to investment allocation. Under the conflicts policy, Petra has agreed to provide us with a right of first offer on (i) large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing and (ii) secured loans to REITs and other real estate-related entities under distress.

With respect to investment opportunities made available to Petra or us in (i) self-originated commercial mortgage loans and other real estate-related assets, (ii) sub- and non-performing commercial mortgage loans and (iii) CMBS not subject to the right of first offer referenced above, investments will be allocated equitably between us and Petra-managed entities based upon a variety of considerations, including:

•	whether the investment falls within a Petra-managed entity’s investment objectives, policies and strategies;

•	whether we and/or the Petra-managed entity has sufficient cash and purchasing power;

•	whether the terms of any necessary financing are appropriate for us and/or the Petra-managed entity;

•	whether the investment satisfies our and/or the Petra-managed entity’s portfolio needs;

•	whether the investment’s liquidity meets our and/or the Petra-managed entity’s cash flow requirements;

•	whether the investment meets regulatory or legal requirements applicable to us and/or the Petra-managed entity;

•	what impact the investment has on our and/or the Petra-managed entity’s portfolio diversification;

•	what impact the investment has on the credit quality of our and/or the Petra-managed entity’s portfolio; and

•	the size of the investment.

The foregoing allocation procedures will also apply between us and any future investment funds, companies, vehicles or other entities that Petra manages or controls with which we have an overlapping investment strategy.

In addition, so long as the limited partnership interest entitling Petra Capital Management to the additional distribution described herein is outstanding, Petra Capital Management will agree not to raise, sponsor or advise any new investment fund, company or vehicle (including any REIT) whose primary investment focus is (i) large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing or (ii) secured loans to REITs and other real estate-related entities under distress.

We and Petra will adopt the following policies with respect to our participation in investments in which Petra is also participating. In the event that (i) we invest in a loan, or portion of a loan, that is directly or indirectly collateralized by the same underlying real estate asset that secures a debt tranche of a different priority held by Petra or (ii) Petra or we hold an equity or a preferred equity interest in a real estate asset that directly or indirectly secures a loan in which either we or Petra has an interest, then, if either of (i) a material default in respect of the debt tranche in which we hold an interest or (ii) any request to amend, modify or waive any material term of our debt tranche in order to avoid a pending material default occurs, we will retain a reputable independent third party special servicer or adviser to advise our board of trustees with respect to all material rights, remedies, enforcement actions, amendments and requests for waivers or consents in respect of our debt tranche.

Other conflicts policies that will apply to our management include controls for:

•	Cross Transactions – defined as transactions between us and a Petra-managed entity. It is our policy to engage in a cross transaction only when the transaction is in our best interest, and is consistent with our investment objective, policies and strategies. We may enter into cross transactions where our senior management team acts on our behalf and Petra acts on behalf of the other party to the transaction. These transactions will be approved by a majority of our independent trustees.

•	Principal Transactions – defined as transactions between us and Petra. Certain cross transactions may also be considered principal transactions. We will not engage in principal transactions with Petra without the prior approval of a majority of our independent trustees.

In addition, our board of trustees is subject to policies, in accordance with provisions of Maryland law, which are also designed to eliminate or minimize conflicts, including the requirement that all transactions in which trustees or executive officers have a material conflicting interest to our interests be approved by a majority of our independent trustees. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Interested Trustee, Officer and Employee Transactions

We will adopt a policy that, unless such an action is approved by a majority of our independent trustees, we will not knowingly:

•	acquire from or sell to any of our trustees, officers or employees, or any entity in which one of our trustees, officers or employees has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of our assets or other property;

•	make any loan to or borrow from any of the foregoing persons; or

•	engage in any other transaction with any of the foregoing persons.

Notwithstanding the foregoing, we will not make loans to any such persons if such loans are prohibited by law.

Our bylaws allow any of our trustees, officers, employees or agents, in their personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, to have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to us.

Pursuant to Maryland law, a contract or other transaction between a trust and a trustee or between the trust and any other company or other entity in which a trustee serves as a trustee or has a material financial interest is not void or voidable solely on the grounds of such common trusteeship or interest, the presence of such trustee at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the trustee’s vote in favor thereof if (i) the material facts relating to the common trusteeship or interest and as to the transaction are known or disclosed to the board of trustees or a committee of the board, and the board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of independent trustees, even if the independent trustees constitute less than a quorum, (ii) the material facts relating to the common trusteeship or interest of the transaction are known or disclosed to the shareholders entitled to vote thereon, and the transaction is approved in good faith by vote of the shareholders, or (iii) the transaction or contract is fair and reasonable to the trust at the time it is authorized, ratified or approved.

Policies with Respect to Other Activities

We have the authority to offer common shares, preferred shares or options to purchase shares in exchange for property and to repurchase or otherwise acquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. As described under ‘‘Our Operating Partnership—Redemption Rights,’’ we expect, but are not obligated, to issue common shares to holders of units of limited partnership interest in our operating partnership upon exercise of their redemption rights. We may issue preferred shares from time to time, in one or more series, as authorized by our board of trustees without the need for shareholder approval. See ‘‘Description of Shares of Beneficial Interest.’’ We do not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership. We have not invested in the past, but we may invest in the future, in the securities of other issuers for the purpose of exercising control over such issuers. At all times, we intend to make investments in such a manner so as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the regulations of the U.S. Department of the Treasury, our board of trustees determines that it is no longer in our best interest to qualify as a REIT. We have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to conduct our business so as to be exempt from regulation under the Investment Company Act.

MANAGEMENT

Trustees, Trustee Nominees and Executive Officers

Upon the closing of our private offerings, our board of trustees will consist of five trustees, including the three independent trustee nominees named below who will become trustees upon the closing of our private offerings. Of these five trustees, we believe that each of them, other than Andrew Stone and Joseph Iacono, will be considered independent in accordance with the requirements of the NYSE. Our trustees will be elected at each annual meeting of our shareholders to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify.

Each of our executive officers serves at the pleasure of our board of trustees, subject to rights under any employment and noncompetition agreement.

Our trustees, trustee nominees, executive officers and certain other key employees, their ages and titles as of June 4, 2008 are as follows:

Name	Age	Title
Andrew Stone	51	Chairman of the Board of Trustees, Chief Executive Officer and President
Lawrence Shelley	49	Co-Chief Operating Officer, Executive Vice President and Treasurer
Kenneth Kornblau	50	Co-Chief Operating Officer, Executive Vice President, Secretary and Chief Compliance Officer
Joseph Iacono	43	Trustee, Chief Investment Officer and Executive Vice President
Richard Perlman	46	Interim Chief Financial Officer
		Independent Trustee Nominee
Steven Leiter	55	Independent Trustee Nominee
William Pitofsky	49	Independent Trustee Nominee

Biographical Information

Executive Officers and Key Employees

Andrew D. Stone.    Mr. Stone is our chairman, chief executive officer and president. Mr. Stone is a founder, Managing Partner and Chairman of Petra Capital Management. Prior to founding Petra Capital Management in 2004, Mr. Stone was a Managing Director and head of the PTG at Credit Suisse, where he was responsible for the firm’s worldwide real estate effort, including debt origination, equity investments and securitization. Prior to joining Credit Suisse in 1995, Mr. Stone was Senior Managing Director in charge of the Mortgage, Asset-Backed and Real Estate Securities Group at Daiwa Securities America. Mr. Stone founded the department and was responsible for managing the origination, trading, structuring and sales of all MBS and ABS. Prior to joining Daiwa Securities America in 1990, Mr. Stone was Managing Director and head of the Mortgage and Asset-Backed Group at Prudential Securities. Mr. Stone began his career in 1981 at Salomon Brothers in the Mortgage-Backed Securities Department. Mr. Stone has also been featured in New York Magazine in ‘‘Who’s Winning on Wall Street’’ and as one of 10 of ‘‘Wall Street’s Hottest Up-and-Comers’’ in Worth Magazine. During his career, Mr. Stone has been the recipient of several prestigious industry awards, including being named one of the top 100 financial people of the twentieth century by The Financial Institute and being named as part of the ‘‘Forty Under Forty Executives to Watch’’ by Crain’s-NY. Mr. Stone was featured three times in the Financial World’s ‘‘Wall Street 100,’’ which profiled the top 100 successes on Wall Street. Mr. Stone was named to Commercial Property News’ ‘‘Dealmakers Hall of Fame,’’ which highlighted the top ten dealmakers of the 1990s. He was also listed in Global Finance’s ranking of the Top 600 people in finance internationally. Mr. Stone received his B.S. from the Wharton School of the University of Pennsylvania in 1979, with dual majors in finance and entrepreneurial management, and his M.B.A. from the University of Chicago in 1981 with a double concentration in finance and marketing.

Lawrence A. Shelley.    Mr. Shelley is our co-chief operating officer, executive vice president and treasurer. Mr. Shelley also is a Vice Chairman and Co-Chief Operating Officer of Petra Capital Management. Prior to joining Petra Capital Management in 2004, Mr. Shelley was a Managing Director, co-founder and Chief Operating Officer of the PTG at Credit Suisse, where he was responsible for all non-investment facets of the business, including capital management, derivative financing and financial reporting. Mr. Shelley was also responsible for working with all oversight and regulatory entities within Credit Suisse, including legal, accounting and operations. He also was on the executive committee reporting to Mr. Stone, which was responsible for running the day-to-day operations of the group. Prior to joining Credit Suisse in 1995, Mr. Shelley was a Managing Director and co-founder of the Mortgage, Asset-Backed and Real Estate Securities Group at Daiwa Securities America. Mr. Shelley began his career in 1980 at Salomon Brothers where he was an institutional fixed income salesman specializing in U.S. Treasury and MBS, and became the manager of the New York mortgage-backed sales force. Mr. Shelley received his B.S. from the Wharton School of the University of Pennsylvania in 1980.

Kenneth J. Kornblau.    Mr. Kornblau is our co-chief operating officer, executive vice president, secretary and chief compliance officer. He also is a Vice Chairman and Co-Chief Operating Officer of Petra Capital Management. Prior to joining Petra Capital Management in 2004, Mr. Kornblau was a Managing Director of the PTG at Credit Suisse, where he was responsible for the development of new business opportunities and deal structures as well as assisting with the management of the group. Prior to joining Credit Suisse in 1998, Mr. Kornblau was a partner in the New York office of the law firm of Brown & Wood LLP (which merged into Sidley Austin llp), where he helped to pioneer the development of the MBS and CMBS markets in the 1980s and 1990s. Mr. Kornblau has represented many major Wall Street investment banks, and has represented other large clients such as Fannie Mae and the City of New York. He has worked on a wide variety of structured and corporate finance, real estate and securities transactions. Mr. Kornblau received his B.A. from Duke University in 1979 and his J.D. from Duke University School of Law in 1983.

Joseph Iacono.    Mr. Iacono is a member of our board of trustees and our chief investment officer and executive vice president. He also is a Managing Director and Chief Investment Officer of Petra Capital Management and is responsible for Petra Capital Management’s commercial real estate investment activities. Prior to joining Petra Capital Management in 2005, Mr. Iacono was responsible for Nomura Securities International’s East Region real estate banking initiatives. Prior to joining Nomura in 2002, Mr. Iacono was a Managing Director at Chase Manhattan Bank, where he oversaw a 40-member group and was responsible for directing their nationwide origination and underwriting activities. Prior to joining Chase Manhattan Bank in 2000, Mr. Iacono was a Director with Credit Suisse’s PTG where he managed a 10-member banking group. Prior to joining Credit Suisse in 1996, Mr. Iacono was a Vice President at Daiwa Securities America, where he was involved in administering one of the industry’s first commercial mortgage loan conduit programs. Mr. Iacono’s experience has included direct responsibility and management for loan production, underwriting and closing, as well as coordination with rating agencies and subordinated bond investors. In addition, Mr. Iacono has held positions at PaineWebber, Inc. and Barnett Banks, Inc. Mr. Iacono received his B.A. from Rollins College in 1987 and his M.S. in Real Estate from Columbia University in 1991.

Richard Perlman.    Mr. Perlman is our interim chief financial officer. Mr. Perlman also is the Chief Financial Officer of Petra Capital Management. Prior to joining Petra Capital Management in 2006, Mr. Perlman was the Chief Financial Officer of The Winter Organization, a multi-state commercial real estate company. While at The Winter Organization, Mr. Perlman was responsible for all aspects of financial reporting, treasury, budgeting, compliance, internal controls and risk management. Prior to joining The Winter Organization in 2005, Mr. Perlman was the Chief Financial Officer of Strategic Resources, an investment advisory and fund management firm engaged in the management of real estate investment funds. At Strategic Resources, Mr. Perlman was responsible for all financial aspects of the acquisition, development, financing and management of real estate equity and debt portfolios. Prior to joining Strategic Resources in 1994, Mr. Perlman was a manager at BDO Seidman, the fifth largest accounting and consulting firm in the U.S. Mr. Perlman received his B.S. in accounting from The State University of New York at Albany in 1983 and his Masters Degree in Real Estate Finance from New York University in 2004. Mr. Perlman is a New York Licensed Certified Public Accountant.

Trustee Nominees

[Biography of independent trustee to come]

Steven E. Leiter.    Mr. Leiter has agreed to become a member of our board of trustees upon the closing of our private offerings. During 2005, Mr. Leiter served as chief executive officer of AssetEye, a startup software company. Prior thereto, Mr. Leiter joined Realm Business Solutions, or Realm, in 2000 a real estate and finance technology startup, as Executive Vice President of Strategy. After three months at Realm, he became the chief executive officer of Realm’s initial acquisition, Newstar Solutions, a property management and homebuilder software company, where he remained until 2003. Mr. Leiter began his career at Arthur Andersen in 1981, where he became a Partner in the Financial Services Practice until his departure in 2000. He was the Partner-In-Charge of the Metro New York Real Estate and Financial Products Practice and a member of the Executive Committee of Arthur Andersen’s Worldwide Real Estate and Hospitality Services Group. Mr. Leiter has served on the Board of Directors of The Alliance of Resident Theatres of New York, a not-for-profit organization advocating Off Broadway theatre in New York City. Mr. Leiter received his B.S. in Accounting and Economics from Queens College in 1981. He is a New York Licensed Certified Public Accountant.

William Pitofsky.    Mr. Pitofsky has agreed to become a member of our board of trustees upon the closing of our private offerings. From December 2007 to the present, Mr. Pitofsky has been pursuing personal investment opportunities. From April 2005 to December 2007, Mr. Pitofsky was a consultant to Belgravia Capital, a private investment vehicle focused on private equity and venture capital investments. From June 2002 until March 2005, Mr. Pitofsky was a partner in Canterbury Capital Partners, a private investment fund formed to focus on opportunistic acquisitions of commercial real estate in the Northeast. Mr. Pitofsky was at Credit Suisse from 1985 to 2002. From 1999 to 2002, he was Co-Head of Credit Suisse’s Realty Investment Group and had responsibility for liquidating approximately $7 billion of performing and distressed commercial real estate loans and assets. During his career at Credit Suisse, Mr. Pitofsky also held a number of senior positions in the structured products area. Mr. Pitofsky was promoted to Managing Director in 1993 and was named co-head of the Asset Finance Group. Mr. Pitofsky subsequently ran the Real Estate Finance Group with responsibility for the Asset Finance Group and Mortgage Finance Group as well. Mr. Pitofsky received his B.A. from Tufts University in 1981 and his M.B.A. in Finance from the Wharton School of the University of Pennsylvania in 1985.

Board Committees

Upon the closing of our private offerings, our board of trustees will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will be composed exclusively of independent trustees, as defined by the listing standards of the NYSE. Moreover, our compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee trustees and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside trustees for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

Our audit committee will consist of Steven Leiter,                  and William Pitofsky, each of whom will be an independent trustee. Mr. Leiter will chair our audit committee and will serve as our audit committee financial expert, as that term is defined by the SEC. Our audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

Our audit committee also will be responsible for engaging independent certified public accountants, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee will consist of                 , Steven Leiter and William Pitofsky, each of whom will be an independent trustee.                  will chair our compensation committee. The principal functions of our compensation committee will include (i) evaluating the performance of our officers, (ii) establishing overall employee compensation policies and recommending to our board of trustees major compensation programs, (iii) reviewing and approving the compensation payable to our officers, including salary and bonus awards and awards under our equity incentive plan, (iv) administering our equity incentive plan and our long-term incentive plan and any other compensation plans, policies and programs of ours and (v) discharging the board’s responsibilities relating to compensation to our trustees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of William Pitofsky,                  and Steven Leiter, each of whom will be an independent trustee. Mr. Pitofsky will chair our nominating and corporate governance committee. Our nominating and corporate governance committee will be responsible for seeking, considering and recommending to our board of trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting of shareholders. The committee also will recommend to our board of trustees the appointment of each of our executive officers. It also will periodically prepare and submit to our board of trustees for adoption the committee’s selection criteria for trustee nominees. It will review and make recommendations on matters involving the general operation of our board of trustees and our corporate governance, and will annually recommend to our board the nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of our board of trustees’ performance as a whole and of the individual trustees and report thereon to our board.

Trustee Compensation

We will pay a $50,000 annual trustee’s fee to each of our independent trustees, $25,000 of which will be paid in cash and $25,000 of which will be paid in common shares. All members of our board of trustees will be reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our board of trustees and its committees. We will pay an annual fee of $10,000 to the chair of our audit committee and an annual fee of $3,000 to each of the chairs of our compensation committee and our nominating and corporate governance committee. Common shares issued in payment of trustees’ fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. In addition, we will make under our equity incentive plan to each independent trustee an initial grant of 2,000 restricted common shares upon the closing of our private offerings, which shares will fully vest on the 18-month anniversary of the date of grant as long as such trustee is serving as a board member on such date. Our independent trustees will be entitled to receive distributions on such shares, which will be held by us in escrow until the shares have vested, and will have the same voting rights with respect to such shares as any other common shareholder, regardless of whether such shares have vested.

Executive Compensation

Compensation Discussion and Analysis

We have determined to pay base salaries and annual bonuses to Andrew Stone, our chief executive officer and president, Lawrence Shelley, our co-chief operating officer, executive vice president and treasurer, Kenneth Kornblau, our co-chief operating officer, executive vice president, secretary and chief compliance officer, and Joseph Iacono, our chief investment officer and executive vice president, in accordance with their employment and noncompetition agreements, which are described below under ‘‘—Employment and Noncompetition Agreements,’’ and have determined to make comparable payments and grants to Richard Perlman, our interim chief financial officer, for whom there will be no employment and noncompetition agreement. For purposes of this discussion, we refer to these five individuals as our named executive officers. Our board of trustees has not yet formed our compensation committee. Accordingly, we have not yet adopted compensation policies with respect to, among other things, setting base salaries, awarding bonuses or making future grants of equity awards to our named executive officers. We anticipate that such determinations will be made by our compensation committee, once formed, based on factors such as the desire to retain such officers’ services over the long-term. In addition, our compensation committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

Executive Officer Compensation

The following is a summary of the elements of and amounts expected to be paid under our compensation plans for fiscal year 2008. Because we were organized in October 2007 and did not conduct any prior operations, we did not pay any compensation to our named executive officers for the fiscal year ended December 31, 2007. In addition to the compensation elements described below, our named executive officers may also receive a portion of any additional distribution paid to Petra Capital Management pursuant to our long-term incentive plan, as described below under ‘‘—Long-Term Incentive Plan.’’

Annual Base Salary.    Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we expect that our compensation committee will consider each executive’s role and responsibility, unique skills, future potential with us, salary levels for similar positions in our target market and internal pay equity.

Annual Cash Bonus.    Annual cash bonuses are designed to incentivize our named executive officers at a variable level of compensation based on our and such individual’s performance. In connection with our annual cash bonus program, we expect that our compensation committee will determine annual performance criteria that are flexible and that change with the needs of our business. Our annual cash bonus program will be designed to reward the achievement of specific, financial and operational objectives.

Equity Awards.    We will provide equity awards to our named executive officers pursuant to our equity incentive plan. Time-vested equity awards are designed to focus and reward our named executive officers on our long-term goals and enhance shareholder value. In determining equity awards, we anticipate that our compensation committee will take into account our overall financial performance. See ‘‘—Equity Incentive Plan’’ below.

Benefits.    We intend to provide a competitive benefits package to our employees which is expected to include health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits and our 401(k) plan. The plans under which these benefits will be offered are not expected to discriminate in scope, terms or operation in favor of officers and trustees and will be available to our employees. We will not have any special benefits or retirement plans for our named executive officers.

Severance.    Under their employment and noncompetition agreements, each of our named executive officers (other than Mr. Perlman, for whom there will be no employment and noncompetition agreement) will be entitled to receive severance payments under certain circumstances in the event that his employment is terminated. Severance payments are designed to protect and compensate our named executive officers under those circumstances. These circumstances and payments are described below under ‘‘—Employment and Noncompetition Agreements—Potential Payments from Termination.’’

Summary of Executive Compensation

We were organized in October 2007, did not conduct any prior operations and, accordingly, did not pay any compensation to our named executive officers for the year ended December 31, 2007. The following table sets forth the compensation expected to be paid in fiscal year 2008 on an annualized basis to our named executive officers following the closing of our private offerings. As discussed below under ‘‘—Employment and Noncompetition Agreements,’’ we will enter into employment and noncompetition agreements with each of our named executive officers (other than Mr. Perlman) upon the closing of our private offerings. Following the closing of our private offerings, we will assign certain of the rights and obligations under the employment and noncompetition agreements with the applicable named executive officers to our operating partnership, which will also employ the named executive officers and will pay their compensation.

Summary Compensation Table*

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Share Awards (#)		Total ($)(2)
Andrew Stone Chief Executive Officer and President	2008	630,000	630,000	(3)	306,000	(4)	1,260,000
Richard Perlman Interim Chief Financial Officer	2008	175,000	175,000	(3)	—		350,000
Lawrence Shelley Co-Chief Operating Officer, Executive Vice President and Treasurer	2008	315,000	315,000	(3)	153,000	(4)	630,000
Kenneth Kornblau Co-Chief Operating Officer, Executive Vice President, Secretary and Chief Compliance Officer	2008	315,000	315,000	(3)	153,000	(4)	630,000
Joseph Iacono Chief Investment Officer and Executive Vice President	2008	315,000	315,000	(3)	153,000	(4)	630,000

*	The columns for ‘‘Option Awards,’’ ‘‘Non-Equity Incentive Plan Compensation,’’ ‘‘Change in Pension Value and Nonqualified Deferred Compensation Earnings’’ and ‘‘All Other Compensation’’ have been omitted because they are not applicable.

(1)	The amounts given are annualized projections for the year ending December 31, 2008 based on each named executive officer’s employment and noncompetition agreement (except for Mr. Perlman, for whom there will be no employment and noncompetition agreement). Mr. Perlman’s salary is also an annualized projection for the year ending December 31, 2008.
(2)	These amounts exclude the values of the restricted common shares granted to the members of our senior management team.
(3)	This amount reflects the preliminary potential bonus such named executive officer may receive under his employment and noncompetition agreement (except for Mr. Perlman, for whom there will be no employment and noncompetition agreement). A bonus will be granted at the discretion of our compensation committee in accordance with applicable company and individual performance targets to be determined by our compensation committee.
(4)	On May 31, 2008, each of Messrs. Stone, Shelley, Kornblau and Iacono was granted 306,000, 153,000, 153,000 and 153,000 restricted common shares, respectively, under our equity incentive plan, which grants are subject to adjustment as described below. The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. These grants will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering.

The restricted common shares will vest in three equal annual installments, beginning on the first anniversary of the date of grant. The holders of such restricted common shares will be entitled to receive distributions on such shares, but such distributions will be held by us in escrow until the shares have vested. The holders of such restricted common shares will have the same voting rights as any other common shareholder, regardless of whether such shares have vested.

Grants of Plan-Based Awards

The following table and accompanying footnotes set forth the material terms regarding the grant of restricted common shares to our named executive officers prior to our private offerings.

Name	Grant Date	All Other Share Awards; Number of Shares or Units (#)
Andrew Stone	May 31, 2008	306,000	(1)(2)
Richard Perlman	—	—
Lawrence Shelley	May 31, 2008	153,000	(1)(2)
Kenneth Kornblau	May 31, 2008	153,000	(1)(2)
Joseph Iacono	May 31, 2008	153,000	(1)(2)

(1)	The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. These grants will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering.

The restricted common shares will vest in three equal annual installments, beginning on the first anniversary of the date of grant. The holders of such restricted common shares will be entitled to receive distributions on such shares, but such distributions will be held by us in escrow until the shares have vested. The holders of such restricted common shares will have the same voting rights as any other common shareholder, regardless of whether such shares have vested.

(2)	Each of Messrs. Stone, Shelley, Kornblau and Iacono paid us $3,060, $1,530, $1,530 and $1,530, respectively, for such restricted common shares, which amounts are subject to adjustment in the event the number of restricted common shares granted is adjusted, as described in footnote (1).

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table will be paid or awarded, are described above under ‘‘—Compensation Discussion and Analysis.’’ A summary of the material terms of the grant of restricted common shares to our named executive officers is set forth above in the footnotes to the Grants of Plan-Based Awards Table, and summaries of the material terms of our equity incentive plan and our long-term incentive plan are set forth below. See ‘‘—Equity Incentive Plan’’ and ‘‘—Long-Term Incentive Plan.’’

Employment and Noncompetition Agreements

Upon the closing of our private offerings, each of Andrew Stone, Lawrence Shelley, Kenneth Kornblau and Joseph Iacono will enter into an employment and noncompetition agreement with us. The employment and noncompetition agreements will have three-year initial terms, measured from the date of the closing of our private offerings. Following the initial terms, the agreements automatically will be renewed on an annual basis for one additional year, unless notice not to renew an employment and noncompetition agreement is given 90 days prior to the expiration of its term. In addition, if we close this offering during the initial term of the employment and noncompetition agreements and before either party to the applicable agreement has timely notified the other party that it does not wish to renew the agreement, the employment and noncompetition agreements will be renewed for a three-year period commencing on the date we issue shares in this offering.

Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. In addition, each member of our senior management team will continue in his current capacity with Petra Capital Management.

The agreements will provide that Messrs. Stone, Shelley, Kornblau and Iacono will receive initial annual base salaries of $630,000, $315,000, $315,000 and $315,000, respectively, per annum. In subsequent years during the term thereof, the base salary under each executive’s employment and noncompetition agreement will be subject to annual review and adjustment from time to time by our compensation committee. The agreements also will provide that the executives will participate in an annual cash bonus program. The annual cash bonus program provides for a preliminary bonus amount to be established by our compensation committee (other than with respect to the initial year of the agreement) for each executive based on satisfying performance criteria determined by our compensation committee (which criteria will not be determined until after our compensation committee is formed).

The employment and noncompetition agreements also will provide that the executives may participate in our equity incentive plan, which is described below under ‘‘—Equity Incentive Plan.’’

Pursuant to the employment and noncompetition agreements, each executive will agree that, during his employment with us and for a period of one year following the termination of his employment with us, he will not, for any reason without our prior written consent, directly or indirectly in any territory in which we and/or any of our affiliates does business or has materially proposed to do business during his employment and/or markets our products and services, engage in

‘‘competitive activities,’’ nor render services to any firm or business engaged or about to become engaged in ‘‘competitive activities.’’ However, if such executive continues to be a principal of, or is otherwise employed by, Petra during such period, then in no event shall such executive, in his capacity as a principal or other employee of Petra, be prohibited from engaging in any ‘‘competitive activities’’ with respect to such investments that we have been offered and for which we have not exercised our right of first offer. We refer to such competitive activities as ‘‘permissible activities.’’ In addition, each executive will agree not to have an equity interest in any such firm or business other than (i) as a less than 5% shareholder of any class of publicly-traded securities or (ii) Petra. For purposes of the employment and noncompetition agreements, ‘‘competitive activities’’ mean the investment in (i) large performing commercial mortgage loan and CMBS portfolios offered on distressed terms with seller-provided financing and (ii) secured loans to REITs and other real estate-related entities under distress.

Each executive will also agree that, during his executive’s employment with us and for a period of one year following the termination of his employment with us, he will not, directly or indirectly, engage in certain identified solicitation activities, including (i) soliciting or contacting any borrower or potential borrower for the purpose of offering financial products that compete or interfere with our ‘‘competitive activities,’’ (ii) inducing our or our affiliates’ employees, agents or consultants to do anything from which such executive is restricted by reason of his employment and noncompetition agreement, and (iii) offering employment to any of our or our affiliates’ employees, agents or consultants or interfering with or disrupting any contractual or potential contractual relationship between any borrower and us or our affiliates. However, if such executive continues to be a principal of, or is otherwise employed by, Petra during such period, then in no event shall such executive be prohibited from engaging in permissible activities.

Additionally, each executive will agree that, except as required by his employment with us or by order of a court of competent jurisdiction or as otherwise mandated by applicable law, he will not at any time, directly or indirectly, use, publish, communicate, describe, disseminate, or otherwise disclose confidential information regarding us to any person or entity without our express prior written consent.

If payments made to any of the executives under the agreements (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the agreements will provide that we will pay such executive a ‘‘tax gross-up payment,’’ such that after payment of any excise tax and any income taxes on such gross-up amount, there remains a balance sufficient to pay the excise tax being reimbursed.

Potential Payments from Termination

We may terminate the employment of an executive at any time with or without ‘‘cause,’’ and the executive may terminate his employment with or without ‘‘good reason.’’ Regardless of the circumstances resulting in termination, each employment and noncompetition agreement will provide that upon termination each executive will be entitled to the payment of his then current annual base salary through the date of termination. In addition, any outstanding awards granted to the executive under our equity incentive plan will vest, terminate or become exercisable, as the case may be, in accordance with their terms and the executive will be entitled to any other rights and benefits available under our employee benefit plans, policies and practices in effect on the date of termination.

If we terminate an executive’s employment without ‘‘cause’’ or by reason of ‘‘disability’’, if an executive dies while employed, or if an executive terminates his employment for ‘‘good reason,’’ the executive will be entitled to receive, in addition to benefits previously earned,

•	severance in an amount equal to the sum of: (x) three times the sum of (A) his current base salary and (B) his most recent annual bonus, or, in the event such termination of employment occurs during the initial year of the agreement, his preliminary potential bonus; and (y) his additional distribution severance payment, which shall be calculated as the product of (1) the average of the amount of the additional distribution paid to Petra Capital Management for the preceding two calendar years and (2) the executive’s Allocable Share (as defined below);

provided, however, that in the event such termination of employment occurs prior to the completion of the first calendar quarter ending at least two years following our private offerings, then his additional distribution severance payment shall be calculated as the product of (1) the executive’s Allocable Share and (2) either (a) if the termination occurs during the initial year following our private offerings, the greater of (A) $5 million and (B) the annualized average quarterly additional distribution since inception, or (b) if the termination occurs during the second year following our private offerings, the average of (A) the actual additional distribution paid during the first year following our private offerings and (B) the annualized average quarterly additional distribution during the second year following our private offerings, which we refer to as the preliminary additional distribution severance payment,

•	health benefit continuation for 12 months, and

•	accelerated vesting and exercisability of any outstanding equity awards.

The severance payments will be paid in a single lump sum (or in 24 equal monthly installments in the case of ‘‘disability’’). The other benefits will be conditioned upon the executive’s continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the agreements. All of the foregoing benefits are conditioned upon the executive’s execution of a general release of claims.

For purposes of the employment and noncompetition agreements:

•	‘‘good reason’’ is defined as (i) any material adverse change in the executive’s titles, powers, responsibilities, authorities or reporting relationships, (ii) any decrease in base compensation, (iii) any material breach by us of the employment and noncompetition agreement or (iv) the mandatory redemption of the limited partnership interest entitling Petra Capital Management to the additional distribution in accordance with our operating partnership’s partnership agreement, in each case which occurs without the executive’s prior written consent and which is not fully corrected within 30 days of written notice to our board of trustees;

•	‘‘cause’’ is defined as a determination by more than 75% of our independent trustees that one or more of the following conditions exist: (i) one or more material acts of personal dishonesty or misrepresentation made by the executive relating to his employment, (ii) one or more willful and material violations by the executive of his obligations under the employment and noncompetition agreement or of his fiduciary duty to us, (iii) the executive’s gross neglect (other than resulting from incapacity due to physical or mental illness) or gross misconduct in carrying out his responsibilities under the agreement or (iv) the conviction by a court of law of, or plea of guilty or nolo contendere by, the executive of a felony;

•	‘‘disability’’ is defined as the executive’s physical or mental incapacity whereby he is unable with or without reasonable accommodation for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period to perform the essential functions of his responsibilities;

•	‘‘Allocable Share,’’ for any executive, is defined as the percentage of the additional distribution allocable to such executive in his capacity as a member of our Approved Management Team. The initial Allocable Share of each member of our Approved Management Team shall be 40%, in the case of Mr. Stone, and 20%, in the case of each of Messrs. Shelley, Kornblau and Iacono; provided, that, in the event any member of our Approved Management Team is no longer employed by us, the Allocable Share of such departing member shall be divided among the remaining members of our Approved Management Team in proportion to each remaining member’s Allocable Share immediately preceding the departure of such departing member; and, provided, further, that, in the event the membership of the Approved Management Team is increased, the Allocable Share of each member of our Approved Management Team shall be the Allocable Share agreed to in writing by both our board of trustees and Petra Capital Management in establishing the new Approved Management Team; and

•	our ‘‘Approved Management Team’’ is defined, initially, as our current senior management team and, upon written approval of both our board of trustees and Petra Capital Management for purposes of the long-term incentive plan, if applicable, subsequently shall be defined as the Approved Management Team specified in such approval.

The following table summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to the members of our senior management team under the terms of their employment and noncompetition agreements described above upon termination of those agreements under various scenarios:

Name	Without Cause/Death/Disability/ For Good Reason(1)(2)
Andrew Stone	$5,780,000
Lawrence Shelley	$2,890,000
Kenneth Kornblau	$2,890,000
Joseph Iacono	$2,890,000

(1)	Includes annualized 2008 salary. Reflects (i) the preliminary potential bonus and (ii) the preliminary additional distribution severance payment, in each case, under the employment and noncompetition agreement for each executive. The preliminary additional distribution severance payment is calculated assuming that termination occurs during the initial year following our private offerings and that $5 million is greater than the annualized average quarterly additional distribution since inception.
(2)	Excludes the value of (i) health benefit continuation for 12 months and (ii) unvested restricted common share grants that would vest upon each triggering event, which restricted common share grants are subject to adjustment as described below. The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. The grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering.

Long-Term Incentive Plan

Prior to the closing of our private offerings, we will adopt the Petra Real Estate Opportunity Trust 2008 Long-Term Incentive Plan, which is referred to in this prospectus as our long-term incentive plan, that provides for the payment of a quarterly additional distribution from our operating partnership, calculated in accordance with the formula set forth below. Pursuant to the foregoing, the partnership agreement of our operating partnership provides for a class of limited partnership interest that is entitled to receive the additional distribution. See ‘‘Our Operating Partnership—Additional Distribution.’’ The additional distribution will be paid to Petra Capital Management, as the holder of such limited partnership interest, and Petra Capital Management, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. Such members of our senior management team, co-employees and other employees will only be eligible to receive allocations of the additional distribution from Petra Capital Management while they are employed by us and/or Petra Capital Management.

The additional distribution is payable to Petra Capital Management quarterly in arrears, with the initial payment, if payable, to be made subsequent to the end of the calendar quarter in which the closing of our private offerings occurred, in an amount equal to the product of:

(i)	20% of the dollar amount by which

(a)	our net income before depreciation and all other non-cash charges for such quarter (determined in accordance with GAAP, but prior to the calculation of the additional distribution) per common share for such quarter (based on the weighted average number of our common shares outstanding during such quarter) exceeds

(b)	an amount equal to

(A)	the weighted average sales prices per common share in all of our common share offerings (including our private offerings and this offering) (which, for the avoidance of doubt, means the initial offering prices payable by investors in such offerings, and not the prices payable to us after deduction of the initial purchaser’s discount or underwriting discounts, as the case may be), in each case at the time of issuance thereof, multiplied by

(B)	2.375%, and

(ii)	the weighted average number of our common shares outstanding during such quarter.

At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters. We will compute the quarterly additional distribution within 30 days after the end of each fiscal quarter.

A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares, which amount will be determined by our compensation committee prior to the period to which the additional distribution relates. The actual number of common shares that will be issued in any quarter in accordance with the foregoing will be determined by dividing the value of the portion of the additional distribution to be paid in common shares in such quarter (as determined by the compensation committee) by the average of the closing sales prices of our common shares on the national securities exchange on which our common shares are then principally traded for the 20 consecutive trading days ending on the last day of such quarter. However, if our common shares are not listed on a national securities exchange at the time of any such determination, then the value of the common shares for purposes of such determination shall be as follows: (i) if our common shares are actively traded in an over-the-counter market, the average of the closing bid and asked prices for the common shares in such over-the-counter-market for the 20 consecutive trading days ending on the last day of such quarter, or (ii) if there is no active public market for the common shares, the fair market value of our common shares, as reasonably determined in good faith by our independent trustees.

In connection with the foregoing, our long-term incentive plan also provides for the issuance of common shares that will be issued to Petra Capital Management as payment of a portion of the additional distribution. An aggregate of 5,000,000 common shares are issuable under our long-term incentive plan, subject to equitable adjustment by our board of trustees in the event that it determines that any distribution (whether in the form of cash, common shares or other property), recapitalization, share split, reverse split, reorganization, merger or other similar transaction or event affects our common shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the total number of common shares issuable under our long-term incentive plan.

All common shares to be issued under our long-term incentive plan as payment of a portion of the additional distribution will vest immediately, but will not be transferable for a period of 12 months from the date of issuance; provided, however, that Petra Capital Management will be permitted to transfer such shares to the members of senior management, co-employees of us and Petra and other employees of Petra who provide services to us pursuant to the shared facilities and services agreement to whom Petra Capital Management has allocated a portion of the additional distribution. Any such member of senior management, co-employee or employee who receives an allocation of such shares from Petra Capital Management pursuant to the foregoing will be subject to such 12-month transfer restriction. The holders of these common shares will be entitled to receive any distributions declared and paid on our common shares immediately upon such payment.

We will agree to register the resale of any common shares issued under our long-term incentive plan that will be issued to Petra Capital Management as payment of a portion of the additional distribution. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings.

Equity Incentive Plan

Prior to the closing of our private offerings, we will adopt the Petra Real Estate Opportunity Trust 2008 Equity Incentive Plan, which is referred to in this prospectus as our equity incentive plan. Our equity incentive plan provides for the issuance of equity-based awards, including share options, restricted common shares, restricted share units, unrestricted common share awards and other awards based on our common shares that may be made by us directly to our officers, trustees and employees, Petra, the co-employees of us and Petra, employees of Petra who provide services to us pursuant to the shared facilities and services agreement, entities that provide services to us and the employees of such entities.

Our equity incentive plan is administered by our board of trustees, which may delegate its authority to our compensation committee. The plan administrator has the authority to make awards to the eligible participants referenced above, and to determine what form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under our equity incentive plan without first obtaining the consent of our shareholders.

An aggregate of 1,275,000 common shares may be issued under our equity incentive plan, which aggregate number of common shares is subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering (subject to further adjustment as provided below). Following the closing of this offering, an aggregate of common shares will be available for future issuance under our equity incentive plan (subject to adjustment as described above).

If any common shares subject to an award granted under our equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if common shares are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the common shares with respect to such award will again be available for issuance under our equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of common shares as to which the award is exercised and, notwithstanding the foregoing, that number of common shares will no longer be available for issuance under our equity incentive plan.

In the event that the plan administrator determines that any distribution (whether in the form of cash, common shares or other property), recapitalization, share split, reverse split, reorganization, merger or other similar transaction or event, affects our common shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under our equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of common shares or other property (including cash) that may thereafter be issued in connection with awards under our equity incentive plan; (ii) the number and kind of common shares or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award; and (iv) the performance goals, if any, applicable to outstanding awards. Furthermore, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to our common shares).

Each share option and share appreciation right granted under our equity incentive plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common shares on the date of grant of the award. Share appreciation rights confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, equal to the excess of the fair market value of our common shares on the date of exercise over the exercise price of the share appreciation right. The other terms of share options and share appreciation rights granted by us under our equity incentive plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted common shares or restricted share units under our equity incentive plan. Restricted share units confer on the participant the right to receive cash, common shares or other property, as determined by the plan administrator, having a value equal to the number of common shares that are subject to the award. The holders of awards of restricted common shares or restricted share units may be entitled to receive distributions or, in the case of restricted share units, distribution equivalents which may be payable immediately or held by us in escrow until such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common shares that are not subject to any restrictions or a substantial risk of forfeiture or to grant other common share-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, upon a ‘‘change in control,’’ each outstanding award under our equity incentive plan will become immediately vested, exercisable and/or payable.

For purposes of our equity incentive plan, a ‘‘change in control’’ is generally defined to include (i) the acquisition of at least 50% (35% after this offering) of our voting securities or then outstanding common shares by any person; (ii) a consolidation or merger where our shareholders hold less than 50% of the voting power of the surviving or resulting entity; (iii) the transfer of all or substantially all of our assets; (iv) shareholder approval of our liquidation or dissolution; or (v) our trustees, including subsequent trustees recommended or approved by our trustees, cease for any reason other than due to death or the removal of such members at the Special Election Meeting (defined herein) to constitute a majority of our board of trustees. Notwithstanding the foregoing, in no event shall a change in control be deemed to have occurred solely upon an initial public offering of our common shares under the Securities Act. Further, no event or condition shall constitute a change in control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Internal Revenue Code; provided that, in such a case, the event or condition shall continue to constitute a change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

Our equity incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted. Our board of trustees may terminate, amend, modify or suspend our equity incentive plan at any time, subject to shareholder approval as required by law or, to the extent applicable, stock exchange rules. The plan administrator may amend the terms of any outstanding award under our equity incentive plan at any time. No amendment or termination of our equity incentive plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

Subsequent to the effectiveness of the earlier of the registration statement with regard to this offering and the shelf registration statement required to be filed pursuant to the registration rights agreement, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares granted to the members of our senior management team and to our independent trustees.

We will agree to register the resale of any common shares issued to Petra or any entity that provides services to us under our equity incentive plan. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings.

Limitation of Liability and Indemnification

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision and limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who serves any predecessor of ours in any of the capacities described above and to any employee or agent of ours. We also will enter into indemnification agreements with our trustees and executive officers that address similar matters. See ‘‘Certain Relationships and Related Party Transactions—Indemnification Agreements.’’

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Purchases and Grants of Common Shares

Prior to our private offerings, we granted an aggregate of 765,000 restricted common shares to the members of our senior management team under our equity incentive plan for an aggregate purchase price of $7,650 which amounts are subject to adjustment as described in this prospectus. See ‘‘Management—Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of these restricted common shares.

In addition, we will grant an aggregate of 6,000 restricted common shares to our independent trustees under our equity incentive plan upon the closing of our private offerings. See ‘‘Management—Trustee Compensation.’’

Prior to our Rule 144A and Regulation S offerings, an affiliate of Petra Capital Management and certain members of our senior management team agreed to purchase directly from us the lesser of 500,000 common shares and 2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option, at a price of $10.00 per share. Of this amount, members of our senior management team agreed to purchase 300,000 common shares in the aggregate and Petra Fund REIT Corp., an affiliate of Petra Capital Management, agreed to purchase 200,000 common shares. Mr. Kornblau purchased 100 common shares at a price of $0.01 per share as our initial capitalization.

Employment and Noncompetition Agreements

Upon the closing of our private offerings, each member of our senior management team will enter into an employment and noncompetition agreement with us. Pursuant to his respective employment and noncompetition agreement, each member of our senior management team will be required to devote such time and attention as may be necessary and appropriate in performing the responsibilities commonly associated with his particular office. In addition, each member of our senior management team will continue in his current capacity with Petra Capital Management. See ‘‘Management—Employment and Noncompetition Agreements’’ for a description of the material terms of the employment and noncompetition agreements.

Shared Facilities and Services Agreement

Upon the closing of our private offerings, we will enter into an agreement with Petra Capital Management pursuant to which Petra Capital Management will agree to provide us, directly or through its subsidiaries, with the following facilities and services:

•	fully-furnished office space at Petra Capital Management’s headquarters;

•	use of common facilities and office equipment, supplies and storage space at Petra Capital Management’s headquarters;

•	tax planning;

•	providing us with loan servicing;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of trustees, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	providing administrative personnel, office space and office services required in rendering services to us;

•	performing and supervising the performance of administrative functions necessary in our management, including, without limitation, the services in respect of our equity incentive plan, our long-term incentive plan and any other incentive plan established in the future, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

•	furnishing reports and statistical and economic research to us regarding our operations;

•	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	monitoring compliance with the requirements for the maintenance of our exemption from status as an investment company under the Investment Company Act;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including assisting us in the preparation of all financial statements required under applicable regulations and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•	monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and the maintenance of our qualification as a REIT;

•	causing us to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs and (ii) conduct quarterly compliance reviews with respect thereto;

•	assisting us in making required tax filings and reports, including soliciting shareholders for required information to the extent necessary under the Internal Revenue Code and Treasury Regulations applicable to REITs;

•	causing us to qualify to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses;

•	using commercially reasonable efforts to cause us to comply with all applicable laws;

•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	using commercially reasonable efforts to cause expenses incurred by or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of trustees from time to time; and

•	performing such other services as may be required from time to time for the management and other activities relating to our operations, including our investments, as our board of trustees reasonably requests or as is appropriate under the particular circumstances.

The shared facilities and services agreement will have an initial term of two years. In the first year of the initial term, we will reimburse Petra Capital Management for its costs under the shared facilities and services agreement (including an allocation of the expenses of Petra relating to employees providing services under such agreement), which may not exceed $1.7 million. The amount payable to Petra Capital Management in the second year of the initial term may be adjusted to the fair market value of providing such facilities and services, subject to the approval of our independent trustees.

Petra Capital Management will license the ‘‘Petra’’ brand, trademark and logo to us during the term of the agreement.

Following the initial term of the shared facilities and services agreement, we may elect to discontinue receiving any of the particular facilities or services set forth above upon 90 days’ written notice by us to Petra Capital Management. In addition, Petra Capital Management may discontinue providing any of the particular facilities or services to us upon 90 days’ written notice to us stating that Petra Capital Management intends to discontinue permanently the provision of the particular facilities or services to any other entities.

Following the initial term, the shared facilities and services agreement will be automatically renewed for one-year periods (subject to the review and adjustment of the amount payable thereunder on the basis of fair market value, as may be approved by our independent trustees) unless one of the parties thereto provides advance written notice of non-renewal at least 120 days prior to the renewal date. If either party fails to adequately perform in any material respect any of its material obligations under the shared facilities and services agreement, the party entitled to the benefit of that performance may give the defaulting party written notice of the default and the party’s intention to partially or entirely terminate such agreement if the default is not cured within 90 days following the defaulting party’s receipt of such notice. If the default is not cured within the 90-day period, the non-defaulting party may elect to terminate the shared facilities and services agreement immediately unless the default relates to a dispute contested in good faith by the defaulting party, in which case the non-defaulting party may not terminate the agreement pending resolution of the dispute. The shared facilities and services agreement also contains customary provisions, including indemnification provisions.

Pursuant to the terms of the shared facilities and services agreement, the annual reimbursement payable to Petra Capital Management will be reduced by the amount of any compensation that we pay directly to any co-employees of us and Petra other than our executive officers.

Following the initial term, the shared facilities and services agreement may also be earlier terminated by Petra Capital Management or us if either experiences a change in control and the party experiencing the change in control or the other party gives 180 days’ written notice to the other of its intent to terminate such agreement.

Long-Term Incentive Plan

Prior to the closing of our private offerings, we will adopt a long-term incentive plan that provides for the payment of a quarterly additional distribution from our operating partnership equal to 20% of the amount by which our net income before depreciation and all other non-cash charges for such quarter on a per share basis (prior to the calculation of the additional distribution) exceeds a 2.375% return on the average price paid by investors in our common share offerings, multiplied by the weighted average number of our common shares outstanding during each such quarter. A minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares. The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement. At the end of each calendar year (commencing with our first full calendar year of operations), the quarterly additional distribution for the fourth quarter in such full calendar year will be reduced if the aggregate quarterly payments for such full calendar year would exceed the annual additional distribution calculated in the same manner. However, under no circumstances will Petra Capital Management be required to contribute or return to our operating partnership any additional distributions received in prior quarters. See ‘‘Management—Long-Term Incentive Plan’’ for a description of the material terms of our long-term incentive plan.

Registration Rights

Purchasers of common shares in the prior offering will be entitled to the benefits of registration rights that are substantially similar to those afforded to purchasers in our Rule 144A and Regulation S offerings.

Subsequent to the effectiveness of the earlier of the registration statement with regard to this offering and the shelf registration statement required to be filed pursuant to the registration rights agreement, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares granted to the members of our senior management team and to our independent trustees.

In addition, we will agree to register the resale of (i) any common shares that are issued under our equity incentive plan to Petra or any entity that provides services to us and (ii) the common shares that will be issued to Petra Capital Management as payment of a portion of the additional distribution under our long-term incentive plan. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings.

Indemnification Agreements

Upon the closing of our private offerings, we will enter into customary indemnification agreements with each of our trustees and executive officers that will obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements will require us to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, the indemnification agreements will require us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law set forth in ‘‘Management—Limitation of Liability and Indemnification’’ exists.

In addition, the indemnification agreements will require us to advance, without a preliminary determination of the indemnitee’s entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of our common shares prior to and following the issuance of             common shares in this offering with respect to:

•	each of our trustees and trustee nominees;

•	each of our executive officers;

•	each person who will be the beneficial owner of more than 5% of our outstanding common shares; and

•	all trustees, trustee nominees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Further, unless otherwise indicated, the address of each named person is c/o Petra Real Estate Opportunity Trust, 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019.

	Common Shares Beneficially Owned Prior to Completion of this Offering				Common Shares Beneficially Owned Upon Completion of this Offering(1)
Name	Number		Percentage		Number	Percentage
Andrew Stone	756,000	(2)(6)(7)		%			%
Lawrence Shelley	403,000	(3)(6)(7)		%			%
Kenneth Kornblau	353,100	(4)(6)(7)		%			%
Joseph Iacono	353,000	(5)(6)(7)		%			%
Richard Perlman	—		—			—
	2,000	(8)		*			*
Steven Leiter	2,000	(8)		*			*
William Pitofsky	2,000	(8)		*			*
All trustees, trustee nominees and executive officers as a group (eight persons)	1,271,100			%			%

*	Represents less than 1% of the number of common shares outstanding on a fully-diluted basis upon the closing of this offering.
(1)	Assumes common shares will be outstanding immediately upon the closing of this offering on a fully-diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the closing of this offering. As used herein, ‘‘voting power’’ is the power to vote or direct the voting of shares and ‘‘investment power’’ is the power to dispose or direct the disposition of shares.
(2)	Amount includes (i) an assumed 200,000 common shares to be purchased in the prior offering by Petra Fund REIT Corp., an affiliate of Petra Capital Management (it being understood that the actual number of common shares purchased will be the lesser of 200,000 common shares and 0.8% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option), (ii) an assumed 250,000 common shares to be purchased in the prior offering by Mr. Stone (it being understood that the actual number of common shares purchased will be the lesser of 250,000 common shares and 1% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option) and (iii) an assumed 306,000 restricted common shares granted to Mr. Stone under our equity incentive plan prior to our private offerings, which number of restricted common shares is subject to adjustment as described in footnote (7). The restricted common shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. See

‘‘Management—Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of the restricted common shares.
(3)	Amount includes (i) an assumed 200,000 common shares to be purchased in the prior offering by Petra Fund REIT Corp., an affiliate of Petra Capital Management (it being understood that the actual number of common shares purchased will be the lesser of 200,000 common shares and 0.8% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option), (ii) an assumed 50,000 common shares to be purchased in the prior offering by Mr. Shelley (it being understood that the actual number of common shares purchased will be the lesser of 50,000 common shares and 0.2% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option), and (iii) an assumed 153,000 restricted common shares granted to Mr. Shelley under our equity incentive plan prior to our private offerings, which number of restricted common shares is subject to adjustment as described in footnote (7). The restricted common shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. See ‘‘Management—Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of the restricted common shares.
(4)	Amount includes (i) an assumed 200,000 common shares to be purchased in the prior offering by Petra Fund REIT Corp., an affiliate of Petra Capital Management (it being understood that the actual number of common shares purchased will be the lesser of 200,000 common shares and 0.8% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option), (ii) 100 common shares that Mr. Kornblau purchased as part of our initial capitalization and (iii) an assumed 153,000 restricted common shares granted to Mr. Kornblau under our equity incentive plan prior to our private offerings, which number of restricted common shares is subject to adjustment as described in footnote (7). The restricted common shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. See ‘‘Management— Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of the restricted common shares.
(5)	Amount includes (i) an assumed 200,000 common shares to be purchased in the prior offering by Petra Fund REIT Corp., an affiliate of Petra Capital Management (it being understood that the actual number of common shares purchased will be the lesser of 200,000 common shares and 0.8% of the common shares sold in our Rule 144A and Regulation S offerings, excluding common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option) and (ii) an assumed 153,000 restricted common shares granted to Mr. Iacono under our equity incentive plan prior to our private offerings, which number of restricted common shares is subject to adjustment as described in footnote (7). The restricted common shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. See ‘‘Management—Executive Compensation—Grants of Plan-Based Awards’’ for a description of the material terms of the restricted common shares.
(6)	Messrs. Stone, Shelley, Kornblau and Iacono own and control Petra Capital Management, which serves as the investment manager of the indirect parent company of Petra Fund REIT Corp., and as a result, beneficial ownership of the assumed 200,000 common shares to be purchased in the prior offering by Petra Fund REIT Corp. is attributable to each of the foregoing individuals. The address of Petra Fund REIT Corp. is c/o Petra Capital Management, 1370 Avenue of the Americas, 23rd Floor, New York, New York 10019.
(7)	The 1,275,000 common shares issuable under our equity incentive plan are subject to increase or decrease such that the total number of common shares issuable under the plan equals 5% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering. The grants of restricted common shares made to the members of our senior management team under our equity incentive plan prior to our private offerings will be adjusted proportionately such that the aggregate amount granted equals 3% of the common shares sold in our private offerings and this offering, including common shares, if any, issued upon exercise of the initial purchaser’s additional allotment option in connection with our Rule 144A and Regulation S offerings and the underwriters’ over-allotment option in connection with this offering.
(8)	Upon the closing of our private offerings, each of our independent trustee nominees will be granted 2,000 restricted common shares, which shares will fully vest on the 18-month anniversary of the date of grant. See ‘‘Management—Trustee Compensation.’’

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law, or the MRL, and to our amended and restated declaration of trust and bylaws, copies of which are available from us upon request. See ‘‘Where You Can Find More Information.’’

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share. We issued 100 common shares in connection with our initial capitalization. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without shareholder approval. Upon the closing of this offering,               common shares will be issued and outstanding, including an aggregate of              restricted common shares granted to the members of our senior management team under our equity incentive plan, and an aggregate of 6,000 restricted common shares granted to our independent trustees under our equity incentive plan, or              common shares if the underwriters’ over-allotment option is exercised in full, and no preferred shares will be issued and outstanding. Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

We have agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of this prospectus without the prior written consent of FBR, on behalf of the underwriters. In connection with our Rule 144A and Regulation S offerings, we agreed, subject to various exceptions, not to sell or issue any common shares or any securities convertible into or exchangeable for common shares, or file any registration statement with the SEC, other than a shelf registration statement required to be filed under the registration rights agreement, common shares that may be sold under the registration statement for this offering and common shares that are issued under our equity incentive plan and long-term incentive plan, for a period of 180 days after the date of the offering memorandum for our Rule 144A and Regulation S offerings without the prior written consent of FBR, acting as initial purchaser.

Common Shares

All common shares offered in this offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, holders of common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of common shares or preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the common share ownership limit, or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the ‘‘share ownership limits.’’

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

Our board of trustees may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits if our board receives evidence satisfactory to it that the person’s ownership in excess of the share ownership limits will not then or in the future jeopardize our qualification as a REIT. As a condition of its exemption, our board of trustees may require an opinion of counsel or IRS ruling satisfactory to our board of trustees with respect to our qualification as a REIT.

In connection with an exemption from the share ownership limits or at any other time, our board of trustees may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person’s percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person’s percentage ownership of our shares will be in violation of the applicable limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our declaration of trust exempts Andrew Stone, Lawrence Shelley, Kenneth Kornblau, Joseph Iacono and Petra Fund REIT Corp. (an affiliate of Petra Capital Management) from the restrictions on ownership and transfer, but only for our first taxable year ending December 31, 2008.

Our declaration of trust further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of beneficial interest that would result in our being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons on or after January 29, 2009 (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transferability will be required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on ownership and transferability will not apply if our board of trustees determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons on or after January 29, 2009, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

•	any person violating the share ownership limits or such other limit established by our board of trustees; or

•	our being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT.

then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a ‘‘prohibited owner,’’ which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void ab initio.

Shares of beneficial interest transferred to the trustee of a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of beneficial interest to the charitable trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the trustee with respect to such shares of beneficial interest will be made to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The trustee of the charitable trust will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

If our board of trustees determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our common shares to be American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering we have              common shares outstanding. Upon the closing of this offering, we will have              common shares outstanding, including an aggregate of                  restricted common shares granted to the members of our senior management team under our equity incentive plan and an aggregate of 6,000 restricted common shares granted to our independent trustees under our equity incentive plan, or             common shares if the underwriters’ over-allotment option is exercised in full.

No assurance can be given as to the likelihood that an active trading market for our common shares will develop or be maintained, that any such market will be liquid, that shareholders will be able to sell the common shares when issued or at all or the prices that shareholders may obtain for any of the common shares. No prediction can be made as to the effect, if any, that future issuances of common shares or the availability of common shares for future issuances will have on the market price of our common shares prevailing from time to time. Issuances of substantial amounts of common shares, or the perception that such issuances could occur, may affect adversely the prevailing market price of our common shares.

Rule 144

In general, Rule 144 provides that if (i) one year has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements under such rule. In general, Rule 144 also provides that if (i) six months have elapsed since the date of acquisition of common shares from us or any of our affiliates, (ii) we have been a reporting company under the Exchange Act for at least 90 days and (iii) the holder is not, and has not been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s public information requirements but without regard to the volume limitations, manner of sale provisions or notice requirements under such rule.

In addition, under Rule 144, if (i) one year (or, subject to us being a reporting company under the Exchange Act for at least the preceding 90 days, six months) has elapsed since the date of acquisition of common shares from us or any of our affiliates and (ii) the holder is, or has been, an affiliate of ours at any time during the three months preceding the proposed sale, such holder may sell such common shares in the public market under Rule 144(b)(1) subject to satisfaction of Rule 144’s volume limitations, manner of sale provisions, public information requirements and notice requirements.

Registration Rights

The holders of our common shares sold in our Rule 144A and Regulation S offerings will be entitled to the benefits of a registration rights agreement. The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement.

Pursuant to the registration rights agreement with FBR, we will agree that we will, at our expense:

•	file with the SEC within 90 days following the closing of our Rule 144A and Regulation S offerings a shelf registration statement providing for the resale of the common shares sold in those offerings, and any additional common shares issued in respect thereof, whether by share distribution, share split or otherwise; and

•	use our commercially reasonable efforts to cause any such registration statement to become effective under the Securities Act as soon as practicable after filing and to maintain the effectiveness of any such registration statement under the Securities Act until the earliest to occur, individually or taken together, of:

•	the resale of all of the common shares covered by such effective registration statement;

•	the date on which none of the common shares covered by such effective registration statement are outstanding;

•	the date on which the common shares covered by such effective registration statement have been transferred under Rule 144 of the Securities Act;

•	the date on which the common shares covered by such effective registration statement are freely tradable under Rule 144(b)(1) of the Securities Act, provided that the common shares have been listed for trading on a national securities exchange; or

•	the date on which the common shares have been registered under the Exchange Act.

Notwithstanding the foregoing, we will be entitled to defer causing any such shelf registration statement to become effective until 60 days after the registration statement of which this prospectus is a part becomes effective.

In the event that:

•	we have not filed a shelf registration statement with the SEC within 90 days following the closing of our Rule 144A and Regulation S offerings covering the common shares sold in our Rule 144A and Regulation S offerings or any additional common shares issued in respect thereof whether by share distribution, share split or otherwise;

•	we fail to use our commercially reasonable efforts to have the SEC declare any such shelf registration statement effective as soon as practicable; or

•	we fail to comply with our obligations to file, when and as required, any documents or other materials necessary to effect, or maintain the effectiveness of, any shelf registration statement for the requisite time period (subject to our right to impose ‘‘blackout periods’’ as described below);

then the payment of (i) the additional distribution to Petra Capital Management and (ii) any bonuses earned by the members of our senior management team while we are not in compliance will be deferred until such date as we comply with the registration obligations. In addition, in the event that we have not filed a shelf registration statement with the SEC within 90 days following the closing of our Rule 144A and Regulation S offerings, each member of our senior management team will forfeit 10% of the restricted common shares granted to such member prior to our private offerings, and at the end of each 30-day period thereafter will forfeit an additional amount of his restricted common shares equal to the amount initially forfeited if the required shelf registration statement is not filed by us by the end of such 30-day period.

Further, unless (i) our common shares are listed on a national securities exchange and (ii) either (A) we have registered the resale of the common shares offered in our Rule 144A and Regulation S offerings under a shelf registration statement that has been declared effective by the SEC or (B) the common shares offered in our Rule 144A and Regulation S offerings are freely tradable under Rule 144(b)(1) of the Securities Act and we are subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, within, in the case of each of (i) and (ii), 15 months after the date of the offering memorandum for our Rule 144A and Regulation S offerings, our bylaws require our secretary to call a special meeting of our shareholders for the purposes of considering and voting on the removal of each of our trustees then in office and electing the successors of any trustees so removed. See ‘‘Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Removal of Trustees’’ and ‘‘—Meetings of Shareholders.’’

Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as ‘‘blackout periods,’’ if a majority of our independent trustees on our board, in good faith, determines to suspend the use of the registration statement, and:

•	we are advised by the representative of the underwriters in a public or private offering by us that the sale of registrable shares pursuant to the shelf registration statement would have a material adverse effect on our primary offering; or

•	a majority of our independent trustees determines in good faith that (i) the offer or sale of any registrable shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, reorganization or other significant transaction, or (ii) disclosure would have a material adverse effect on us or our ability to consummate such transaction.

In addition, we may effect a blackout period if a majority of our independent trustees, in good faith, determines after advice of counsel, that it is required by law, rule or regulation or that it is in our best interest to supplement the registration statement, file a post effective amendment or amend or supplement the related prospectus for the purposes of:

•	including in the registration statement any prospectus required under Section 10(a)(3) of the Securities Act;

•	reflecting any facts or events arising after the effective date of the registration statement that, individually or in the aggregate, represents a fundamental change in information set forth therein; or

•	including any material information with respect to the plan of distribution or any material change to the plan of distribution not set forth therein.

Notwithstanding the foregoing, each holder of our common shares entitled to registration rights will agree that, upon receipt of notice of the occurrence of any event which makes a statement in the prospectus which is part of the shelf registration statement untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the registration rights agreement, such holder will suspend the sale of our common shares pursuant to such prospectus until we have amended or supplemented such prospectus to correct such misstatement or omission and have furnished copies of such amended or supplemented prospectus to such holder or we have given notice that the sale of the common shares may be resumed.

We also will agree to use our commercially reasonable efforts to list our common shares on a national securities exchange upon the effectiveness of the shelf registration statement.

The cumulative blackout periods in any 12-month period commencing on the closing of our Rule 144A and Regulation S offerings may not exceed an aggregate of 90 days and furthermore may not exceed 45 days in any 90-day period. We may not institute a blackout period more than three times in any 12-month period. Upon the occurrence of any blackout period, we will use our commercially reasonable efforts to take all action necessary to promptly permit resumed use of the shelf registration statement and related prospectus.

Upon an underwritten offering of common shares or any other securities exchangeable or exercisable for our common shares pursuant to a registration statement other than the resale registration statement filed in accordance with the registration rights agreement, holders of our common shares sold in our Rule 144A and Regulation S offerings will agree not to, to the extent requested by the applicable underwriter, sell or otherwise transfer or dispose of any remaining common shares sold in our Rule 144A and Regulation S offerings or any other securities exchangeable or exercisable for our common shares (other than under such registration statement) during a period of 60 days following the effective date of such registration statement, subject to certain exceptions.

We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of U.S. federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to resales of our common shares. We will agree to indemnify each selling shareholder for certain violations of U.S. federal or state securities laws in connection with any registration statement in which such selling shareholder sells its common shares pursuant to these registration rights. Each selling shareholder will, in turn, agree to indemnify us for U.S. federal or state securities law violations that occur in reliance upon written information it provides for use in the registration statement.

Purchasers of common shares in the prior offering will be entitled to the benefits of registration rights that are substantially similar to those afforded to purchasers of common shares in our Rule 144A and Regulation S offerings.

Registration Rights Under Plans

Subsequent to the effectiveness of the earlier of the registration statement with regard to this offering and the shelf registration statement required to be filed pursuant to the registration rights agreement, we intend to file a registration statement on Form S-8 to register the total number of common shares that may be issued under our equity incentive plan, including the restricted common shares granted to the members of our senior management team and to our independent trustees.

We will agree to register the resale of (i) any common shares that are issued under our equity incentive plan to Petra or any entity that provides services to us and (ii) the common shares that will be issued to Petra Capital Management as payment of a portion of the additional distribution under our long-term incentive plan. We will also grant the holders of such common shares the right to include these shares in any registration statements we may file in connection with any future public offerings other than this offering, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of common shares from selling shareholders to be included in those offerings.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated declaration of trust and bylaws, copies of which are available from us upon request. See ‘‘Where You Can Find More Information.’’

Our Board of Trustees

Our bylaws and declaration of trust provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our bylaws currently provide that, except in connection with the Special Election Meeting (as defined below), any vacancy may be filled only by a majority of the remaining trustees. Any individual elected to fill such vacancy will serve until the next annual meeting of shareholders and until a successor is duly elected and qualifies. Our declaration of trust also provides that, at such time as we have at least three independent trustees and a class of our common shares or preferred shares is registered under the Exchange Act and our common shareholders no longer have a right, pursuant to our bylaws, to elect trustees at the Special Election Meeting, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of trustees. Accordingly, at such time, except in connection with the Special Election Meeting and as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum.

Each of our trustees is elected by our common shareholders to serve until the next annual meeting and until his successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum. Holders of our shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of shares entitled to cast a majority of the votes entitled to be cast in the election of trustees will be able to elect all of the successors of the trustees whose terms expire at that meeting, and the holders of the remaining shares will not be able to elect any trustees.

Removal of Trustees

Our declaration of trust and bylaws provide that, subject to the rights of any series of preferred shares and except as indicated below, a trustee may be removed only for ‘‘cause,’’ and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, ‘‘cause’’ means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the power of our board of trustees to fill vacancies on our board of trustees, generally precludes shareholders from (i) removing incumbent trustees except for ‘‘cause’’ and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

However, unless (i) our common shares are listed on a national securities exchange and (ii) either (A) we have registered the resale of the common shares offered in our Rule 144A and Regulation S offerings under a shelf registration statement that has been declared effective by the SEC or (B) the common shares offered in our Rule 144A and Regulation S offerings are freely tradable under Rule 144(b)(1) of the Securities Act and we are subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, within, in the case of each of (i) and (ii), 15 months after the date of the offering memorandum for our Rule 144A and Regulation S offerings, our bylaws require our secretary to call a special meeting of our shareholders for the purposes of considering and voting on the removal of each of our trustees then in office and electing the successors of any trustees so removed. Our declaration of trust and bylaws provide that a trustee may be removed at the Special Election

Meeting, with or without ‘‘cause,’’ by the affirmative vote of a majority of the votes entitled to be cast at the Special Election Meeting, and a plurality of all the votes cast at the Special Election Meeting will be sufficient to elect a trustee to fill any vacancy on our board of trustees created by the removal of a trustee at the Special Election Meeting. See ‘‘Shares Eligible For Future Sale—Registration Rights.’’

Business Combinations

Under the MGCL, certain ‘‘business combinations,’’ including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an ‘‘interested shareholder’’ or, generally, any person who beneficially owns 10% or more of the voting power of the real estate investment trust’s shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an ‘‘interested shareholder’’ if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. Our board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and our executive officers and their respective affiliates and associates and all persons acting in concert with the foregoing from these provisions of the MGCL and, consequently, the five year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute.

Control Share Acquisitions

The MGCL provides that ‘‘control shares’’ of a Maryland real estate investment trust acquired in a ‘‘control share acquisition’’ have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the real estate investment trust or (iii) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. ‘‘Control shares’’ are voting shares which, if aggregated with all other such shares previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A ‘‘control share acquisition’’ means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds shareholder vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority shareholder request requirement for the calling of a special meeting of shareholders.

Our declaration of trust provides that, at such time as we are able to make a Subtitle 8 election and our common shareholders no longer have a right, pursuant to our bylaws, to elect trustees at the Special Election Meeting, vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (i) except in connection with the Special Election Meeting, require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for ‘‘cause,’’ (ii) vest in the board the exclusive power to fix the number of trusteeships, (iii) except in connection with the Special Election Meeting, if it is called, require that a vacancy on the board be filled only by the remaining trustees and (iv) require, unless called by our chairman, chief executive officer, president or board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders other than the Special Election Meeting.

Meetings of Shareholders

Pursuant to our bylaws, a meeting of our shareholders for the election of trustees and the transaction of any business will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Our bylaws provide that any shareholder of record seeking to have shareholders request a special meeting is required to send a written notice to our secretary, or the Record Date Request Notice, requesting that our board of trustees fix a record date to determine the shareholders entitled to request a special meeting, or the Request Record Date. The written notice must set forth (a) the purpose of the meeting and the matters proposed to be acted on at it, (b) the signature and date of signature of at least one shareholder of record as of the date of the signature and (c) all information relating to the requesting shareholder(s) that must be disclosed in the solicitation by such shareholder(s) of proxies for election of trustees or that is otherwise required in connection with such solicitation pursuant to Regulation 14A under the Exchange Act. Upon its receipt of any such written notice, our board of trustees may adopt a resolution fixing a Request Record Date, which must not precede and must not be more than ten days after the date on which such resolution is adopted. If our board of trustees fails to adopt such a resolution within ten days of its receipt of any such written notice, the Request Record Date will be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

During the 60-day period following the Request Record Date, shareholders of record as of the Request Record Date entitled to cast a majority of the votes entitled to be cast at such meeting may request a special meeting by sending written requests therefor to the secretary, or the Special Meeting Request. The Special Meeting Request must set forth (a) the purpose of the meeting and the matters proposed to be acted on at it, which are required to be limited to the matters set forth in the Record Date Request Notice, (b) the date of signature of each shareholder signing the request, (c) the name and address, as they appear in our books, of each shareholder signing such request and (d) the class and number of shares of beneficial interest owned of record and beneficially by each such shareholder. The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting shareholders must pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.

Our board of trustees may then designate the place, date and time for a special meeting, which shall not be more than 90 days after the record date for such meeting, or the Meeting Record Date. The Meeting Record Date shall be the close of business on the 30th day after the date on which a valid Special Meeting Request is actually received by the secretary, or the Delivery Date, unless our board of trustees fixes an earlier date. If our board of trustees fails to designate a place for the special meeting within ten days after the Delivery Date, then such meeting shall be held at our principal executive offices. If our board of trustees fails to designate a date and time for the special meeting within ten days after the Delivery Date, then such meeting shall be held at 2:00 p.m. local time on the earlier of the 90th day after the Meeting Record Date or the last business day prior thereto.

Unless (i) our common shares are listed on a national securities exchange and (ii) either (A) we have registered the resale of the common shares offered in our Rule 144A and Regulation S offerings under a shelf registration statement that has been declared effective by the SEC or (B) the common shares offered in our Rule 144A and Regulation S offerings are freely tradable under Rule 144(b)(1) of the Securities Act and we are subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, within, in the case of each of (i) and (ii), 15 months after the date of the offering memorandum for our Rule 144A and Regulation S offerings or, if such date is not a business day, the next following business day, or the Trigger Date, our bylaws require our secretary to call a special meeting of our shareholders for the purposes of considering and voting on the removal of each of our trustees then in office and electing the successors of any trustees so removed. If so called, the record date for the determination of shareholders entitled to vote at, and to notice of, the Special Election Meeting will be the Trigger Date, and the Special Election Meeting will be held at 10:00 a.m. at our principal office on the date that is 35 calendar days after the Trigger Date or, if such date is not a business day, the next following business day.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if approved by our board of trustees and by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except that our board of trustees may not amend the provisions of our bylaws relating to the Special Election Meeting without the approval of a majority of the votes entitled to be cast in the election of trustees generally.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. The shareholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting). The shareholder’s notice must include, among other information, (a) each board nominee proposed for election or reelection and all information relating to such board nominee that is required to be disclosed in the solicitation of proxies for election of each such nominee as a trustee or that is otherwise required in connection with such solicitation pursuant to Regulation 14A under the Exchange Act and (b) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or such shareholder’s affiliates.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting (other than at the Special Election Meeting) may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of trustees to be elected at the meeting. The shareholder’s notice must include the same information required to be included in a notice delivered in connection with an annual meeting.

If the Special Election Meeting is called, nominations of individuals for election to our board of trustees at the Special Election Meeting may be made only (i) by or at the direction of our board of trustees or (ii) by holders of registrable shares under the registration rights agreement that we will enter into in connection with our Rule 144A and Regulation S offerings entitled to direct not less than 20% of all the votes entitled to be cast at the Special Election Meeting, who have provided written notice to us, containing certain information relating to such individuals, on or before the date specified in the registration rights agreement.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

If the applicable exemption in our bylaws is repealed, the control share acquisition provisions of Maryland law, as well as the business combination provisions of the MGCL, the provisions in our declaration of trust and bylaws on removal of trustees and filling trustee vacancies and the restrictions on ownership and transfers of shares of beneficial interest, together with the advance notice provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Our declaration of trust and bylaws require us to indemnify and pay or reimburse the reasonable expenses of our current and former trustees and officers from and against any claim or liability to which such persons may become subject or may incur by reason of their service in such capacity or capacities, to the maximum extent permitted by Maryland law. See ‘‘Management—Limitation of Liability and Indemnification.’’ Upon the closing of our private offerings, we will enter into customary indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. See ‘‘Certain Relationships and Related Party Transactions—Indemnification Agreements.’’

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

OUR OPERATING PARTNERSHIP

Our operating partnership, Petra Real Estate Opportunity OP, L.P., has been organized as a Delaware limited partnership. We are its sole general partner. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, or the DRULPA, except that the amended and restated limited partnership agreement, or the partnership agreement, of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT under U.S. federal tax laws. The following summary of material provisions of the partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the partnership agreement and applicable provisions of the DRULPA. A copy of the partnership agreement will be available prior to the closing of this offering from FBR upon request.

General

We will hold our assets and conduct our business through our operating partnership. Pursuant to the partnership agreement, we, as the sole general partner of our operating partnership, have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the general partner, control the assets and business of our operating partnership. However, any amendment to the partnership agreement that would (i) affect the redemption rights in a manner adverse to such partner, (ii) adversely affect the limited partners’ rights to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, (iv) modify the limited liability of a limited partner in a manner adverse to such partner or (v) cause the termination of our operating partnership prior to the time specified in the partnership agreement will require the consent of each partner adversely affected thereby or else shall be effective against only those partners who shall have consented thereto.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for U.S. federal tax purposes, to avoid any U.S. federal income or excise tax liability imposed by the Internal Revenue Code, and to ensure that our operating partnership will not be classified as a ‘‘publicly traded partnership’’ for purposes of Section 7704 of the Internal Revenue Code.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership; provided, however, that our operating partnership will not pay for (i) fees payable to our trustees, (ii) our income tax liabilities or (iii) filing or similar fees in connection with maintaining our continued existence.

Distributions

The partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more frequent) basis, in amounts determined by the general partner in its sole discretion, to the partners, to the extent that net income has been allocated to such partners in accordance with their respective percentage interests in our operating partnership, then to the payment of the quarterly additional distribution as described below under ‘‘—Additional Distribution,’’ and thereafter to the partners in accordance with their respective percentage interests. Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the partnership or to any other person for any purpose whatsoever.

Allocations

It is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in our operating partnership, subject to compliance with the provisions of Internal Revenue Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Additional Distribution

The partnership agreement provides for a class of limited partnership interest that is entitled to receive a quarterly additional distribution from our operating partnership. The additional distribution will be calculated in accordance with the formula set forth above under ‘‘Management—Long-Term Incentive Plan.’’

The additional distribution will be paid to Petra Capital Management which, in turn, will pay amounts received from the additional distribution to the members of our senior management team, co-employees of us and Petra and other employees of Petra who provide services to us under the shared facilities and services agreement.

The partnership agreement provides that a minimum of 25% and a maximum of 50% of the quarterly additional distribution, if payable, will be paid in the form of our common shares, which amount will be determined by our compensation committee prior to the period to which the additional distribution relates. We are obligated to make common shares available for this purpose. The actual number of common shares that will be issued in any quarter in accordance with the foregoing will be determined by dividing the value of the portion of the additional distribution to be paid in common shares in such quarter (as determined by the compensation committee) by the average of the closing sales prices of our common shares on the national securities exchange on which our common shares are then principally traded for the 20 consecutive trading days ending on the last day of such quarter. However, if our common shares are not listed on a national securities exchange at the time of any such determination, then the value of the common shares for purposes of such determination shall be as follows: (i) if our common shares are actively traded in an over-the-counter market, the average of the closing bid and asked prices for the common shares in such over-the-counter-market for the 20 consecutive trading days ending on the last day of such quarter, or (ii) if there is no active public market for the common shares, the fair market value of our common shares, as reasonably determined in good faith by our independent trustees.

In the event of the termination of the employment of a majority of the members of our Approved Management Team (as defined below), individually or in the aggregate, regardless of the reason for such termination, the limited partnership interest entitling Petra Capital Management to the additional distribution will be subject to mandatory redemption by us for $100.00 in cash. For purposes of the foregoing, our ‘‘Approved Management Team’’ is defined, initially, as our current senior management team and, upon written approval of both our board of trustees and Petra Capital Management for purposes of the long-term incentive plan, if applicable, subsequently shall be defined as the Approved Management Team specified in such approval.

Capital Contributions and Borrowings

Upon the closing of our private offerings, we will contribute to our operating partnership the net proceeds of our private offerings, together with the $7,650 paid in connection with our grants to the members of our senior management team of an aggregate of 765,000 restricted common shares under our equity incentive plan prior to our private offerings, which amounts are subject to adjustment as described herein, as our initial capital contribution in exchange for our general partnership interest and all of the limited partnership interests, other than the limited partnership interest entitled to the additional distribution, as described herein. Under the partnership agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common shares as additional capital to our operating partnership.

The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership.

Issuance of Additional Limited Partnership Interests

We are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (i) issue additional common shares and must contribute to our operating partnership the entire proceeds received by us from such issuance or (ii) issue additional units to all partners in proportion to their respective interests in our operating partnership. In addition, we may cause our operating partnership to issue to us additional partnership interests in different series or classes, which may be senior to the units, in conjunction with an offering of our securities having substantially similar rights, in which the proceeds thereof are contributed to our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

Our operating partnership may issue units of limited partnership interest that are common units, units of limited partnership interest that are preferred as to distributions and upon liquidation to our units of limited partnership interest and other types of units with such rights and obligations as may be established by the general partner from time to time.

Redemption Rights

Pursuant to the partnership agreement, the limited partners holding common units of limited partnership interest have the right to cause our operating partnership to redeem their units for cash or, at the election of the general partner, our common shares on a one-for-one basis. We expect, but are not obligated, to issue common shares to holders of common units upon exercise of their redemption rights. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common shares to the redeeming limited partner would (i) be prohibited, as determined in our sole discretion, under our declaration of trust or (ii) cause the acquisition of common shares by such redeeming limited partner to be ‘‘integrated’’ with any other distribution of common shares for purposes of complying with the Securities Act. Petra Capital Management will have no redemption rights with respect to the limited partnership interest entitling it to receive the additional distribution.

No Removal of the General Partner

We may not be removed as general partner by the partners with or without cause.

Withdrawal of General Partner; Transfer of General Partner’s Interests

The general partner may not withdraw from our operating partnership or transfer or assign its interest in our operating partnership unless (i) the interests are transferred to a qualified REIT subsidiary, (ii) the limited partners holding a majority of the outstanding partnership interests held by all limited partners consent, or (iii) the general partner merges with another entity and, immediately after such merger, the surviving entity contributes substantially all of its assets, other than the general partner’s interests in our operating partnership, to our operating partnership in exchange for units of limited partnership interest.

Restrictions on Transfer by Limited Partners

The partnership agreement provides that each limited partner (other than Petra Capital Management as the owner of the limited partnership interest entitling it to receive the additional distribution), and each transferee of partnership interests or assignee pursuant to a permitted transfer, has the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of the partnership agreement. Petra Capital Management will not be entitled to transfer the limited partnership interest entitling it to receive the additional distribution without the prior written consent of the general partner, which may be withheld in its sole and absolute discretion. No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

Our operating partnership shall continue until terminated as provided in the partnership agreement or by operation of law.

Tax Matters

Pursuant to the partnership agreement, we, as the general partner, are the tax matters partner of our operating partnership and, as such, have authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and an investment in our common shares. Sidley Austin llp has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading ‘‘U.S. Federal Income Tax Considerations,’’ references to ‘‘we,’’ ‘‘our’’, ‘‘us’’ and ‘‘our company’’ mean only Petra Real Estate Opportunity Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will be in accordance with our declaration of trust or our subsidiaries’ respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a ‘‘straddle,’’ ‘‘hedge,’’ ‘‘conversion transaction,’’ ‘‘synthetic security’’ or other integrated investment;

•	partnerships and trusts;

•	persons who hold our common shares on behalf of another person as nominee;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold our common shares as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder’s particular tax circumstances. For example, a shareholder that is a partnership or trust which has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to ‘‘excess inclusions.’’ See ‘‘—Taxation of Our Company— Taxable Mortgage Pools and Excess Inclusions’’ below. A similar tax may be payable by persons who hold our common shares as nominee on behalf of such a tax exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of Our Company

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2008, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized in such a manner as to qualify for taxation as a REIT, and we expect to operate in such a manner as to qualify for taxation as a REIT.

Sidley Austin llp has acted as our tax counsel in connection with our formation and planned election to be taxed as a REIT. In connection with this offering of our common shares, we have received an opinion of Sidley Austin llp to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Sidley Austin llp is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sidley Austin llp or us that we will so qualify for any particular year. The opinion will be expressed as of the date issued. Sidley Austin llp will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under ‘‘—Requirements for Qualification—General.’’ While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See ‘‘—Failure to Qualify.’’

If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the ‘‘double taxation’’ at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

The rate at which most domestic shareholders that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 15% (the same as the rate for long-term capital gains) for taxable years beginning on or prior to December 31, 2010. With limited exceptions, however, dividends received by our shareholders or from other entities that are taxed as REITs are generally not eligible for such 15% rate, and will be taxed at rates applicable to ordinary income. See ‘‘—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.’’

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See ‘‘—Taxation of Shareholders.’’

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the ‘‘alternative minimum tax’’ on our items of tax preference, including the limitation on deductions of any net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See ‘‘—Prohibited Transactions’’ and ‘‘—Foreclosure Property’’ below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as ‘‘foreclosure property,’’ we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive ‘‘excess inclusions’’ from an interest in certain mortgage loan securitization structures (i.e., from a TMP or a residual interest in a REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt shareholders known as ‘‘disqualified organizations’’ that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax. See ‘‘—Taxable Mortgage Pools and Excess Inclusions’’ below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•	If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below under ‘‘—Requirements for Qualification—General.’’

•	A 100% tax may be imposed on transactions between a REIT and a TRS (as described below) that do not reflect arm’s length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries could be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification – General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer ‘‘individuals’’ (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(vii)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during an entity’s initial tax year as a REIT (i.e., 2008 in our case). Our declaration of trust provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under ‘‘—Income Tests,’’ in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see ‘‘—Asset Tests’’ below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other subsidiary partnerships will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below under ‘‘—Other Tax Considerations—Tax Aspects of Investments in our Operating Partnership and in Affiliated Partnerships.’’

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as ‘‘pass-through subsidiaries.’’

In the event that a disregarded subsidiary of ours ceases to be wholly-owned – for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours – or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See ‘‘—Asset Tests’’ and ‘‘—Income Tests.’’

Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Income Tests

To qualify as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in ‘‘prohibited transactions,’’ generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), ‘‘rents from real property,’’ dividends received from other REITs, and gains from the sale of real estate assets, as well as ‘‘qualified temporary investment income.’’ ‘‘Qualified temporary investment income’’ includes any income which is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of ‘‘new capital’’ (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (iii) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

Among the assets in which we and our subsidiaries may invest are mezzanine loans, which are loans collateralized by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and also provides that interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in REMICs and may invest in other types of CMBS. See below under ‘‘—Asset Tests’’ for a discussion of the effect of such investments on our qualification as a REIT.

We also may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of the participants’ investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that income therefrom does not qualify as mortgage interest, for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See ‘‘—Taxation of REITs in General,’’ ‘‘—Requirements for Qualification—General,’’ ‘‘—Asset Tests’’ and ‘‘—Failure to Qualify.’’

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by us or our pass-through subsidiaries from instruments that hedge risks of changes in interest rates, with respect to indebtedness incurred or to be incurred by us or our pass-through subsidiaries in order to acquire or carry ‘‘real estate assets’’ (as described below under ‘‘—Asset Tests’’) will be excluded from gross income for purposes of the 95% gross income test, provided that specified requirements are met, including that the instrument be properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from such transactions will not be qualifying income for the 75% gross income test. Income and gain from all other hedging transactions will only be qualifying income for purposes of the 95% and 75% income tests if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the source of our gross income in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under ‘‘—Taxation of REITs in General,’’ even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of ‘‘real estate assets,’’ cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of MBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as ‘‘securities’’ for purposes of the 10% value test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time period.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time period.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute ‘‘straight debt.’’ A security does not qualify as ‘‘straight debt’’ where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under ‘‘—Income Tests.’’ In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests in a REMIC held by us or our pass-through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a ‘‘residual interest’’ in a REMIC from which it derives ‘‘excess inclusions,’’ the REIT will be required to either distribute the excess inclusions or pay tax on them (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusions are allocable to a shareholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign shareholders. Moreover, any excess inclusions received by a REIT that are allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate-level income tax in the REIT’s hands, whether or not they are distributed. See ‘‘—Taxable Mortgage Pools and Excess Inclusions.’’

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans collateralized by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See ‘‘—Income Tests.’’ However, it is possible that we may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as ‘‘straight debt’’ securities or for one of the other exclusions from the definition of ‘‘securities’’ for purposes of the 10% value test. We intend to make such investments in such a manner as to not cause us to fail the assets tests described above, and believe that our existing investments satisfy such requirements.

No independent appraisals will be obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our ‘‘REIT taxable income,’’ computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of noncash income.

These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be ‘‘preferential dividends.’’ A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our ‘‘REIT taxable income,’’ as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their common shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include ‘‘residual interests’’ in REMICs or TMPs, loans or MBS held by us as assets that are issued at a discount and require the accrual of taxable economic interest in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to make distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying ‘‘deficiency dividends’’ to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification during our 2008 or subsequent taxable years, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above under ‘‘—Income Tests’’ and ‘‘—Asset Tests.’’

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through taxable years beginning on or before December 31, 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. The term ‘‘prohibited transaction’’ generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held ‘‘primarily for sale to customers in the ordinary course of a trade or business’’ depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments and pay taxes in foreign countries. Taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. Foreign investments might also generate foreign currency gains and losses. Foreign currency gains may be treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met or they fall within certain administrative guidance recently issued by the IRS. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, and will not adversely affect our ability to satisfy the REIT qualification requirements. We may make or hold such investments through foreign subsidiaries that are not disregarded entities for U.S. federal income tax purposes, but are TRSs treated as ‘‘controlled foreign corporations,’’ or through one or more subsidiary REITs that have as their functional currencies the currencies in which such investments are denominated. While we intend to hold foreign investments in a manner that is consistent with the maintenance of our REIT qualification, the law concerning REITs’ international investments and activities is unclear in various respects and no assurance can be given that the IRS will agree that our foreign investments or the income attributable to such investments in fact meet the applicable REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusions

An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) ‘‘bear a relationship’’ to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise ‘‘substantially all’’ of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. Specifically, as long as a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the interests of a TMP that are or may be treated as equity, TMP classification generally would not result in the imposition of corporate income tax. Rather, the TMP would be treated as a qualified REIT subsidiary, assuming the REIT made no election to treat it as a TRS. In that case, the consequences of the TMP classification would generally, except as described below, be that the REIT’s shareholders would be required to treat some portion of their REIT dividends as ‘‘excess inclusions,’’ with consequences described more fully below.

These rules do not, however, apply if a REIT owns less than 100% of a TMP. Rather, in such a case, the TMP, if it were treated as a domestic corporation for U.S. federal income tax purposes, would be subject to corporate income tax. In addition, ownership of less than 100% of such a TMP could require that a TRS election be made with respect to the TMP, and that the REIT comply as to such TMP with the generally applicable TRS ownership limitations and income tests.

The foregoing requirement that a TMP be wholly-owned by a REIT in order not to be taxable as a corporation means that we would be precluded from holding equity interests in such a TMP through our operating partnership directly, at least if the TMP would be classified as a U.S. corporation because under such circumstances such TMP would be subject to U.S. corporate income taxes. However, our operating partnership itself could in those circumstances form a subsidiary REIT to own such a TMP. Nevertheless, the effect of these rules would be to preclude us from selling equity or more junior or non-investment grade debt securities (which may be considered as equity for U.S. federal income tax purposes) in any securitization of our assets that would be classified as a domestic TMP.

An alternative securitization structure that we might use, to the extent consistent with our qualification as a REIT, would involve an arrangement classified as a TMP that is organized as a foreign entity. If and so long as such an entity were wholly-owned by a REIT, we would intend that it be treated as a qualified REIT subsidiary. However, if such a foreign-organized TMP were owned by our operating partnership, partially owned by outside investors, or if we sold junior or non-investment grade debt securities that were potentially reclassified as TMP equity for U.S. federal income tax purposes, we would be required to make a TRS election with respect to such foreign-organized TMP, and to comply with the TRS rules’ general ownership limitation and other requirements. Any such foreign-organized TMP would be structured and managed in a manner intended to minimize the possibility that it would be engaged in a U.S. trade or business and be taxable in the U.S. However, despite that structure, management, and intention, there is no assurance that such a foreign-organized TMP would not be taxable in the U.S. (and subject to U.S. ‘‘branch profits taxes’’ on withdrawals of its ‘‘earnings’’ from the U.S.).

The Treasury Department has not yet issued regulations to govern the treatment of shareholders of a REIT, a portion of which is a TMP, as described below. However, the Code requires that, as to any TMP that is wholly-owned by a REIT and is treated as a qualified REIT subsidiary, a portion of the REIT’s income from the TMP arrangement and of dividends distributed to its shareholders, which might be non-cash accrued income, be treated as ‘‘excess inclusions.’’

The REIT’s excess inclusions would be allocated among its shareholders in proportion to their dividends received from the REIT. A shareholder’s share of excess inclusions (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See ‘‘—Taxation of Shareholders.’’ Under recently issued IRS guidance, to the extent that excess inclusions are allocated from a TMP to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such shareholder by the amount of such tax paid by the REIT attributable to such shareholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See ‘‘—Annual Distribution Requirements.’’ Our declaration of trust contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the shareholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

The manner in which excess inclusions are calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusions required to be taken into account by one or more shareholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum U.S. federal income tax rate through taxable years beginning on or before December 31, 2010) for qualified dividends received by domestic shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of ‘‘built-in gain’’ property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from us that are designated as capital gain dividends will generally be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See ‘‘—Taxation of Our Company—Annual Distribution Requirements.’’ Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through taxable years beginning on or before December 31, 2010) in the case of shareholders who are individuals, trusts and estates, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See ‘‘—Taxation of Our Company—Annual Distribution Requirements.’’ Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If excess inclusions from a TMP or REMIC residual interest are allocated to any of our shareholders, that income will be taxable in the hands of the shareholder and would not be offset by any net operating losses of the shareholder that would otherwise be available. See ‘‘—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusions.’’

Dispositions of Our Shares.    In general, a shareholder must treat any gain or loss recognized upon a sale or other disposition of our shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares generally will be treated as long-term capital gains and will be subject to a maximum U.S. federal income tax rate of 15% (through taxable year beginning on or before December 31, 2010) if the shares are held for more than one year, and will be treated as short-term capital gains taxed at ordinary income rates if the shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving ‘‘reportable transactions’’ could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards ‘‘tax shelters,’’ they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Foreign Shareholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our shares applicable to non-U.S. holders of our shares. A ‘‘non-U.S. holder’’ is any person other than:

(a)	a citizen or resident of the U.S.,

(b)	a corporation or partnership created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia,

(c)	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

(d)	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends.    The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusions allocable to the foreign shareholder. See ‘‘—Taxation of Our Company—Taxable Mortgage Pools and Excess Inclusions.’’

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.    Unless our common shares constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under ‘‘—Ordinary Dividends’’ for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount of capital gain dividends that we could have designated in a taxable year, to the extent such capital gain dividends would be attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a ‘‘tax home’’ in the U.S., in which case the non-U.S. holder will incur a 30% tax on his, her or its capital gains.

Notwithstanding the foregoing, capital gain dividends attributable to USRPI capital gains paid by us to non-U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see ‘‘—Ordinary Dividends’’)) if the capital gain dividends are paid with respect to a class of our shares that is regularly traded on an established securities market in the U.S., as long as the non-U.S. holder has not owned more than 5% of such class of shares at any time during the one-year period ending on the date such dividend is received. However, there can be no assurance that our common shares will ever be regularly traded on an established securities market within the meaning of this provision.

Dispositions of Our Common Shares.    Unless our common shares constitute a USRPI, which we do not anticipate, a sale of the shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor.

Even if, contrary to our expectations, the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a ‘‘domestically-controlled qualified investment entity.’’ A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are, and we expect to continue to be, a domestically-controlled qualified investment entity and, therefore, the sale of our common shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will remain a domestically- controlled qualified investment entity.

If our common shares constitute a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our common shares become ‘‘regularly traded,’’ as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common shares at all times during a specified testing period.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a ‘‘tax home’’ in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax.    Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as ‘‘debt financed property’’ within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder except as described in the following paragraph.

To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) is a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt shareholder that is allocable to excess inclusions will be subject to tax as UBTI. If, however, excess inclusions are allocable to some categories of tax-exempt shareholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those shareholders whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See ‘‘—Taxation of Our Company— Taxable Mortgage

Pools and Excess Inclusions.’’ As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusions.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a ‘‘pension-held REIT.’’ We will not be a pension-held REIT unless we are required to ‘‘look through’’ one or more pension trust shareholders in order to satisfy the REIT closely held rules and either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our common shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Other Tax Considerations

Tax Aspects of Our Investments in our Operating Partnership and in Affiliated Partnerships

We will hold direct or indirect interests in various partnerships, including in our operating partnership and any other subsidiary partnerships or limited liability companies we form or acquire. In general, partnerships and limited liability companies are ‘‘pass-through’’ entities which are not subject to U.S. federal income tax. Rather, partners and members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the partnership or limited liability company. We will include our proportionate share of the foregoing items of the partnerships and limited liability companies we hold an interest in for purposes of the various REIT income tests and in the computation of our REIT taxable income. See ‘‘—Taxation of Our Company—Income Tests.’’ Any resultant increase in our REIT taxable income will increase our distribution requirements (see ‘‘—Taxation of Our Company—Annual Distribution Requirements’’), but will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our shareholders. Moreover, for purposes of the REIT asset tests (see ‘‘—Taxation of Our Company—Asset Tests’’), we will include our proportionate share of assets held by such partnerships and limited liability companies.

Classification as Partnerships

In order for a partnership or limited liability company to be classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the ‘‘check-the-box regulations’’); and

•	is not a ‘‘publicly-traded’’ partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly-traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the ‘‘90% passive income exception’’). Our operating partnership will be structured, operated and maintained so as not to be treated as a ‘‘publicly-traded partnership.’’ We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as partnerships that are not taxable as corporations for U.S. federal income tax purposes. If for any reason our operating partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we might not qualify as a REIT. See ‘‘—Taxation of Our Company—Income Tests,’’ ‘‘—Taxation of Our Company—Asset Tests’’ and ‘‘—Taxation of Our Company—Failure to Qualify.’’ In addition, any change in a partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See ‘‘—Taxation of Our Company—Annual Distribution Requirements.’’ Further, items of income and deduction of such partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership’s taxable income.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of such a plan’s investment in such entities, each of (a), (b) and (c) being referred to herein as a plan, and (d) persons who have certain specified relationships to plans (referred to as ‘‘parties in interest’’ under ERISA and ‘‘disqualified persons’’ under the Internal Revenue Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (for example, through the purchase of an annuity contract), and such insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between a plan and parties in interest or disqualified persons with respect to such plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and parties in interest and disqualified persons, unless a statutory or administrative exemption is available. Parties in interest and disqualified persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

In addition, under Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3-101, the purchase of equity interests in us with plan assets that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code would cause our assets to be deemed plan assets of the investing plan which, in turn, would subject us and our assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code unless an exception to this regulation is applicable.

One exception under the Department of Labor’s plan assets regulation provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of ‘‘equity’’ interests in question are ‘‘publicly-offered securities,’’ defined as securities that are (1) held by 100 or more investors who are independent of the issuer and each other, (2) freely transferable, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Exchange Act within the requisite time.

Prior to the time that this registration statement becomes effective, we have restricted purchases of equity interests in us by investors using assets of plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (including, as applicable, assets of insurance company general accounts). Although no assurances can be given, we believe that these restrictions have been effective so that, prior to the effectiveness of this registration statement, our underlying assets will not be deemed to be assets of an investing plan.

Although no assurances can be given, we also believe that the ‘‘publicly-offered securities’’ exception will be applicable to the common shares offered hereby upon the effectiveness of this registration statement, so that our underlying assets would not be deemed to be assets of an investing plan.

If our common shares do not meet the ‘‘publicly-offered securities’’ exception, our assets could be deemed to be the assets of plans investing in our common shares. If our assets were deemed to constitute the assets of an investing plan, (i) transactions involving our assets could be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for which no exemption may be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, and (iii) the fiduciary causing the plan to make an investment in our common shares could be deemed to have delegated its responsibility to manage the assets of the plan.

Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to regulations promulgated under Section 401(c) of ERISA the assets of an insurance company general account will not be treated as ‘‘plan assets’’ for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested in the common shares without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom Friedman, Billings, Ramsey & Co., Inc., or FBR, is acting as sole book runner and representative, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Underwriter	Number of Common Shares
Friedman, Billings, Ramsey & Co., Inc.

Total

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus (other than the common shares subject to the underwriters’ option to purchase additional common shares), if the underwriters buy any of such common shares. We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

The underwriters initially propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $         per share. The underwriters may allow, and such dealers may re-allow, a discount not to exceed $             per share to certain other dealers. After the public offering of common shares, the offering price and other selling terms may be changed by the underwriters.

Over-Allotment Option.    We have granted to the underwriters an option to purchase up to additional common shares at the same price per share as they are paying for the common shares shown in the table above. The underwriters may exercise this option in whole or in part at any time within 30 days after the date of the underwriting agreement. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional common shares proportionate to that underwriter’s initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase common shares under the underwriting agreement, certain additional common shares.

Discounts and Commissions.    The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	No Exercise	Full Exercise
Paid by Us
Per Share	$	$
Total	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $.

Listing.    We intend to apply to have our common shares listed on the NYSE under the symbol ‘‘            .’’

Stabilization.    In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common shares, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of common shares in excess of the number of common shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares involved in the sales made by the underwriters in excess of the number of common shares they are obligated to purchase is not greater than the number of common shares that they may purchase by exercising their option to purchase additional common shares. In a naked short position, the number of common shares involved is greater than the number of common shares in their option to purchase additional common shares. The underwriters may close out any short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•	Syndicate covering transactions involve purchases of our common shares in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of common shares to close out the short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the underwriters’ option to purchase additional common shares. If the underwriters sell more common shares than could be covered by underwriters’ option to purchase additional common shares, thereby creating a naked short position, the position can only be closed out by buying common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in the common shares who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our common shares until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result of these activities, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representative of the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Lock-up Arrangements.    We have agreed that for a period of 180 days after the date of this prospectus we will not, without the prior written consent of the representative, on behalf of the underwriters,

•	sell, pledge, offer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares or file any registration statement under the Securities Act with respect to any of the foregoing; or

•	enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common shares,

whether any such transaction described is to be settled by delivery of common shares or such other securities, in cash or otherwise, except for the registration and sale of the common shares offered in our private offerings and common shares that are issued under our equity incentive plan and our long-term incentive plan.

Our executive officers, trustees, trustee nominees, Petra Capital Management and Petra Fund REIT Corp., an affiliate of Petra Capital Management, and each of our shareholders have agreed that for a period of 180 days after the date of this prospectus (or, with respect to our existing shareholders, 60 days after the date of this prospectus), without the prior written consent of the representative, on behalf of the underwriters, not to:

•	sell, pledge, offer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities; or

•	enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of our equity securities,

whether any such transaction described above is to be settled by delivery of our common shares or such other securities, in cash or otherwise, or publicly announce any intention to take any action described above. Notwithstanding the prior sentence, subject to applicable securities laws and the restrictions contained in our declaration of trust, our executive officers, trustees, trustee nominees, Petra Capital Management and Petra Fund REIT Corp., an affiliate of Petra Capital Management, and each of our existing shareholders may transfer our securities: (i) pursuant to the exercise of options; (ii) as a bona fide gift or gifts, provided that the donees agree to be bound by the same restrictions; (iii) to any trust for the direct or indirect benefit of the shareholder or the immediate family of the shareholder, provided that the trustee agrees to be bound by the same restrictions; (iv) as a distribution to its shareholders, partners or members, provided that such shareholders, partners or members agree to be bound by the same restrictions; (v) as required under any of our benefit plans or our bylaws; (vi) as required by participants in our equity incentive plan in order to reimburse or pay U.S. federal income tax and withholding obligations in connection with the vesting of restricted common share grants; or (vii) as collateral for any loan, provided that the lender agrees to be bound by the same restrictions.

The 180-day restricted period (or, with respect to our existing shareholders, 60-day restricted period) described in the preceding sentences will be extended if:

•	during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless such extension is waived in writing by the representative.

The representative does not intend to release any portion of the common shares subject to the foregoing lock-up agreements; however the representative, in its sole discretion, may release any of the common shares from the lock-up agreements prior to expiration of the lock-up period without notice. In considering a request to release common shares from a lock-up agreement, the representative will consider a number of factors, including the impact that such a release would have on this offering and the market for our common shares and the equitable considerations underlying the request for releases.

Discretionary Accounts.    The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the common shares being offered in this offering.

IPO Pricing.    Prior to the completion of this offering, there has been no public market for our common shares. The initial public offering price has been negotiated between us and the representatives. Among the factors to be considered in these negotiations were: the history of, and prospects for, us and the industry in which we compete; our past and present financial performance; an assessment of our management; the present state of our development; the prospects for our future earnings; the prevailing conditions of the applicable U.S. securities market at the time of this offering; and market valuations of publicly traded companies that we and the representative believe to be comparable to us.

Certain Information and Fees.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of common shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter or selling group member and should not be relied upon by investors.

If you purchase common shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Affiliations

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

We have granted the representative a right of first refusal to act in the following capacities in any of the following transactions entered into or contemplated by us: (1) financial advisor in connection with any purchase or sale of assets or shares, merger, acquisition, business combination, joint venture or other strategic transaction where an investment banker represents us; and (2) lead underwriter and sole book runner in connection with any subsequent public offering of our equity securities and sole placement agent in any private offering of our equity securities. In the event that the representative exercises its right of first refusal, the terms of the representative’s engagement will be determined by agreement between the representative and us on the basis of compensation customarily paid to leading investment banks acting as financial advisers, underwriters or placement agents in similar transactions, provided that the representative’s compensation in connection with any transaction described in (2) above will be not less than 7.0% of the gross proceeds of any initial public offering or private placement. The right of first refusal will remain in force until the earlier of (1) the completion of this offering and (2) two years from the date of the closing of our private offerings.

FBR is acting as the initial purchaser in connection with our Rule 144A and Regulation S offerings, for which they will receive customary fees and expenses.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Sidley Austin llp, New York, New York. Venable LLP, Baltimore, Maryland, will pass upon the validity of the common shares sold in this offering and certain other matters of Maryland law. Certain legal matters in connection with this offering will be passed upon for FBR by Clifford Chance US LLP.

EXPERTS

The balance sheet of Petra Real Estate Opportunity Trust appearing in this prospectus has been audited by                                 , independent registered public accounting firm, as set forth in their report thereon, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

[Audited Financial Statements to be filed by Pre-Effective Amendment]

F-1

Dealer Prospectus Delivery Requirement

Until                 , 2008 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Petra Real Estate
Opportunity Trust

Common Shares

PROSPECTUS

Friedman Billings Ramsey

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant. All amounts except the SEC registration fee and the FINRA fee are estimates.

Securities and Exchange Commission registration fee	$ 7,860
FINRA filing fee	20,500
NYSE listing fee	*
Printing and engraving expenses	*
Transfer Agent and Registrar Fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

*	To be filed by amendment.

Item 32.    Sales to Special Parties

Not applicable.

Item 33.    Recent Sales of Unregistered Securities

On May 30, 2008, the registrant issued 100 common shares to a member of its senior management team in exchange for $1 in cash as its initial capitalization. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

On May 31, 2008, the registrant granted an aggregate of 765,000 restricted common shares to the members of its senior management team in exchange for an aggregate of $7,650. Such grants were exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

On June 3, 2008, (i) Petra Fund REIT Corp., an affiliate of Petra Capital Management, agreed to purchase directly from the registrant the lesser of 200,000 common shares and 0.8% of the common shares sold in its Rule 144A and Regulation S offerings, (ii) the registrant’s chief executive officer and president agreed to purchase directly from it the lesser of 250,000 common shares and 1% of the common shares sold in its Rule 144A and Regulation S offerings and (iii) the registrant’s co-chief operating officer, executive vice president and treasurer agreed to purchase directly from it the lesser of 50,000 common shares and 0.2% of the common shares sold in its Rule 144A and Regulation S offerings, in each case, at a purchase price of $10.00 per share. Each of these transactions is exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Trustees and Officers

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision and limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The registrant’s declaration of trust authorizes it, and its bylaws require it, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former trustee or officer or (ii) any individual who, while serving as the registrant’s trustee or officer and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. The registrant’s declaration of trust and bylaws also permit the registrant to indemnify and advance expenses to any person who serves any predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant. The registrant also will enter into indemnification agreements with its trustees and executive officers that address similar matters, as described below.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Upon the closing of its private offerings, the registrant expects to enter into customary indemnification agreements with each of its trustees and executive officers that will obligate the registrant to indemnify them to the maximum extent permitted under Maryland law. The agreements will require the registrant to indemnify the trustee or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on the registrant’s behalf. In addition, the indemnification agreements will require the registrant to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on the registrant’s behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions on indemnification under Maryland law exists.

In addition, the indemnification agreements will require the registrant to advance, without a preliminary determination of the indemnitee’s entitlement to indemnification thereunder, reasonable expenses incurred by the indemnitee within ten days of the receipt by the registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreement also will provide for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of the registrant.

Item 35.    Treatment of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

(a)    See page F-1 for an index of the financial statements that are being filed as part of this Registration Statement:

(b)    The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Articles of Amendment and Restatement of the Registrant.*
3.2	Bylaws of the Registrant.*
4.1	Form of Certificate for Common Shares.*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered.*
8.1	Opinion of Sidley Austin LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and Friedman, Billings, Ramsey & Co., Inc. *
10.2	Registration Rights Agreement between the Registrant and Petra Capital Management LLC.*
10.3	Amended and Restated Limited Partnership Agreement of Petra Real Estate Opportunity OP, L.P.*
10.4	Shared Facilities and Services Agreement between the Registrant and Petra Capital Management LLC.*
10.5	Petra Real Estate Opportunity Trust 2008 Equity Incentive Plan.*
10.6	Petra Real Estate Opportunity Trust 2008 Long-Term Incentive Plan.*
10.7	Form of Employment and Noncompetition Agreement.*
10.8	Form of Indemnification Agreement.*

Exhibit Number	Description
10.9	Form of Restricted Share Award Agreement.*
21.1	Subsidiaries of the Registrant.*
23.2	Consent of .*
23.3	Consent of Venable LLP (contained in Exhibit 5.1).*
23.3	Consent of Sidley Austin LLP (contained in Exhibit 8.1).*
24.1	Powers of attorney (contained on signature page).
99.1	Consent of to be named as a proposed trustee.*
99.2	Consent of Steven E. Leiter to be named as a proposed trustee.
99.3	Consent of William Pitofsky to be named as a proposed trustee.

*	To be filed by amendment.

Item 37.    Undertakings.

(a)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    The undersigned registrant hereby undertakes that:

(i)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 4th day of June, 2008.

PETRA REAL ESTATE OPPORTUNITY TRUST

By:	/s/ Andrew D. Stone
Name: Andrew D. Stone
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Iacono as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew D. Stone	Chief Executive Officer and President (Principal Executive Officer) and Trustee	June 4, 2008

Andrew D. Stone

/s/ Richard Perlman	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2008

Richard Perlman

/s/ Joseph Iacono	Chief Investment Officer and Executive Vice President and Trustee	June 4, 2008

Joseph Iacono

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Articles of Amendment and Restatement of the Registrant.*
3.2	Bylaws of the Registrant.*
4.1	Form of Certificate for Common Shares.*
5.1	Opinion of Venable LLP relating to the legality of the securities being registered.*
8.1	Opinion of Sidley Austin LLP regarding tax matters.*
10.1	Registration Rights Agreement between the Registrant and Friedman, Billings, Ramsey & Co., Inc. *
10.2	Registration Rights Agreement between the Registrant and Petra Capital Management LLC.*
10.3	Amended and Restated Limited Partnership Agreement of Petra Real Estate Opportunity OP, L.P.*
10.4	Shared Facilities and Services Agreement between the Registrant and Petra Capital Management LLC.*
10.5	Petra Real Estate Opportunity Trust 2008 Equity Incentive Plan.*
10.6	Petra Real Estate Opportunity Trust 2008 Long-Term Incentive Plan.*
10.7	Form of Employment and Noncompetition Agreement.*
10.8	Form of Indemnification Agreement.*
10.9	Form of Restricted Share Award Agreement.*
21.1	Subsidiaries of the Registrant.*
23.2	Consent of .*
23.3	Consent of Venable LLP (contained in Exhibit 5.1).*
23.3	Consent of Sidley Austin LLP (contained in Exhibit 8.1).*
24.1	Powers of attorney (contained on signature page).
99.1	Consent of to be named as a proposed trustee.*
99.2	Consent of Steven E. Leiter to be named as a proposed trustee.
99.3	Consent of William Pitofsky to be named as a proposed trustee.

*	To be filed by amendment.